As filed with the U.S. Securities and Exchange Commission on December 26, 2024.

Registration No. 333-[•]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________________________________

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________________________________

SAGTEC GLOBAL LIMITED
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrants name into English)

________________________________________________

British Virgin Islands	6209	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

No 43-2, Jalan Besar Kepong,
Pekan Kepong, 52100 Kuala Lumpur
+603-3310 0089
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

________________________________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168
800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________________________________

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 Telephone: (212) 588 0022	Stephen Older, Esq. Carly Ginley, Esq. McGuireWoods LLP 1251 Avenue of the Americas, 20th Floor New York, NY 10020 Telephone: (212) 548 2100

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED DECEMBER 26, 2024
Sagtec Global Limited [•] Ordinary Shares

This is an initial public offering of our ordinary shares of no-par value (the “Ordinary Shares”). We are offering, on a firm commitment basis, [•] Ordinary Shares. We anticipate that the initial public offering price of the Ordinary Shares will be between US$[•] and US$[•] per Ordinary Share.

Prior to this offering, there has been no public market for our Ordinary Shares. We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “SAGT”. This offering is contingent upon the listing of our Ordinary Shares on the Nasdaq Capital Market and there can be no assurance that we will be successful in listing our Ordinary Shares on the Nasdaq Capital Market. We will not close this offering unless such Ordinary Shares are listed on the Nasdaq Capital Market at the completion of this offering.

Throughout this prospectus, unless the context indicates otherwise, any references to “we”, “us”, “our”, “Sagtec (BVI),” “the Company,” or “our Company” are to Sagtec Global Limited, a British Virgin Islands holding company.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 13 to read about factors you should consider before buying our Ordinary Shares.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Our Being an Emerging Growth Company” and “Implications of Our Being a Foreign Private Issuer” beginning on page 7 of this prospectus for more information.

We are a business company that is incorporated in the British Virgin Islands pursuant to the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands. As a holding company with no operations, we conduct all of our operations through our majority owned subsidiaries in Malaysia. The Ordinary Shares offered in this offering are shares of the holding company that is incorporated in the British Virgin Islands. You may never directly hold any equity interests in our operating subsidiaries.

Upon completion of this offering, our issued and outstanding shares will consist of [•] Ordinary Shares, assuming that the underwriter does not exercise any portion of its over-allotment option. We expect to be a controlled company as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, Mr. Ng Chen Lok, our Executive Director, Chairman and Chief Executive Officer, will own approximately [•]% of our total issued and outstanding Ordinary Shares, representing approximately [•]% of the total voting power, assuming that the underwriter does not exercise any portion of its over-allotment option.

As a result, this concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval. In addition, this may have anti-takeover effects and may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our shareholders. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. See “Implications of Our Being a “Controlled Company” beginning on page 7 of this prospectus for more information.

	Per Share	Total(4)
Initial public offering price(1)	US$	US$
Underwriting discounts and commissions(2)	US$	US$
Proceeds to the Company before expenses(3)	US$	US$

____________

(1)      Initial public offering price per share is assumed to be US$[•], being the mid-point of the range set forth on the cover page of this prospectus.

(2)      We have agreed to pay the underwriter a discount equal to 7.0% of the gross proceeds of the offering. This table does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering payable to the underwriter. In addition, we have agreed to issue warrants to the underwriter upon the closing of this offering, expiring five (5) years from the commencement date of sales in this offering, entitling the underwriter to purchase up to five percent (5.0%) of the number of Ordinary Shares sold in this offering (including any Ordinary Shares sold pursuant to the exercise of the over-allotment option) exercisable on a cashless basis at a per share exercise price equal to 100% of the public offering price. The registration statement of which this prospectus is a part also covers the sale of the underwriter’s warrants and the Ordinary Shares underlying such warrants. For a description of the other compensation to be received by the underwriter, see “Underwriting” beginning on page 105.

(3)      Excludes fees and expenses payable to the underwriter. The total amount of underwriter expenses related to this offering is set forth in the section entitled “Expenses Relating to This Offering” on page 113.

(4)      Assumes that the underwriter does not exercise any portion of its over-allotment option.

We have granted the underwriter an option, exercisable from time to time in whole or in part, to purchase up to [•] additional Ordinary Shares, representing 15% of the Ordinary Shares sold in the offering, from us at the initial public offering price, less underwriting discounts and commissions, during the 30-day period after the closing date of this offering solely to cover over-allotments, if any. If the underwriter exercises the option in full, the total underwriting discounts payable will be US$[•] and the total proceeds to us, before expenses, will be US$[•].

The underwriter expects to deliver the Ordinary Shares to the purchasers against payment in U.S. dollars in New York, New York on or about [•], 2025.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Sole Book-Running Manager

The Benchmark Company, LLC

The date of this prospectus is [•], 2025.

Until ______, 2025 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

i

ABOUT THIS PROSPECTUS

Neither we nor the underwriter has authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we nor the underwriter takes responsibility for, and provide no assurance about the reliability of, any information that others may give you. Please read this prospectus carefully. It describes our business, our financial condition and our results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the underwriter has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Certain differences exist between IFRS and generally accepted accounting principles in the United States (“U.S. GAAP”) which might be material to the financial information herein. We have not prepared a reconciliation of our consolidated financial statements and related footnote disclosures between IFRS and U.S. GAAP. Potential investors should consult their own professional advisers for an understanding of the differences between IFRS and U.S. GAAP and how these differences might affect the financial information herein.

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Our financial year ends on December 31 of each year. References in this prospectus to a financial year, such as “financial year 2023,” relate to our financial year ended December 31 of that calendar year.

Financial Information in U.S. Dollars

Translations of amounts in the audited consolidated statement of financial position, audited consolidated statements of profit or loss and other comprehensive income/(loss), and audited consolidated statement of cash flows from RM into USD as of and for the year ended December 31, 2023 are solely for the convenience of the reader. Unless otherwise noted, all translations from RM into USD for the fiscal year ended December 31, 2023 were calculated at of USD1 = RM4.5892 or an average rate of USD1 = RM4.5679.

MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from market research, reports of governmental and international agencies and industry publications, gathered by the Company. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate,” “will,” “aim” and “anticipate,” or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

•        our business and operating strategies and our various measures to implement such strategies;

•        our operations and business prospects, including development and capital expenditure plans for our existing business;

•        changes in policies, legislation, regulations or practices in the industry and those countries or territories in which we operate that may affect our business operations;

•        our financial condition, results of operations and dividend policy;

•        changes in political and economic conditions and competition in the area in which we operate, including a downturn in the general economy;

•        the regulatory environment and industry outlook in general;

•        future developments in the market for the development of software solutions and the actions of our competitors;

•        catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

•        the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

•        the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;

•        our ability to execute our strategies;

•        changes in the need for capital and the availability of financing and capital to fund those needs;

•        our ability to anticipate and respond to changes in the markets in which we operate, and in client demands, trends and preferences;

v

•        exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our business;

•        changes in interest rates or rates of inflation; and

•        legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The markets for the development of software solutions may not grow at the rate projected by such market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

DEFINITIONS

“Memorandum and Articles of Association” means the memorandum and articles of association of our Company adopted on our incorporation, as amended from time to time.

“Business Day” means a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

“BVI” means the British Virgin Islands.

“CAGR” means compound annual growth rate.

“CL Technologies” means CL Technologies (International) Sdn Bhd, a company incorporated in Malaysia on February 14, 2019, and a majority-owned subsidiary of our Company.

“Company,” “our Company,” or “Sagtec (BVI)” means Sagtec Global Limited (BVI Company No. 2135152), an exempted company incorporated in the British Virgin Islands with limited liability on October 31, 2023.

“Companies Act” means the means the BVI Business Companies Act, 2004 (as amended) of the BVI.

“COVID-19” means the Coronavirus Disease 2019.

“Directors” means the directors of our Company as at the date of this prospectus, unless otherwise stated.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Executive Directors” means the executive Directors of our Company as at the date of this prospectus, unless otherwise stated.

“Executive Officers” means the executive officers of our Company as at the date of this prospectus, unless otherwise stated.

“Group,” “our Group,” “we,” “us,” or “our” means our Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

“Independent Director Nominees” means the independent non-executive director nominees of our Company as at the date of this prospectus, unless otherwise stated.

“Independent Third Party” means a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company.

“MOM” means the Ministry of Manpower of Malaysia.

“PRC” means the People’s Republic of China.

“RM” or “MYR” or “Malaysian Ringgit” means Malaysian Ringgit(s), the lawful currency of Malaysia.

“Sagtec” means Sagtec Group Sdn Bhd, a company incorporated in Malaysia on June 11, 2018, and a majority-owned subsidiary of our Company. On May 27, 2019, Sagtec changed its name from Signage Alliance Group Sdn Bhd to Sagtec Group Sdn Bhd

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Malaysia Companies Act” means the Companies Act 2016 of Malaysia, as amended, supplemented or modified from time to time.

“US$,” or “USD” or “United States Dollars” means United States dollar(s), the lawful currency of the United States of America.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements,”

Overview

Our business was originally incorporated in Malaysia in 2018, and is principally involved in the provision of customizable software solutions encompassing several types of software such as a smart ordering system, Speed +, which is a smart solutions application software for the food and beverage industry. The Speed+ software is installed onto our existing Point of Sale (POS) machines, which are sourced from third-party suppliers. These POS machines, equipped with Speed+, are then leased to clients, providing a seamless and integrated solution for efficient order management and transaction processing. We also offer customizable software and application development for table ordering, QR ordering and self-service kiosk ordering. For the years ended December 31, 2022 and December 31, 2023, the provision of the Speed+ smart ordering system, QR Ordering system subscription (both under subscription services) contributed 10.22% and 12.31% of our revenue, respectively, while the provision of software development services contributed to 19.10% and 9.79% of our revenue, respectively. For the six months period ended June 30, 2023 and June 30, 2024, the provision of the Speed+ smart ordering system, QR Ordering system subscription (both under subscription services) contributed 19.89% and 33.03% of our revenue, respectively, while the provision of software development services contributed to 13.75% and 16.43% of our revenue, respectively.

Our products and services such as our smart ordering system, Speed +, as well as any software and application development for table ordering, QR ordering and self-service kiosk ordering, are marketed to the bulk of our customers in Malaysia, who belong to the food and beverage (“F&B”) industry. However, the customizable nature of our software and application development services which further extends to customer relationship management and invoicing software is offered to businesses across different industries, with a focus on F&B but also extending to other industries such as Geotechnology, beauty products and property consulting.

Apart from our product, Speed+, we also sell food ordering kiosk machines designed to improve the dining experience for both customers and businesses. These kiosk solutions combine innovative technology with user-friendly interfaces, allowing patrons to effortlessly browse menus, customize orders, and make secure payments. They are designed to improve efficiency, reduce labor costs, and gather valuable data on customer preferences and ordering patterns. For the years ended December 31, 2022 and December 31, 2023, the sale of food ordering kiosk machines contributed 16.12% and 25.29% of our revenue, respectively. For the six months period ended June 30, 2024, the sale of food ordering kiosk machines contributed 14.92% of our revenue.

Beyond the F&B industry, we serve a broader clientele as a trusted partner. Our software development services showcase our commitment to understanding and addressing the unique needs of our clients. Our experienced software development team creates tailored solutions, often starting with a comprehensive software development blueprint in the form of a white paper. Whether it involves developing applications or addressing complex software development projects, our in-house programmers bring over a combined 14 years of experience and expertise. For specialized or complex projects, we collaborate with trusted outsourcing partners to ensure our clients have access to the right skills and resources.

In a digital age where social media plays a crucial role in brand presence, we offer social media management services. Responsible for overseeing the social media accounts of Key Opinion Leaders (KOLs) and influencers, we attempt to ensure that these digital influencers maintain a current and engaging online presence. By leveraging data analysis, including demographic data, comments, post likes, and other metrics, we fine-tune content strategies in order to obtain the maximum impact. For the years ended December 31, 2022 and December 31, 2023, our social media management services contributed 11.98% and 9.50% of our revenue, respectively. For the six months period ended June 30, 2023 and June 30, 2024, our social media management services contributed 21.25% and 9.54% of our revenue, respectively. We further provide additional products and services through the sale of power-bank charging stations through our majority owned subsidiary, CL Technologies. Recognizing the trend in demand for portable power-bank charging for mobile devices, we have developed additional expertise in providing power-bank charging stations across 300 locations in Malaysia, working with shopping malls, parks and other public areas. For the years ended December 31, 2022 and December 31, 2023, the sale of power-bank charging stations through its majority owned subsidiary, CL Technologies, contributed 12.45% and 23.44% of our revenue, respectively. For the six months period ended June 30, 2024, the sale of power-bank charging stations through its majority owned subsidiary, CL Technologies, contributed 13.34% of our revenue.

Our expertise extends beyond software development. We also offer a comprehensive data management service. By efficiently handling clients’ incoming raw data, including tasks like sorting, filtering, and reorganizing data within servers, we help clients easily access the information they need, streamlining their operations and decision-making. For the years ended December 31, 2022 and December 31, 2023, our data management services contributed 20.98% and 15.62% of our revenue, respectively. For the six months period ended June 30, 2023 and June 30, 2024, our data management services contributed 28.47% and 12.74% of our revenue, respectively.

For the year ended December 31, 2023, business in Malaysia contributed to 100% of our Group’s revenue. We also believe that our financial results reflect our strong market position. For the year ended December 31, 2022, our revenue was RM13,000,026 (USD2,832,744), and our net profit was RM2,363,584 (USD515,032). For the year ended December 31, 2023, our revenue was RM29,280,649 (USD6,380,339), and our net profit was RM4,656,301 (USD1,014,622). This is a growth of 125.24% in revenue and 97.00% in net profit respectively. The cost of sales increased from RM7,959,225 (USD1,734,036) in the year ended December 31, 2022 to RM21,112,777 (USD4,600,536) in year ended December 31, 2023. For the six months period ended June 30, 2023, our revenue was RM7,104,161 (USD1,506,012), and our net loss was RM917,279 (USD194,454). For the six months period ended June 30, 2024, our revenue was RM19,655,442 (USD4,166,761), and our net profit was RM1,922,099 (USD407,466). This is a growth of 176.68% in revenue and 309.54% in net profit respectively. The cost of sales increased from RM6,875,096 (USD1,457,452) in the six months period ended June 30, 2023 to RM16,167,137 (USD3,427,273) in the six months period ended June 30, 2024.

Competitive Strengths

We have strong and stable relationships with our suppliers and customers.

Since the inception of our business in 2018, we have developed stable relationships with our key suppliers and customers in each region we serve. We have strived to maintain stable business relationships with our major customers. For the years ended December 31, 2022 and 2023, our top five customers accounted for 75.82% and 66.30% of total revenue respectively and three of our top five customers have done business with us for more than three years.

We have an experienced management team.

We have an experienced management team, led by Mr. Ng Chen Lok, our Executive Director, Chairman and Chief Executive Officer, who has been instrumental in spearheading the growth of our Group. Mr. Ng Chen Lok has over 10 years of experience in the software development industry in Malaysia and is primarily responsible for the planning and execution of our Group’s business strategies and managing our Group’s customer relationships. Our Group is also supported by an experienced management team with over 10 years of experience in the software development industry. For more information, please see the section titled “Management — Executive Directors and Officers.”

Our product, Speed +, provides comprehensive and customizable solutions for our customers

As a software company, we eschew the traditional cons associated with software sales, such as expensive software purchases, high upfront costs for hardware, a lack of updates for purchased software, and limited flexibility to cater to business needs. Instead, our product, Speed+, offers a comprehensive all-in-one solution for our customers, through our subscription-based model, which is both affordable and simple to install and operate. Benefits include cloud-based software with regular updates provided to our customers, bundling hardware devices pre-installed with our software into our subscription package, as well as customizable features which allow our customers to choose and pay for the features which they require, reducing costs. Further, we offer a flexible and cost-effective payment option via our subscription-based model, allowing our customers to pay either monthly or yearly, limiting upfront costs incurred by our customers and reducing the barrier to entry to utilize our services.

We also offer related services, making our company a one-stop solution for their information technology requirements.

Recognizing our customers’ requirements, we also provide auxiliary services such as customizable software development solutions ranging from web to mobile applications, data analytics services which are designed to process and analyze data effectively, catering to various needs, with a specialty in topographic data feature extraction services.

We also offer social media management and server management services, which focus on enhancing our customers’ brand visibility and the seamless operation of our customers’ IT infrastructure respectively. We also offer related services such as sales of food ordering kiosk machines and QR code ordering system subscriptions.

Growth Strategies

Strengthening our local presence

We plan to strengthen our local presence by increasing awareness of the benefits associated with leveraging technology in the F&B industry to replace conventional methods of sales management, while simultaneously enhancing customer engagement and support through initiatives such as 24/7 help desks, on-site training, dedicated account managers, and multilingual support; we will also implement customer success programs, loyalty and referral initiatives, flexible subscription models, and pricing tiers, all aimed at maximizing the value clients receive from our POS systems and software solutions, building a strong user community, and ultimately solidifying our position as a trusted provider of reliable software technology solutions.

Increasing the features our product range

We plan to expand the technological features found in our software services by broadening our product range to include new software products that address emerging market needs, such as AI, machine learning, blockchain, and cybersecurity, while continuously updating existing products with new features and improvements based on customer feedback and technological advancements; additionally, we will allocate significant resources to research and development to stay ahead of technological trends, drive innovation within the company, and strengthen our market presence, thereby solidifying our position as a provider of reliable software technology solutions.

Strategic Partnerships:

We also plan to form alliances with hardware manufacturers, payment processors, and other complementary service providers to offer bundled solutions that provide added value to customers. This would also include identifying new verticals that can benefit from specialized POS solutions, such as fitness centers, spas, or automotive services.

Summary of Risk Factors

Investing in our Ordinary Shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 13 of this prospectus, which you should carefully consider before making a decision to purchase Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment.

We face numerous risks that could materially affect our business, results of operations or financial condition. These risks include but are not limited to the following:

Risks Related to Doing Business in Malaysia:

•        Our operations are subject to various laws and regulations in Malaysia.

•        We are subject to foreign exchange control policies in Malaysia.

Risks Related to Our Business and Industry:

•        We may not be able to successfully implement our business strategies and future plans.

•        We have derived a substantial portion of our revenue from sales to a limited number of customers, which may expose us to risks relating to customer concentration.

•        We have derived a substantial portion of our balance of accounts from a limited number of suppliers, which may expose us to risks relating to supplier concentration.

•        We are affected by regional and worldwide political, regulatory, social and economic conditions in the jurisdictions in which we and our customers and suppliers operate and in the jurisdictions which we intend to expand our business in.

•        We are dependent on the need to continually maintain a wide range of software technological solutions which are relevant to our customers’ needs.

•        Our continued success is dependent on our key management personnel and our experienced and skilled personnel, and our business may be severely disrupted if we are unable to retain them or to attract suitable replacements.

•        Our reputation and profitability may be adversely affected if there are major malfunctions in our software solutions sold to our customers.

•        A significant failure or deterioration in our quality control systems could have a material adverse effect on our business and operating results.

•        Increased competition in the sale of software solutions in Malaysia and the region may affect our ability to maintain our market share and growth.

•        Our business is subject to supply chain interruptions.

•        Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19.

•        We may be affected by an outbreak of other infectious diseases.

•        We are exposed to risks arising from fluctuations of foreign currency exchange rates.

•        We and/or our customers may not be able to obtain the necessary approvals or certifications for the use of our software solutions in Malaysia.

•        We are subject to environmental, health and safety regulations and penalties, and may be adversely affected by new and changing laws and regulations.

•        Our insurance policies may be inadequate to cover our assets, operations and any loss arising from business interruptions.

•        We may be harmed by negative publicity.

•        We are exposed to risks in respect of acts of war, terrorist attacks, epidemics, political unrest, adverse weather conditions and other uncontrollable events.

Risks Related to our Securities and This Offering:

•        An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly.

•        We may not maintain the listing of our Ordinary Shares on Nasdaq Capital Market which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

•        The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors.

•        Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of our Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

•        If securities or industry analysts do not publish research or reports about our business causing us to lose visibility in the financial markets or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

•        Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

•        Short selling may drive down the market price of our Ordinary Shares.

•        Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

•        The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

•        You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

•        If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

•        Our controlling shareholder, Mr. Ng Chen Lok, has substantial influence over the Company. His interests may not be aligned with the interests of our other shareholders, and he could prevent or cause a change of control or other transactions.

•        As a “controlled company” under the rules of Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

•        As a company incorporated in the BVI, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

•        You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under British Virgin Islands law.

•        Certain judgments obtained against us or our auditor by our shareholders may not be enforceable.

•        We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements applicable to other public companies that are not emerging growth companies.

•        We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

•        We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

•        We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on Nasdaq Capital Market.

Corporate Information

Sagtec Global Limited was incorporated in the British Virgin Islands as a British Virgin Islands business company on October 31, 2023, with BVI company number 2135152. Our registered office in the British Virgin Islands is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Our principal executive office is at No 43-2, Jalan Besar Kepong, Pekan Kepong, 52100 Kuala Lumpur. Our telephone number at this location is +603-3310 0089. Our principal website address is https://www.sagtec-global.com/. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Corporate Structure

The chart below sets forth our corporate structure as of the date of this prospectus.

Other Minority Shareholders
Ng Chen Lok
Pre-offering: [**]%
Post-offering:
Pre-offering: [**]%
Post-offering:
Sagtec Global Limited.
("Sagtec Global")
(a British Virgin Islands company)
98.04%
94.95%
Sagtec Group Sdn. Bhd.
(a Malaysian company)
CL Technologies Sdn. Bhd.
(a Malaysian company)
1.96%
5.05%
Maybank Trustees Berhad
Maybank Trustees Berhad

____________

We are authorized to issue an unlimited number of Ordinary Shares with no-par value of a single class. CL Technologies and Sagtec are our direct majority owned subsidiaries.

Recent Developments

We are in the process of finalizing our results for the year ended December 31, 2024. Set forth below are certain preliminary estimates of our results of operations for the year ended December 31, 2024 as compared to our historical results of operations for the corresponding period ended December 31, 2023. The preliminary estimates set forth below are based only on currently available information and do not present all necessary information for an understanding of our financial condition as of December 31, 2024 or our results of operations for the year ended December 31, 2024. We have provided a range, rather than a specific amount, for the preliminary estimates for this unaudited financial data primarily because our financial closing procedures for the year ended December 31, 2024 are not yet complete and, as a result, our final results upon completion of our closing procedures may vary from the preliminary estimates. All of the preliminary estimated financial information set forth below has been prepared by and is the responsibility of management. Onestop Assurance PAC has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimated financial information set forth below. Accordingly, Onestop Assurance PAC does not express an opinion or any other form of assurance with respect thereto. We expect to complete our financial statements for the year ended December 31, 2024 subsequent to the completion of this offering. While we are currently unaware of any items that would require us to make adjustments to the financial information set forth below, it is possible that we or our independent registered public accounting firm may identify such items as we complete our financial statements and any resulting changes could be material. Accordingly, undue reliance should not be placed on these preliminary estimates. These preliminary estimates are not necessarily indicative of any future period and should be read together with “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and our financial statements and related notes included in this Registration Statement.

We estimate that for the year ended December 31, 2024:

•        our Total revenues, net will be between $9.50 million and $10.00 million, as compared to $6.38 million for the year ended December 31, 2023;

•        our Total operating expenses will be between $0.90 million and $1.00 million, as compared to $0.45 million for the year ended December 31, 2023; and

•        our Net income will be between $1.50 million and $2.00 million, as compared to $1.01 million for the year ended December 31, 2023.

Implications of Our Being a “Controlled Company”

Upon the completion of this offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Listing Rules as Mr. Ng Chen Lok, our Chairman of the Board, Executive Director and Chief Executive Officer, will hold [•]% of our total issued and outstanding Ordinary Shares and will be able to exercise [•]% of the total voting power of our authorized and issued shares, assuming that the underwriter does not exercise any portion of its over-allotment option. For so long as we remain a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. While we presently plan to comply voluntarily with the corporate governance listing standards of the Nasdaq, we may choose to rely on the exemptions in the future.

Implications of Our Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

•        being permitted to provide only two financial years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

•        an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the prior December 31, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of any of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Our Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the British Virgin Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq. Following this offering, we can rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq, namely (i) a majority of the Directors on our Board are not required to be independent Directors; (ii) there will not be a necessity to have regularly scheduled executive sessions with independent Directors; and (iii) there will be no requirement for the Company to obtain shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; (c) a change of control; and (d) transactions other than public offerings. While we presently plan to comply voluntarily with the corporate governance listing standards of the Nasdaq, we may choose to rely on the exemptions in the future.

The Offering

Ordinary Shares offered by us	[•] Ordinary Shares
Offering Price	The initial public offering price will be between US$[•] to US$[•] per Ordinary Share.
Over-allotment option

We have granted the underwriter an option, exercisable from time to time in whole or in part, to purchase up to [•] additional Ordinary Shares, representing 15% of the Ordinary Shares sold in the offering, from us at the initial public offering price, less underwriting discounts and commissions, during the 30-day period after the closing date of this offering solely to cover over-allotments, if any

Warrants

We have also granted the underwriter warrants equal to five percent (5.0%) of the number of Ordinary Shares sold in this offering (including any Ordinary Shares sold pursuant to the exercise of the over-allotment option), which shall carry a term of five (5) years, shall not be exercisable for a period of six months from the closing of this offering and shall be exercisable on a cashless basis at a price equal to 100% of the public offering price.

Ordinary Shares issued and outstanding prior to this offering	[•] Ordinary Shares assuming the underwriter does not exercise any portion if its over-allotment option and [•] Ordinary Shares assuming the underwriter fully exercises its over-allotment option
Ordinary Shares to be issued and outstanding immediately after this offering	[•] Ordinary Shares
Use of proceeds

We currently intend to use the net proceeds from this offering to expand our business operations in Malaysia, for marketing and promotion campaigns, for product research and development efforts, and to create a fixed asset reserve for procurement of Point of Sale systems, with the balance being used for working capital purposes. See “Use of Proceeds.”

Dividend policy

We do not intend to pay any dividends on our Ordinary Shares for the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business. See “Dividends and Dividend Policy” for more information.

Lock-up

We and each of our Directors and Executive Officers and 5% or greater shareholders have agreed, for a period of six (6) months from the closing of this offering, and the remainder of our shareholders have agreed, for a period of ninety (90) days from the closing of this offering, subject to certain exceptions, not to not to directly or indirectly (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company. See “Shares Eligible for Future Sale” and “Underwriting — Lock-Up Agreements.”

Risk factors

Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 13 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Listing

We have applied to list the Ordinary Shares on the Nasdaq Capital Market. This offering is contingent upon the listing of our Ordinary Shares on the Nasdaq Capital Market. There can be no assurance that we will be successful in listing our Ordinary Shares on the Nasdaq Capital Market. We will not close this offering unless such Ordinary Shares will be listed on the Nasdaq Capital Market at the completion of this offering.

Proposed trading symbol	SAGT
Transfer agent	VStock Transfer LLC

Summary Financial Data

The following tables present our summary financial data. We have derived the summary statements of operations data for the fiscal years ended December 31, 2022 and 2023 and the summary balance sheet data as of December 31, 2022 and 2023 from our audited financial statements included elsewhere in this prospectus. We have derived the summary statements of operations data for the six months ended June 30, 2023 and 2024 and the summary balance sheet data as of June 30, 2024 from our unaudited financial statements included elsewhere in this prospectus. You should read this data together with our financial statements and related notes included elsewhere in this prospectus and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical results for any prior period are not necessarily indicative of our future results. The summary financial data in this section are not intended to replace our financial statements and related notes included elsewhere in this prospectus.

Statement of Operations Data:	Year ended December 31,		Six months ended June 30,
	2022 $	2023 $	2023 $	2024 $
Revenue	1,949,351	5,293,337	1,384,277	4,166,761
Revenue from related parties	883,393	1,087,002	121,735	—
Total revenue	2,832,744	6,380,339	1,506,012	4,166,761

Cost of sales	(1,734,011)	(4,600,536)	(1,457,452)	(3,427,273)
Cost of sales from related parties	(327)	—	—	—
Total cost of sales	(1,734,338)	(4,600,536)	(1,457,452)	(3,427,273)

Gross profit	1,098,406	1,779,803	48,560	739,488
Selling and administrative expenses	(253,711)	(470,005)	(296,590)	(138,726)
Selling and administrative expenses from related parties	(140,241)	(124,476)	(75,844)	(83,312)
Disposal gain	—	144,405	140,486	—
(Loss)/Income from operations before income tax	704,454	1,329,727	(183,388)	517,450
Other income	2,691	18,565	5,763	34,140
Finance costs	(7,932)	(35,843)	(13,860)	(25,723)
(Loss)/Profit before income tax	699,213	1,312,449	(191,485)	525,867
Income tax expenses	(184,181)	(297,827)	(2,969)	(118,401)

Net (Loss)/Profit for the period, representing total comprehensive income for the period	515,032	1,014,622	(194,454)	407,466

(Loss)/Profit attributable to:
Equity owners of the Company	538,338	975,390	(193,235)	395,274
Non-controlling interests	(23,306)	39,232	(1,219)	12,192
Total	515,032	1,014,622	(194,454)	407,466

Weighted Average Number of Common Shares Outstanding – Basic and Diluted	10,800,000	10,800,000	10,800,000	10,800,000
Basic and Diluted Net Income per Share	0.0498	0.0903	(0.0179)	0.0366

Balance Sheet Data:	As of June 30, 2024
	Actual $	As adjusted(3) $
Non-current assets	2,776,794
Trade receivables, net	1,051,639
Other receivables(1)	249,881
Cash and short term deposits(2)	425,518
Total assets	4,503,832

Amount due to shareholder	15
Other payables	107,725
Deferred revenue	162,083
Provisions	101,573
Tax payable	468,250
Lease liabilities	10,387
Bank overdraft	114,816
Bank borrowings	150,240
Non-current liabilities	815,015
Total liabilities	1,930,104
Total equity	2,573,728

____________

(1)      The [-] decrease in Other receivables from actual to as adjusted relates to the offering expenses we capitalized in Other receivables as of June 30, 2024, which is to be reclassified as a reduction of Additional paid-in capital upon consummation of this offering.

(2)      The [-] increase in Cash and short term deposit from actual to as adjusted reflects [-] net proceeds of this offering plus [-] offering expenses already paid by us as of June 30, 2024.

(3)      The as adjusted data reflect the sale of [____] Ordinary Shares in this offering at an assumed initial public offering price of $[___] per Ordinary Share (which is the midpoint of the price range set forth on the cover page of this prospectus), after deducting underwriting discounts and commissions and estimated offering expenses.

A $1.00 increase (decrease) in the assumed initial public offering price of $[__] per Ordinary Share (which is the midpoint of the price range set forth on the cover page of this prospectus), would increase (decrease) the net proceeds to us from this offering by approximately [-], assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

RISK FACTORS

Investing in our shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results may differ materially from those anticipated by these forward-looking statements due to certain factors, including the risks and uncertainties faced by us, as described below and elsewhere in this prospectus.

Risks Related to Doing Business in Malaysia

Our operations are subject to various laws and regulations in Malaysia.

Our operations in Malaysia are subject to a variety of laws and regulations, including those pertaining to business licenses, intellectual property rights, employment, personal data and privacy, dividends, unmanned aircraft, distribution trade services, and cybersecurity. For more information, please consult the “Regulatory Environment” section in this prospectus. Compliance with these laws necessitates certain registrations, certificates, and/or licenses.

Based on our experience, some of the laws and regulations of the place where we operate our business are subject to amendments, uncertainty in interpretation and administrative actions from time to time. Consequently, we cannot guarantee that we will be able to secure all necessary registrations, certificates, and/or licenses for the execution of our business plans or the launch of new services or products. Non-compliance with these laws and regulations could result in fines, administrative penalties, and/or legal action against us, potentially damaging our reputation and impacting our financial status or operational results.

We are subject to foreign exchange control policies in Malaysia.

The ability of our subsidiaries to pay dividends or make other payments to us may be restricted by the foreign exchange control policies in the countries where we operate. For example, there are foreign exchange policies in Malaysia which support the monitoring of capital flows into and out of the country in order to preserve its financial and economic stability. The foreign exchange policies are administered by the Foreign Exchange Administration, an arm of the Bank Negara Malaysia (the Central Bank of Malaysia) (“BNM”). The foreign exchange policies monitor and regulate both residents and non-residents of Malaysia. Under the current Foreign Exchange Administration rules issued by BNM, nonresidents are free to repatriate any amount of funds from Malaysia in foreign currency other than the currency of Israel at any time (subject to limited exceptions), including capital, divestment proceeds, profits, dividends, rental, fees and interest arising from investment in Malaysia, subject to any withholding tax. In the event BNM or any other country where we operate introduces any restrictions in the future, our ability to repatriate dividends or other payments from our subsidiaries in Malaysia or in such other countries may be affected. Since we are a BVI holding company and rely principally on dividends and other payments from our subsidiaries for our cash requirements, any restrictions on such dividends or other payments could materially and adversely affect our liquidity, financial condition and results of operations.

Risks Related to Our Business and Industry

We may not be able to successfully implement our business strategies and future plans.

As part of our business strategies and future plans, we intend to expand our software technology portfolio and increase our storage facilities and capabilities as well as consider potential business opportunities through mergers and acquisitions and joint ventures. While we have planned such expansion based on our outlook regarding our business prospects, there is no assurance that such expansion plans will be commercially successful or that the actual outcome of those expansion plans will match our expectations. The success and viability of our expansion plans are dependent upon our ability to successfully predict the types of software technology which are in demand amongst our customers, hire and retain skilled employees to carry out our business strategies and future plans and implement strategic business development and marketing plans effectively and upon an increase in demand for our products and services by existing and new customers in the future.

Further, the implementation of our business strategies and future plans may require substantial capital expenditure and additional financial resources and commitments. There is no assurance that these business strategies and future plans will achieve the expected results or outcome such as an increase in revenue that will be commensurate with our investment costs or the ability to generate any costs savings, increased operational efficiency and/or productivity improvements to our operations. There is also no assurance that we will be able to obtain financing on terms that are favorable, if at all. If the results or outcome of our future plans do not meet our expectations, if we fail to achieve a sufficient level of revenue or if we fail to manage our costs efficiently, we may not be able to recover our investment costs and our business, financial condition, results of operations and prospects may be adversely affected.

Our controlling shareholder, Mr. Ng Chen Lok, has substantial influence over the Company. His interests may not be aligned with the interests of our other shareholders, and he could prevent or cause a change of control or other transactions.

Immediately prior to the completion of this offering, Mr. Ng Chen Lok will own an aggregate of approximately [•]% of our issued and outstanding Ordinary Shares, assuming the underwriter does not exercise any portion of its over-allotment option. Upon completion of this offering, Mr. Ng Chen Lok will own [•]% of our issued and outstanding Ordinary Shares, assuming the underwriter does not exercise any portion of its over-allotment option.

Accordingly, our controlling shareholder could have considerable influence or control over the outcome of any corporate transactions or other matters submitted to the shareholders for approval, including (i) mergers, consolidations, (ii) the election or removal of Directors, (iii) the sale of all or substantially all of our assets, (iv) making amendments to our Memorandum and Articles of Association, (v) whether to issue additional shares, including to him, (vi) employment, including compensation arrangements, and (vii) the power to prevent or cause a change in control. The interests of our largest shareholder may differ from the interests of our other shareholders. Without the consent of our controlling shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

We have derived a substantial portion of our revenue from sales to a limited number of customers, which may expose us to risks relating to customer concentration.

Our customers include both enterprises and individuals. We have derived a substantial portion of our revenue from sales to a limited number of customers. For the years ended December 31 2022 and 2023, our top five customers accounted for 75.82% and 66.30% of our total revenue, respectively. Although we continually seek to diversify our customer base, we cannot assure you that the proportion of revenue contribution from our major customers to our total revenue will decrease in the future. Dependence on a limited number of major customers to our total revenue exposes us to risks of substantial losses if any of them reduces or ceases business collaboration with us. Specifically, any one of the following events, among others, may cause material fluctuations or declines in our revenue, and have a material and adverse effect on our business, results of operations, financial condition and prospects:

•        a decline in the business of one or more of our major customers;

•        the decision by one or more of the major customers to shift to our competitors;

•        the reduction in the price of our services and products agreed by one or more of our major customers;

•        the failure or inability of any of the major customers to make timely payment to us; or

•        regulatory development that may negatively affect the business of one or more of our major customers or digital asset mining activities in general.

It may not be possible for us to accurately predict the future demand from our major customers, and it may fail to maintain relationships with these major customers or to do business with them at the same or increased levels. If any of the foregoing were to occur, and we are unable to expand our business with other existing customers or attract new customers in a timely manner or at all, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We have derived a substantial portion of our balance of accounts from a limited number of suppliers, which may expose us to risks relating to supplier concentration.

During the years ended December 31, 2022 and 2023, two vendors accounted for 25.84% and 34.69% of our cost of sales. Although we continually seek to diversify our supplier base, we cannot assure you that we will be able to continue doing business with the same suppliers, given that our dependence on a limited number of suppliers exposes us to risks of substantial losses should our suppliers reduce or cease business collaboration with us. It may not be possible for us to accurately predict the future supply from our suppliers, and it may fail to maintain relationships with our major suppliers or to do business with them at the same or increased levels. If any of the foregoing were to occur, and we are unable to attract new suppliers in a timely manner or at all, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We are affected by regional and worldwide political, regulatory, social and economic conditions in the jurisdictions in which we and our customers and suppliers operate and in the jurisdictions which we intend to expand our business in.

We and our customers and suppliers are governed by the laws, regulations, and government policies in each of the various jurisdictions in which we and our customers and suppliers operate or into which we intend to expand our business and operations. Our business and future growth are dependent on the political, regulatory, social and economic conditions in these jurisdictions, which are beyond our control. Any economic downturn, changes in policies, currency and interest rate fluctuations, capital controls or capital restrictions, labor laws, changes in environmental protection laws and regulations, duties and taxation and limitations on imports and exports in these countries may materially and adversely affect our business, financial condition, results of operations and prospects.

Generally, we fund the development of our software technology via our internal resources and short and long-term financing from banks and other financial institutions. Any disruption, uncertainty and volatility in the global credit markets may limit our ability to obtain the required working capital and financing for our business at reasonable terms and finance costs. If all or a substantial portion of our credit facilities are withdrawn and we are unable to secure alternative funding on acceptable commercial terms, our operations and financial position will be adversely affected. The interest rates for most of our credit facilities are subject to review from time to time by the relevant financial institutions. Given that we rely on these credit facilities to finance our development of our software technology, and other associated costs, and that interest expenses represent a significant percentage of our expenses, any increase in the interest rates of the credit facilities extended to us may have a material adverse impact on our profitability.

In addition, such fluctuations and volatility in the global credit markets could limit credit lines of our current and potential customers from banks or financial institutions. Accordingly, such customers may not be able to obtain sufficient financing to purchase our software technology solutions, or we may be required to lower our rates in order to cater to our customers’ current situation. This may have an adverse impact on our revenue and financial performance.

We are dependent on the need to continually maintain a wide range of software technological solutions which are relevant to our customers’ needs.

The needs and preferences of our customers in terms of features and specifications of software technology solutions may change as a result of evolving laws, regulations, standards and requirements and new developments in technology. Our future success depends on our ability to obtain and provide software technology solutions that meet the evolving market demands of our customers. The preferences, requirements and purchasing patterns of our customers can change rapidly due to technological developments in their respective industries. There is no assurance that we will be able to respond to changes in the specifications of our customers in a timely manner. Our success depends on our ability to adapt our software solutions to the requirements and specifications of our customers. There is also no assurance that we will be able to respond to changes sufficiently and promptly in customer preferences to make corresponding adjustments to our products or services, and failing to do so may have a material and adverse effect on our business, financial condition, results of operations and prospects.

Our revenue relies on customer demand for our software technology solutions. Depending on the progress of technological development of the current programs and systems we use for development of our software solutions, our existing software may become prematurely obsolete or phased out. Any change in customer demand for our products may have an adverse impact on our product sales, which may in turn lead to technological obsolescence. In that case, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Our continued success is dependent on our key management personnel and our experienced and skilled personnel, and our business may be severely disrupted if we are unable to retain them or to attract suitable replacements.

Since the commencement of our business, our Executive Director, Chairman and Chief Executive Officer, Mr. Ng Chen Lok has been instrumental in expanding our business from a three-person operation specializing in software development (Speed+ Point of Sales System) for the F&B industry in June 2018 to providing our current wide range of software solutions today. We rely on the wide network and contacts of Mr. Ng Chen Lok, which was built over the past decade, in particular, sourcing for new customers through his existing contacts.

Our performance depends on the continued service and performance of Mr. Ng Chen Lok because he plays an important role in guiding the implementation of our business strategies and future plans. The working and business relationships that Mr. Ng Chen Lok has developed with our main suppliers and customers over the years is important for the future development of our business. If Mr. Ng Chen Lok were to terminate his employment, there is no assurance that we would be able to find suitable replacements with such a vast network of contacts in a timely manner. The loss of services of Mr. Ng Chen Lok and/or the inability to identify, hire, train and retain other qualified technical and operations personnel in the future may materially and adversely affect our business, financial condition, results of operations and prospects.

In addition, although we are dependent on certain key personnel, we do not have any key man life insurance policies on any such individual with the exception of Mr. Ng Chen Lok. Therefore, if any of our key management personnel dies or become disabled, we will not receive any compensation to assist with such individual’s absence. The loss of such a person could materially and adversely affect our business, financial condition, results of operations and growth prospects.

Our reputation and profitability may be adversely affected if there are major malfunctions in our software solutions sold to our customers.

Our operations are exposed to the risk of software failure, bugs and malware, which may arise due to poor maintenance, hardware and software bugs, power outages, and the risk of failure by our customers to follow procedures and protocols, possibly resulting in pauses in our customers operations. In the event of any malfunction, we may be forced to cease all, or part of our operations and we may be subject to legal and regulatory liabilities and actions such as directives, penalties, sanctions, or significant costs and expenses in any dispute as a result of such software failure. This may have an adverse impact on our operations and financial performance.

Since our establishment, we believe that we have built goodwill in our brands and thus customer loyalty. Hence, if there are any major lapses in our sales of software solutions and/or due to circumstances beyond our control resulting in negative publicity, our reputation may be adversely affected, and our customers may lose confidence in our software solutions. In such an event, our business and hence our profitability and financial performance may be adversely affected.

A significant failure or deterioration in our quality control systems could have a material adverse effect on our business and operating results.

The quality of our products and services are critical to the success of our business and operations. As such, it is imperative that our quality control systems operate effectively and successfully. Quality control systems can be negatively impacted by the design of the quality control systems and the quality training programs. Although we strive to ensure that all of our customers are taught how to use our software solutions and integrated hardware, and have implemented and adhere to high-quality control systems, any significant failure or deterioration of such quality control systems could have a material adverse effect on our business and operating results.

Increased competition in the sale of software solutions in Malaysia and the region may affect our ability to maintain our market share and growth.

We operate in the software technology sales business, which is highly competitive. Our competitors may possess greater financial resources and more up-to-date software with better specifications and features. They may also have a larger customer base and offer a wider range of software features and specifications coupled with greater marketing resources.

Entry of new competitors in the market or market consolidation could also increase the degree of competition within the industry. Our continued success depends on our ability to compete with our competitors as well as to be able to compete successfully in the future against existing or potential competitors or to adapt to changes in market conditions and demands. In the event we are unable to compete successfully against existing or potential competitors or to adapt to changes in market conditions and demands, our business and financial performance may be adversely affected.

We maintain good working relationships with our suppliers and customers and have a wide range of software features targeted for our customers’ needs. However, there is no assurance that our existing suppliers and customers will renew their agreements or continue to work with us. In the event our suppliers and customers choose to work with our competitors and/or our experienced and skilled employees choose to join our competitors, we may not be able to maintain our competitive position, and our business, financial condition, results of operations, and prospects may be materially and adversely affected.

Our business is subject to supply chain interruptions.

We work with third-party logistic providers for the import, export, and transportation of our technological hardware. We rely on such third-party service providers’ abilities to deliver our technological hardware as part of the supply chain logistics. The factors that can adversely affect our operations include, but are not limited to:

•        interruptions to our delivery capabilities;

•        failure of third-party service providers to meet our standards or their commitments to us; and

•        increasing transportation costs, shipping constraint or other factors that could impact cost, such as having to find more expensive service providers which may or may not be readily available.

Our results of operations and capital resources have not been materially impacted by supply chain interruptions during the financial years ended December 31, 2022 and 2023, and there have not been any material impact for the financial years ended December 31, 2022 and 2023 because our business mainly relies on software development developed internally. However, any increased costs from delays, cancellations, and insurance, or disruption to, or inefficiency in, the supply chain network of our third-party service providers, whether due to geopolitical conflicts, COVID-19, outbreaks, or other factors, could affect our revenue and profitability. Please refer to the risk factors “Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19” set out below in this prospectus, for details on how these recent events have caused interruptions to our supply chain and impacted our operations. If we fail to manage these risks effectively, we could experience a material adverse impact on our reputation, revenue, and profitability.

Our business model does not heavily rely on third-party software or services, particularly those that are directly integrated into our products or operations. This reduces our dependency on external technology and lessens the potential impact of cybersecurity breaches or disruptions originating from these third-party entities. Currently, we only receive a small number of inquiries via our website at https://www.sagtec-global.com/. Despite our perception of the lower risk of cybersecurity related incidents materially affecting our operations, we plan to prioritize the implementation of cybersecurity measures to maintain a secure and reliable business environment. For example, we plan to (i) conduct more rigorous assessments of potential suppliers’ cybersecurity practices, including penetration testing and vulnerability assessments; (ii) incorporate cybersecurity clauses into our business contracts;; (iii) educate our employees on cybersecurity threats by providing training for employees to recognize and report phishing attempts, social engineering tactics, and other cyber threats; and (iv) implement cybersecurity awareness tools and simulations to test employees’ knowledge and response to potential threats. By implementing these measures, we hope that our ability to respond to and recover from any eventual cybersecurity incidents will be enhanced.

Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19.

The global pandemic outbreak of COVID-19 announced by the World Health Organization in early 2020 has disrupted our operations, and the operations of our customers, suppliers, and/or sub-contractors. If the development of the COVID-19 outbreak becomes more severe and/or new variants of COVID-19 evolve to be more transmissible and virulent than the existing strains, this may result in a tightening of restrictions and regulations on businesses. If we or our customers, suppliers, and sub-contractors are forced to close their businesses with prolonged disruptions to their operations, we may experience a delay or shortage of supplies and/or services by our suppliers and sub-contractors, or termination of our orders and contracts by our customers. In addition, if any of our employees are suspected of having contracted COVID-19, some or all of our employees may be quarantined thus causing a shortage of labor and we will be required to disinfect our workplace and our production and processing facilities. In such event, our operations may be severely disrupted, which may have a material and adverse effect on our business, financial condition, and results of operations.

In addition, we have also faced difficulties in hiring suitable manpower from overseas jurisdictions due to travel restrictions imposed by the Malaysian Government as a result of the COVID-19 pandemic during financial years 2022 and 2023. This has led to a stagnation in our workforce strength, thereby affecting our potential growth as we rely heavily on manual labor. We have also taken measures to mitigate the impact of potential shortages in the future by introducing robots to our operations.

We may be affected by an outbreak of other infectious diseases.

An outbreak of infectious diseases such as severe acute respiratory syndrome and avian influenza or new forms of infectious diseases in the future may potentially affect our operations as well as the operations of our customers and suppliers. In the event that any of the employees in any of our offices or worksites or those of our customers and suppliers are affected by any infectious disease, we or our customers and suppliers may be required to temporarily shut down our or their offices or worksites to prevent the spread of the diseases. This may have an adverse impact on our revenue and financial performance.

We are exposed to risks arising from fluctuations in foreign currency exchange rates.

Our reporting currency is Malaysian Ringgit. Our overseas sales are denominated in Malaysian Ringgit and procurement from our overseas suppliers are also denominated in Malaysian Ringgit. We may be exposed to foreign currency exchange gains or losses arising from transactions in currencies other than our reporting currency.

We and/or our customers may not be able to obtain the necessary approvals or certifications for the use of our software solutions in Malaysia.

Various jurisdictions may require different licenses, approvals and certifications for the use and operation of certain software solutions, such as in Malaysia.

As we offer software solutions to our customers within Malaysia, we will need to maintain such approvals and certifications in order to carry out such services. In addition, we are guided by a set of regulations imposed on us as described in the “Regulatory Environment” section on page 74 below. We are subject to monetary fines other penalties if there is an infringement of any of the applicable safety regulations. Our business operations are regulated by various governmental bodies and authorities in Malaysia disclosed in the “Regulatory Environment” section of this prospectus on page 74. Any such new regulations or any imposition of new licensing requirements that may be applicable to our business operations and/or the products that we supply may have an adverse impact on our operations and financial performance.

In addition, compliance with changes in government legislation, regulations, or policies may increase our costs and any significant increase in compliance costs arising from such changes may adversely affect our financial performance. In such event, our business and profitability would be materially and adversely affected.

We are subject to environmental, health, and safety regulations and penalties, and may be adversely affected by new and changing laws and regulations.

We are subject to laws, regulations, and policies relating to the protection of the environment and to workplace health and safety. We are required to adopt measures to implement such measures that ensure the safety and health of our employees. Changes to current laws, regulations, or policies or the imposition of new laws, regulations, and policies in the software technology industry could impose new restrictions or prohibitions on our current practices. We may incur significant costs and expenses and need to budget additional resources to comply with any such requirements, which may have a material and adverse effect on our business, financial condition, results of operations, and prospects.

Our insurance policies may be inadequate to cover our assets, operations, and any loss arising from business interruptions.

We face the risk of loss or damage to our equipment due to fire, theft, or other natural disasters in Malaysia. Such events may also cause a disruption or cessation in our business operations, and thus may adversely affect our financial results. Our insurance coverage may not be sufficient to cover all of our potential losses. If there are losses that exceed the insurance coverage or are not covered by our insurance policies, we will remain liable for any liability, debt, or other financial obligation related to such losses. We do not have any insurance coverage for business interruptions. In the event that any claims arise in respect of such occurrences and liability for such claims are attributed to us or that our insurance coverage is insufficient, we may be exposed to losses which may adversely affect our profitability and financial position.

We may be harmed by negative publicity.

We operate in highly competitive industries and there are other companies in the market that offer similar products for sales and rental and complementary services which we offer. We derive most of our customers through word of mouth and we rely on the positive feedback of our customers. Thus, customer satisfaction with our software technology products is critical to the success of our business as this will also result in potential referrals to new customers from our existing customers. If we fail to meet our customers’ expectations, there may be negative feedback regarding our products and/or services, which may have an adverse impact on our business and reputation. In the event we are unable to maintain a high level of customer satisfaction, or any customer dissatisfaction is inadequately addressed, our business, financial condition, results of operations and prospects may also be adversely affected.

Our reputation may also be adversely affected by negative publicity in reports, publications such as major newspapers and forums, or any other negative publicity or rumors. There is no assurance that our Group will not experience negative publicity in the future or that such negative publicity will not have a material and adverse effect on our reputation or prospects. This may result in our inability to attract new customers or retain existing customers and may in turn adversely affect our business and the results of operations.

We are exposed to risks with respect of acts of war, terrorist attacks, epidemics, political unrest, adverse weather conditions, and other uncontrollable events.

Unforeseeable circumstances and other factors such as power outages, labor disputes, adverse weather conditions or other catastrophes, epidemics, or outbreaks may disrupt our operations and cause loss and damage to our storage facilities, workshop, and office, and acts of war, terrorist attacks or other acts of violence may further materially and adversely affect the global financial markets and consumer confidence. Our business may also be affected by macroeconomic factors in the countries in which we operate, such as general economic conditions, market sentiment, social and political unrest, and regulatory, fiscal, and other governmental policies, all of which are beyond our control. Any such events may cause damage or disruption to our business, markets, customers, and suppliers, any of which may materially and adversely affect our business, financial condition, results of operations, and prospects.

Risks Related to Our Securities and This Offering

An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Ordinary Shares will be established. If an active public market for our Ordinary Shares does not occur following the completion of this offering, the market price and liquidity of our Ordinary Shares may be materially and adversely affected. The public offering price for our Ordinary Shares in this offering was determined by negotiation between us and the underwriter based upon several factors, and we can provide no assurance that the trading price of our shares after this offering will not decline below the public offering price. As a result, investors in our shares may experience a significant decrease in the value of their shares.

We may not maintain the listing of our Ordinary Shares on the Nasdaq Capital Market which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

We intend to list our Ordinary Shares on the Nasdaq Capital Market concurrently with this offering. In order to continue listing our Ordinary Shares on the Nasdaq Capital Market, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our Ordinary Shares will continue to be listed on the Nasdaq Capital Market in the future.

If the Nasdaq Capital Market delists our Ordinary Shares and we are unable to list our Ordinary Shares on another national securities exchange, we expect our Ordinary Shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

(a)     a limited availability of market quotations for our Ordinary Shares;

(b)    reduced liquidity for our Ordinary Shares;

(c)     a determination that our Ordinary Shares are “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

(d)    a limited amount of news and analyst coverage; and

(e)     a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Ordinary Shares are listed on the Nasdaq Capital Market, U.S. federal law prevents or pre-empts individual states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the Nasdaq Capital Market, we would be subject to regulations in each state in which we offer our Ordinary Shares.

The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors.

The trading price of our Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in Malaysia that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our shares may be highly volatile for factors specific to our own operations, including the following:

•        fluctuations in our revenues, earnings and cash flow;

•        changes in financial estimates by securities analysts;

•        additions or departures of key personnel;

•        release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

•        potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of our Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional shares of Ordinary Shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our shares as a source for any future dividend income. Our Board has complete discretion as to whether to distribute dividends, subject to certain requirements of British Virgin Islands and Malaysia law. Even if our Board decides to declare and pay dividends (by way of a simple majority decision of our Directors), the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors as determined by our Board. This will also be subject to the Companies Act and our Memorandum and Articles of Association. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our shares. You may not realize a return on your investment in our shares and you may even lose your entire investment.

Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant number of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Ordinary Shares in this offering, you will pay substantially more than our net tangible book value per share. As a result, you will experience immediate and substantial dilution of US$[•] per Ordinary Share, representing the difference between our as adjusted net tangible book value per Ordinary Share of US$[•] as of [•], 2025, after giving effect to the net proceeds to us from this offering, assuming no change to the number of shares offered by us as set forth on the cover page of this prospectus and an assumed public offering price of US$[•] per Ordinary Share (being the mid-point of the initial public offering price range). See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon the completion of this offering.

The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Ordinary Shares will be determined by negotiations between us and the underwriter, and does not bear any relationship to our earnings, book value or any other indicia of value. We cannot assure you that the market price of our Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

We intend to use the net proceeds of this offering as set out in “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us in this offering. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either:

•        At least 75% of our gross income for the year is passive income; or

•        The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

While we do not expect to become a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our Ordinary Shares, fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Our directors and officers beneficially own a majority of the voting power of our issued and outstanding Ordinary Shares. Under the Rule 4350(c) of the Nasdaq Capital Market, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

•        an exemption from the rule that a majority of our Board must be independent directors;

•        an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•        An exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

While we presently plan to comply voluntarily with the corporate governing listing standards of Nasdaq, we may choose to rely on the exemptions in the future. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

As a company incorporated in the BVI, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under Nasdaq corporate governance listing rules. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a company incorporated in the BVI, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of Nasdaq. Some of these practices include being exempted from certain of the corporate governance requirements of Nasdaq, namely (i) there will not be a necessity to have regularly scheduled executive sessions with independent Directors; and (ii) there will be no requirement for the Company to obtain Shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; and (c) a change of control. These practices may afford less protection to Shareholders than they would enjoy if we complied fully with corporate governance listing requirements of Nasdaq. While we presently plan to comply voluntarily with the corporate governance listing standards of the Nasdaq, we may choose to rely on the exemptions in the future

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under British Virgin Islands law

We are a BVI business company limited by shares incorporated under the laws of the BVI. Our corporate affairs are governed by our Memorandum and Articles of Association, the Companies Act and the common law of the BVI.

We have been advised by Mourant Ozannes as BVI counsel to the Company that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, is unlikely to be directly enforceable in the BVI. We have also been advised by Mourant Ozannes that a final and conclusive judgment obtained in a U.S. federal or state court under which a sum of money is payable as compensatory damages (not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be recognized by the High Court of the BVI as a cause of action for a debt.

The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under British Virgin Islands law are governed by the Companies Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the BVI. The rights of our shareholders and the fiduciary duties of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedent in some states in the United States. In particular, the BVI has a less developed body of securities laws than the United States. Some U.S. states have more fully developed and judicially interpreted bodies of corporate law than the BVI. In addition, BVI companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Our shareholders are entitled, by giving written notice to the Company, to inspect the Company’s Memorandum and Articles of Association, register of members, register of directors and minutes of meetings and resolutions of shareholders. However, pursuant to the Companies Act, our directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a shareholder to inspect the register of members, register of directors, minutes of meetings, resolutions of members, or any part of such document refuse to permit the shareholder to inspect that document or limit the inspection of that document, including limiting the making of copies or the taking of extracts from the records. This may make is more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the British Virgin Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as U.S. states. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors or our controlling shareholder than they would as shareholders of a company incorporated in a U.S. state. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Certain British Virgin Islands Company Considerations — Differences in Corporate Law.”

Certain judgments obtained against us or our auditor by our shareholders may not be enforceable.

We are a British Virgin Islands company. Our operating subsidiaries were incorporated and are located in Malaysia. Substantially all of our assets are located outside of the United States. In addition, all of our current Directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us, our Directors and officers, or our auditor judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the British Virgin Islands and Malaysia may render you unable to enforce a judgment against our assets or the assets of our Directors and officers. For more information regarding the relevant laws of the British

Virgin Islands and Malaysia, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us, our officers, Directors, or major shareholders, than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements applicable to other public companies that are not emerging growth companies.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have adopted certain new and revised accounting standards based on transition guidance permitted under such standards earlier. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer under the Exchange Act, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on December 31, 2024. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our Directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer.

We will also have to comply with U.S. federal proxy requirements, and our officers, Directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on the Nasdaq Capital Market.

We will incur additional legal, accounting, and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us, and our business may be adversely affected.

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is a company incorporated with limited liability under the laws of the British Virgin Islands. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, British Virgin Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Malaysia. All of the Directors and Executive Officers of our Company and the auditor of our Company resides outside the United States and substantially all of their assets are located outside the United States.

As a result, it may not be possible for you to:

•        effect service of process within the United States upon our non-U.S. resident directors or on us;

•        enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws; and

•        enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws.

We have appointed [Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168] as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

British Virgin Islands

Mourant Ozannes (BVI), our counsel as to British Virgin Islands law, has advised us that there is uncertainty as to whether the courts of the British Virgin Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our Directors or Executive Officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the British Virgin Islands against us or our Directors or Executive Officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by our BVI legal counsel, Mourant Ozannes (BVI), that the courts of the BVI are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the BVI, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, insofar as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the BVI of judgments obtained in the United States, the courts of the BVI will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the BVI , such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a BVI judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the BVI (awards of punitive or multiple damages may well be held to be contrary to public policy). A BVI Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the BVI Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the BVI Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the courts’ discretion. We understand that there isn’t any BVI Court judgment or statute that conclusively resolves these conflicting approaches and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

Malaysia

HL Tan Lim & Partners, our counsel as to Malaysian law, has further advised us that there are currently no statutes, treaties, or other forms of reciprocity between the United States and Malaysia providing for the mutual recognition and enforcement of court judgments. Under Malaysian laws, a foreign judgment cannot be directly or summarily enforced in Malaysia. The judgment must first be recognized by a Malaysian court either under applicable Malaysian laws or in accordance with common law principles. For Malaysian courts to accept the jurisdiction for recognition of a foreign judgment, the foreign country where the judgment is made must be a reciprocating country expressly specified and listed in the Reciprocal Enforcement of Judgments Act 1958. As the United States is not one of the countries specified under the statutory regime where a foreign judgment can be recognized and enforced in Malaysia, a judgment obtained in the United States must be enforced by commencing fresh proceedings in a Malaysian court. The requirements for a foreign judgment to be recognized and enforceable in Malaysia are: (i) the judgment must be a monetary judgment; (ii) the foreign court must have had jurisdiction accepted by a Malaysian court; (iii) the judgment was not obtained by fraud; (iv) the enforcement of the judgment must not contravene public policy in Malaysia; (v) the proceedings in which the judgment was obtained were not opposed to natural justice, and (vi) the judgment must be final and conclusive.

USE OF PROCEEDS

We expect to receive approximately US$[•] of net proceeds from this offering after deducting underwriting discounts and commissions and estimated offering expenses of approximately US$[•] payable by us.

We currently intend to use proceeds from this offering in the following ways:

Business Expansion — We intend to use 25% of the proceeds from the offering to expand our existing operations in Malaysia.

Marketing and Promotion Campaigns — We intend to use 20% of the proceeds from the offering for marketing and promotion campaigns. This allocation reflects our commitment to expanding brand awareness, reaching new customers, and driving revenue growth through targeted marketing initiatives.

Product Research and Development — We intend to use 20% of the proceeds from the offering for product research and development efforts, especially targeted toward improving our customer’s experience when using our existing software solutions. We understand that ongoing innovation and enhancement are essential for maintaining competitiveness in the ever-evolving digital environment and delivering an engaging user experience.

Fixed Asset Reserve — We intend to use 10% of the proceeds from the offering for the purposes of creating a fixed asset reserve for the bulk procurement of Point of Sale (POS) systems, in which we install our proprietary software to rent to our customers well as for other hardware assets such as kitchen printers for ordering, kiosks for self-ordering, and server machines for data centers.

Working Capital — The balance amount will be used for general working capital and corporate purposes.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2024:

•        on an actual basis; and

•        on an as adjusted basis to give effect to the issuance and sale of [•] Ordinary Shares in this offering at an initial public offering price of US$[•] per Ordinary Share (being the mid-point of the initial public offering price range), after deducting underwriting discounts and estimated offering expenses payable by us, assuming the underwriter does not exercise any portion of its over-allotment option.

The as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Shareholders’ Equity	Actual $	As adjusted(1) $
10,800,000 Ordinary Shares issued outstanding on an actual basis, [•] Ordinary Shares issued and outstanding on an as adjusted basis	242,894
Reserves	695,410
(Accumulated losses)/Retained earnings	1,548,405
Total Sagtec Global Limited Shareholders’ Equity	2,486,709
Non-controlling interest	87,019
Total Shareholders’ Equity	2,573,728

Indebtedness
Bank overdraft	114,816
Bank borrowings	765,299
Total Indebtedness	880,115
Total Capitalization	3,453,843

____________

(1)      Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, estimated offering expenses payable by us and advisory fees. We estimate that such net proceeds will be approximately $[•]. The as adjusted information is illustrative only and is subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing.

DILUTION

Investors purchasing our Ordinary Shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their Ordinary Shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our Ordinary Shares and the pro forma as adjusted net tangible book value per share of our Ordinary Shares immediately after the offering.

Historical net tangible book value per share represents our total tangible assets (total assets excluding goodwill and other intangible assets) less total liabilities, divided by the number of outstanding Ordinary Shares. After giving effect to the sale of Ordinary Shares in this offering by the Company, assuming the underwriter does not exercise any portion of its over-allotment option, at an initial public offering price of US$[•] per share, after deducting US$[•] in underwriting discounts and commissions and estimated offering expenses payable by the Company of approximately US$[•], the pro forma as adjusted net tangible book value as of June 30, 2024 would have been approximately US$[•] or US$[•] per share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$[•] per share to our existing stockholders and an immediate dilution of US$[•] per share to new investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per share basis to new investors.

US$
Assumed initial public offering price per share
Historical net tangible book value per share as of June 30, 2024
Increase in as adjusted net tangible book value per share attributable to the investors in this offering
Pro forma net tangible book value per share after giving effect to this offering
Dilution per share to new investors participating in this offering

A US$1.0 increase (decrease) in the assumed initial public offering price of US$[•] per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the as adjusted net tangible book value per share by US$ US$[•], and increase (decrease) dilution to new investors by US$[•] per share, in each case assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and estimated offering expenses payable by us.

If the underwriter exercises its over-allotment option in full, the as adjusted net tangible book value after the offering would be US$[•] per share, the increase in net tangible book value to existing shareholders would be US$[•] per share, and the dilution to new investors would be US$[•] per share, in each case assuming an initial public offering price of US$[•] per share, which is the midpoint of the price range set forth on the cover page of this prospectus.

The following table summarizes, on a pro forma as adjusted basis as of June 30, 2024, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, assuming the underwriter does not exercise any portion of its over-allotment option, the total consideration paid and the average price per ordinary share before deducting the estimated commissions to the underwriter and the estimated offering expenses payable by us.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
	($ in thousands)
Existing shareholders	10,800,000%		$	%	$
New investors		%	$	%	$
Total		100%		$100%	$

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at the pricing.

DIVIDENDS AND DIVIDEND POLICY

While we currently have no plans to distribute dividends in the foreseeable future, in the event we consider distributing a dividend in the future, our Board shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our Board may consider relevant.

Our board of directors has discretion regarding whether to declare or pay dividends. All dividends are subject to certain restrictions under BVI law and the Company’s Memorandum and Articles of Association, namely that: (a) all dividends must be authorized by board resolutions, by which our board of directors may authorise a distribution at any time and in any amount they think fit and set a record date (which may be before or after the date on which the board resolutions are passed) for determining the shareholders to be paid; (b) our board of directors may only authorize payment of a dividend if they are satisfied (on reasonable grounds) that the value of the Company’s assets exceeds its liabilities and the Company is able to pay its debts as they fall due (the “Solvency Test”) immediately paying the dividend; and (c) if, after a dividend is authorized (but before it is paid), our board of directors cease to be satisfied (on reasonable grounds) that the Company will be able to satisfy the Solvency Test after the dividend is paid, then such dividend is deemed not to have been authorized.

Our board of directors will notify each shareholder of any dividend authorized by them and no interest accrues on any dividend. If a shareholder fails to claim any dividend for three years after the date on which it was authorized by the directors, the directors may decide by a resolution of directors that the dividend is forfeited for the benefit of the Company.

Even if our Board decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares.

Cash dividends on our shares, if any, will be paid in U.S. dollars.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

Our business was originally incorporated in Malaysia in 2018, and is principally involved in the provision of customizable software solutions encompassing several types of software such as a smart ordering system, Speed +, which is a smart solutions application software for the food and beverage industry. The Speed+ software is installed onto our existing Point of Sale (POS) machines, which are sourced from third-party suppliers. These POS machines, equipped with Speed+, are then leased to clients, providing a seamless and integrated solution for efficient order management and transaction processing. We also offer customizable software and application development for table ordering, QR ordering and self-service kiosk ordering. For the years ended December 31, 2022 and December 31, 2023, the provision of the Speed+ smart ordering system, QR Ordering system subscription (both under subscription services) contributed 10.22% and 12.31% of our revenue, respectively, while the provision of software development services contributed to 19.10% and 9.79% of our revenue, respectively. For the six months period ended June 30, 2023 and June 30, 2024, the provision of the Speed+ smart ordering system, QR Ordering system subscription (both under subscription services) contributed 19.89% and 33.03% of our revenue, respectively, while the provision of software development services contributed to 13.75% and 16.43% of our revenue, respectively.

Our products and services such as our smart ordering system, Speed +, as well as any software and application development for table ordering, QR ordering and self-service kiosk ordering, are marketed to the bulk of our customers in Malaysia, who belong to the food and beverage (“F&B”) industry. However, the customizable nature of our software and application development services which further extends to customer relationship management and invoicing software is offered to businesses across different industries, with a focus on F&B but also extending to other industries such as Geotechnology, beauty products and property consulting.

Apart from our product, Speed+, we also sell food ordering kiosk machines designed to improve the dining experience for both customers and businesses. These kiosk solutions combine innovative technology with user-friendly interfaces, allowing patrons to effortlessly browse menus, customize orders, and make secure payments. They are designed to improve efficiency, reduce labor costs, and gather valuable data on customer preferences and ordering patterns. For the years ended December 31, 2022 and December 31, 2023, the sale of food ordering kiosk machines contributed 16.12% and 25.29% of our revenue, respectively. For the six months period ended June 30, 2024, the sale of food ordering kiosk machines contributed 14.92% of our revenue.

Beyond the F&B industry, we serve a broader clientele as a trusted partner. Our software development services showcase our commitment to understanding and addressing the unique needs of our clients. Our experienced software development team creates tailored solutions, often starting with a comprehensive software development blueprint in the form of a white paper. Whether it involves developing applications or addressing complex software development projects, our in-house programmers bring over a combined 14 years of experience and expertise. For specialized or complex projects, we collaborate with trusted outsourcing partners to ensure our clients have access to the right skills and resources.

In a digital age where social media plays a crucial role in brand presence, we offer social media management services. Responsible for overseeing the social media accounts of Key Opinion Leaders (KOLs) and influencers, we attempt to ensure that these digital influencers maintain a current and engaging online presence. By leveraging data analysis, including demographic data, comments, post likes, and other metrics, we fine-tune content strategies in order to obtain the maximum impact. For the years ended December 31, 2022 and December 31, 2023, our social media management services contributed 11.98% and 9.50% of our revenue, respectively. For the six months period ended June 30, 2023 and June 30, 2024, our social media management services contributed 21.25% and 9.54% of our revenue, respectively.

We further provide additional products and services through the sale of power-bank charging stations through our majority owned subsidiary, CL Technologies. Recognizing the trend in demand for portable power-bank charging for mobile devices, we have developed additional expertise in providing power-bank charging stations across 300 locations in Malaysia, working with shopping malls, parks and other public areas. For the years ended December 31, 2022 and December 31, 2023, the sale of power-bank charging stations through its majority owned subsidiary, CL Technologies, contributed 12.45% and 23.44% of our revenue, respectively. For the six months period ended June 30, 2024, the sale of power-bank charging stations through its majority owned subsidiary, CL Technologies, contributed 13.34% of our revenue.

Our expertise extends beyond software development. We also offer a comprehensive data management service. By efficiently handling clients’ incoming raw data, including tasks like sorting, filtering, and reorganizing data within servers, we help clients easily access the information they need, streamlining their operations and decision-making. For the years ended December 31, 2022 and December 31, 2023, our data management services contributed 20.98% and 15.62% of our revenue, respectively. For the six months period ended June 30, 2023 and June 30, 2024, our data management services contributed 28.47% and 12.74% of our revenue, respectively.

For the year ended December 31, 2023, business in Malaysia contributed to 100% of our Group’s revenue. We also believe that our financial results reflect our strong market position. For the year ended December 31, 2022, our revenue was RM13,000,026 (USD2,832,744), and our net profit was RM2,363,584 (USD515,032). For the year ended December 31, 2023, our revenue was RM29,280,649 (USD6,380,339), and our net profit was RM4,656,301 (USD1,014,622). This is a growth of 125.24% in revenue and 97.00% in net profit respectively. The cost of sales increased from RM7,959,225 (USD1,734,036) in the year ended December 31, 2022 to RM21,112,777 (USD4,600,536) in year ended December 31, 2023. For the six months period ended June 30, 2023, our revenue was RM7,104,161 (USD1,506,012), and our net loss was RM917,279 (USD194,454). For the six months period ended June 30, 2024, our revenue was RM19,655,442 (USD4,166,761), and our net profit was RM1,922,099 (USD407,466). This is a growth of 176.68% in revenue and 309.54% in net profit respectively. The cost of sales increased from RM6,875,096 (USD1,457,452) in the six months period ended June 30, 2023 to RM16,167,137 (USD3,427,273) in the six months period ended June 30, 2024.

Results of Operations

Comparison of the Results for the Fiscal Years Ended December 31, 2022 and 2023

	2022		2023		2023
	RM	%	RM	%	Convenience Translation USD
Revenue from services
Performance obligation satisfied over time
Subscription services	1,328,798	10.22%	3,605,525	12.31%	785,654
Software consultation and development services	2,483,001	19.10%	2,865,215	9.79%	624,339
Social media management services	1,557,620	11.98%	2,782,963	9.50%	606,416
Data management & analysis services	2,727,133	20.98%	4,574,481	15.62%	996,793
	8,096,552	62.28%	13,828,184	47.22%	3,013,202

Revenue from tangible products
Performance obligation satisfied at point in time
Cloud printer	450	0.01%	—	0.00%	—
Food ordering kiosk with screen	2,096,025	16.12%	7,405,006	25.29%	1,613,572
Power bank charging station	1,618,730	12.45%	6,864,566	23.44%	1,495,809
	3,715,205	28.58%	14,269,572	48.73%	3,109,381

	2022		2023		2023
	RM	%	RM	%	Convenience Translation USD
Revenue from rental
Performance obligation satisfied at point in time
Rental of power bank machine	130,299	1.00%	654	0.01%	143

Revenue from others
Performance obligation satisfied at point in time
Food catering, restaurant and sale of foods	1,057,970	8.14%	1,182,239	4.04%	257,613
Total revenue	13,000,026	100.00%	29,280,649	100.00%	6,380,339

In the fiscal years 2022 and 2023, our company experienced substantial growth in total revenue, driven by increases in both our services and tangible products. Total revenue increased from RM13,000,026 or $2,832,744 in 2022 to RM29,280,649 or $6,380,339 in 2023, marking a significant year-over-year growth of 125%.

Revenue from Services

Revenue from services showed robust growth, rising from RM8,096,552 in 2022 to RM13,828,184 in 2023, an increase of 71%. This increase is attributed to the following:

1.      Subscription Services:    Revenue from subscription services increased from RM1,328,798 in 2022 to RM3,605,525 in 2023, representing a growth of 171%. Increase in revenue contributed by investment in marketing and enhancements to product features has yielded positive outcomes. We have observed a notable increase in referrals from existing subscribers, contributing to both the retention of current subscribers and the acquisition of new ones.

2.      Software Consultation and Development Services:    Revenue grew from RM2,483,001 in 2022 to RM2,865,215 in 2023, an increase of 15%. Sustained growth in this revenue channel indicates a gradual increase in market demand. We are observing a rising trend among individuals and small to medium-sized enterprises seeking outsourced development and IT consultation services.

3.      Social Media Management Services:    Revenue shown a significant increase, with revenue rising from RM1,557,620 in 2022 to RM2,782,963 in 2023, a growth of 79%. Increase in revenue from this channel underscores the success of our strategic expansion into Social Media Management services. As social media continues to grow in prominence, demand for these solutions is rising, validating our decision to invest in this area.

4.      Data Management & Analysis Services:    Revenue increased from RM2,727,133 in 2022 to RM4,574,481 in 2023, marking a growth of 68%. Increase in revenue is reflected in our other revenue channels. Data from our Speed+ POS and social media management clients show growing demand for data management and analysis services, indicating a rise in need for these solutions.

Revenue from Tangible Products

Revenue from tangible products shown an impressive increase, jumping from RM3,715,205 in 2022 to RM14,269,572 in 2023, an increase of 284%. Key contributors include:

1.      Food Ordering Kiosk with Screen:    Revenue grew from RM2,096,025 in 2022 to RM7,405,006 in 2023, a growth of 253%. Increase in revenue is attributed to changing market behaviors and the significant manpower shortages in the F&B industry. The shortage of staff has led F&B owners to adopt self-ordering machines, which are in growing demand due to their ability to reduce labor costs and enhance the food ordering experience.

2.      Power Bank Charging Station:    Revenue grow substantially, with revenue increasing from RM1,618,730 in 2022 to RM6,864,566 in 2023, a growth of 324%. Increase in revenue reflects the effectiveness of our marketing efforts and resource allocation. Our strategy of expanding through dealers and resellers has successfully contributed to the growth in this revenue channel.

Revenue from Rental

Revenue from rental of power bank machines decreased significantly from RM130,299 in 2022 to RM654 in 2023, representing a decline of 99%. Decline in this revenue attributed to considerations around resource investment and time. The rental service model required a long return on investment and substantial manpower. Consequently, we decided to shift from offering rental services to selling machines and managing maintenance through other operators. This transition allows us to reduce manpower costs and eliminate unnecessary expenses.

Revenue from Other Sources

Revenue from other sources, specifically food catering, restaurant and sale of foods, which contributed RM1,057,970 in 2022 and RM1,182,239 in 2023.

	2022	2023	2023
	RM	RM	Convenience Translation USD
Cost of sales from services	4,566,201	11,074,957	2,413,265
Cost of sales from tangible products	2,498,021	9,472,173	2,064,015
Cost of sales from rental	324,444	326,348	71,112
Cost of sales from others	570,559	239,299	52,144
Total cost of sales	7,959,225	21,112,777	4,600,536

Total cost of sales increased significantly, from RM7,959,225 in 2022 to RM 21,112,777 in 2023, a growth of 165%.

Cost of Sales from Services

The cost of sales from services rose from RM4,566,201 in 2022 to RM11,074,957 in 2023, an increase of 143%. As service revenue has grown, the associated costs, such as marketing, operational expenses, and server maintenance fees have also risen proportionally.

Cost of Sales from Tangible Products

The cost of sales from tangible products increased from RM2,498,021 in 2022 to RM9,472,173 in 2023, an increase of 279%. Increase in tangible product costs attributed to the rise in sales of food kiosk machines.

Cost of Sales from Rental

The cost of sales from rental slightly increased from RM324,444 in 2022 to RM326,348 in 2023, a marginal increase of 1%. Increase in rental cost attributed to the rise in employee benefit expenses.

Cost of Sales from Other Sources

The cost of sales from other sources was RM570,559 in 2022 and RM239,299 in 2023.

	2022	2023	2023
	RM	RM	Convenience Translation USD
Gross profit from services	3,530,352	2,753,227	599,937
Gross profit from tangible products	1,217,184	4,797,399	1,045,366
Gross loss from rental	(194,145)	(325,694)	(70,969)
Gross profit from others	487,410	942,940	205,469
Total gross profit	5,040,801	8,167,872	1,779,803

Gross profit increased from RM5,040,801 in 2022 to RM8,167,872 in 2023, representing an increase of 62%. This growth in gross profit was driven by substantial increases in revenue from tangible products.

Services

The gross profit from services declined from RM 3,530,352 in 2022 to RM 2,753,227 in 2023, decrease of 22%. Despite a substantial increase in service revenue, the gross profit decline due to a significant rise in the cost of sales from services, which grew by 143%. The gross profit margin for services dropped from 44% in 2022 to 20% in 2023. This decline was due to the substantial increase in the cost of sales from services, which grew by 143%, outpacing the 71% increase in service revenue.

Tangible Products

The gross profit from tangible products increased from RM1,217,184 in 2022 to RM4,797,399 in 2023, an impressive growth of 294%. This was driven by the substantial rise in revenue from tangible products, despite a corresponding increase in the cost of sales. The gross profit margin for tangible products increased from 33% in 2022 to 34% in 2023. Revenue increase significantly by 284%, outpace the increase in cost of sales for tangible products of 279%, leading to a margin improvement.

Rental

The gross loss from rental of power bank machines increases from RM194,145 in 2022 to RM325,694 in 2023, due to sharp decline in revenue while increase in cost of sale.

Other Sources

Gross profit for 2022 were RM487,410 and for 2023 were RM942,940.

	2022	2023	2023
	RM	RM	USD
Selling and administrative	(1,129,475)	(1,620,544)	(353,121)
Employee benefit expenses	(157,350)	(570,876)	(124,396)
Director emoluments	(521,099)	(536,770)	(116,964)
Disposal gain	—	662,701	144,405
Total operating expenses	(1,807,924)	(2,065,489)	(450,076)

Operating income	3,232,877	6,102,383	1,329,727

Total operating expenses increase marginally from RM1,807,924 in 2022 to RM2,065,489 in 2023, representing increase of 14%.

Selling and Administrative Expenses

These expenses increased from RM1,129,475 in 2022 to RM1,620,544 in 2023, reflecting a slight increase of 43%. This category includes costs related to marketing, administration, and other overheads necessary for daily operations.

Employee Benefit Expenses

Employee benefit expenses rose from RM157,350 in 2022 to RM570,876 in 2023, an increase of 263%. This substantial rise was due to increased staffing levels and higher compensation costs to attract and retain talent necessary for supporting our growing business operations.

Director Emoluments

The expenses for director emoluments increased by RM15,671 approximately 3% from RM521,099 in 2022 to RM536,770 in 2023. The increment aligns with the company’s commitment to rewarding management leadership for driving growth and enhancing overall performance.

Disposal Gain

In 2023, there was a disposal gain of RM662,701 due to the sale of Sagfood (Malaysia) Sdn Bhd. This gain is a one-time occurrence and contributed positively to the overall financial performance in 2023.

Operating Income

Operating income increased significantly from RM3,232,877 in 2022 to RM6,102,383 in 2023, representing an increase of 89%. This substantial growth in operating income highlights the company’s improved efficiency and effective cost management despite the rising operating expenses. The major factors contributing to this increase include:

1.      Revenue Growth:    Significant increases in revenue from both services and tangible products.

2.      Cost Management:    Strategic control over selling, administrative, and employee-related expenses despite the overall increase.

3.      The disposal gain in 2023 also played a role in boosting the operating income for the year, contributing RM662,701 to the overall figure.

	2022	2023	2023
	RM	RM	USD
Other income	12,351	85,198	18,565
Finance costs	(36,399)	(164,491)	(35,843)
Non-operating expenses	(24,048)	(79,293)	(17,278)

Profit before tax	3,208,829	6,023,090	1,312,449
Tax Expenses	(845,245)	(1,366,789)	(297,827)
Net profit	2,363,584	4,656,301	1,014,622

Other Income

Other income increased significantly from RM12,351 in 2022 to RM85,198 in 2023, representing an increase of 590%. This substantial rise was primarily due to reversal in provision of warranty.

Finance Costs

Finance costs rose from RM36,399 in 2022 to RM164,491 in 2023, an increase of 352%. The substantial increase in finance costs is mainly attributed to higher interest expenses, due to increased borrowings and higher interest rates.

Non-Operating Expenses

Non-operating expenses increased from RM24,048 in 2022 to RM79,293 in 2023, an increase of 230%. This rise reflects higher expenses incurred outside the company’s core operations, possibly related to one-time charges or extraordinary items.

Profit Before Tax

Profit before tax increased from RM3,208,829 in 2022 to RM6,023,090 in 2023, representing an impressive growth of 88%. This substantial increase was driven by higher revenues, increased other income, and effective management of operating costs, despite the rise in finance and non-operating expenses.

Tax Expenses

Tax expenses increased from RM845,245 in 2022 to RM1,366,789 in 2023, reflecting a rise of 62%. The increase in tax expenses corresponds with the higher profit before tax, maintaining the company’s effective tax rate.

Net Profit

Net profit increased significantly from RM2,363,584 in 2022 to RM4,656,301 in 2023, an increase of 97%. This substantial growth in net profit highlights the company’s improved operational efficiency, effective cost management, and successful strategies in enhancing revenue streams.

Comparison of the Results for Six Months Periods Ended June 30, 2023 and 2024

	For the six months ended June 30,
	2023		2024		2024
	RM	%	RM	%	Convenience Translation USD
Revenue from services
Performance obligation satisfied over time
Subscription services	1,412,634	19.89%	6,492,876	33.03%	1,376,426
Software consultation and development services	976,963	13.75%	3,228,802	16.43%	684,475
Social media management services	1,509,844	21.25%	1,876,013	9.54%	397,696
Data management & analysis services	2,022,481	28.47%	2,502,991	12.74%	530,609
	5,921,922	83.36%	14,100,682	71.74%	2,989,206

Revenue from tangible products
Performance obligation satisfied at point in time
Food ordering kiosk with screen	—	0.00%	2,932,245	14.92%	621,607
Power bank charging station	—	0.00%	2,622,515	13.34%	555,948
	—	0.00%	5,554,760	28.26%	1,177,555

Revenue from others
Performance obligation satisfied at point in time
Food catering, restaurant and sale of foods	1,182,239	16.64%	—	0.00%	—
Total revenue	7,104,161	100.00%	19,655,442	100.00%	4,166,761

Total revenue increased by RM12,551,281 or $2,660,749 approximately 177% from RM7,104,161 or $1,506,012 for the six months ended June 30, 2023 to RM19,655,442 or $4,166,761 for the six months ended June 30, 2024.

Revenue from Services

Revenue from services increased by RM8,178,760 or $1,733,817 approximately 138% from RM5,921,922 or $1,255,389 for the six months ended June 30, 2023 to RM14,100,682 or $2,989,206 for the six months ended June 30, 2024. This increase is attributed to the following:

1.      Subscription Services: Revenue from subscription services increased by RM5,080,242 or $1,076,962 approximately 360% from RM1,412,634 or $299,464 for the six months ended June 30, 2023 to RM6,492,876 or $1,376,426 for the six months ended June 30, 2024. The revenue growth is primarily attributed to the renewal of 2023 subscriptions by existing customers, reflecting strong retention, alongside the acquisition of new subscribers in the first and second quarters of 2024, which together have bolstered recurring revenue and expanded the overall subscription base.

2.      Software Consultation and Development Services: Revenue increased by RM2,251,839 or $477,368 approximately 230% from RM976,963 or $207,107 for the six months ended June 30, 2023 to RM3,228,802 or $684,475 for the six months ended June 30, 2024. Sustained growth in this revenue channel indicates a gradual increase in market demand. We are observing a rising trend among individuals and small to medium-sized enterprises seeking outsourced development and IT consultation services.

3.      Social Media Management Services: Revenue increased by RM366,169 or $77,624 approximately 24% from RM1,509,844 or $320,072 for the six months ended June 30, 2023 to RM1,876,013 or $397,696 for the six months ended June 30, 2024. Increase in revenue from this channel underscores the success of our strategic expansion into Social Media Management services. As social media continues to grow in prominence, demand for these solutions is rising, validating our decision to invest in this area.

4.      Data Management & Analysis Services: Revenue increased by RM480,510 or $101,863 approximately 24% from RM2,022,481 or $428,746 for the six months ended June 30, 2023 to RM2,502,991 or $530,609 for the six months ended June 30, 2024. Increase in revenue is reflected in our other revenue channels. Data from our Speed+ POS and social media management clients show growing demand for data management and analysis services, indicating a rise in need for these solutions.

Revenue from Tangible Products

Revenue from tangible products shown an impressive increase, jumping from zero for the six months ended June 30, 2023 to RM5,554,760 or $1,177,555 for the six months ended June 30, 2024. Key contributors include:

1.      Food Ordering Kiosk with Screen: Revenue contributed RM2,932,245 or $621,607 for the six months ended June 30, 2024. The revenue is attributed to changing market behaviors and the significant manpower shortages in the F&B industry. The shortage of staff has led F&B owners to adopt self-ordering machines, which are in growing demand due to their ability to reduce labor costs and enhance the food ordering experience.

2.      Power Bank Charging Station: Revenue contributed RM2,622,515 or $555,948 for the six months ended June 30, 2024. The revenue reflects the effectiveness of our marketing efforts and resource allocation. Our strategy of expanding through dealers and resellers has successfully contributed to the growth in this revenue channel.

Revenue from Other Sources

Revenue from other sources, specifically food catering, restaurant and sale of foods, which contributed RM1,182,239 or $250,623 for the six months ended June 30, 2023.

	For the six months ended June 30,
	2023	2024	2024
	RM	RM	Convenience Translation USD
Cost of sales from services	6,473,215	12,493,751	2,648,552
Cost of sales from tangible products	360	3,508,664	743,802
Cost of sales from rental	162,222	164,722	34,919
Cost of sales from others	239,299	—	—
Total cost of sales	6,875,096	16,167,137	3,427,273

Total cost of sales increased by RM9,292,041 or $1,969,821 approximately 135% from RM6,875,096 or $1,457,452 for the six months ended June 30, 2023 to RM16,167,137 or $3,427,273 for the six months ended June 30, 2024.

Cost of Sales from Services

The cost of sales from services increased by RM6,020,536 or $1,276,294 approximately 93% from RM6,473,215 or $1,372,258 for the six months ended June 30, 2023 to RM12,493,751 or $2,648,552 for the six months ended June 30, 2024. With consistent growth in service revenue and an expanding subscriber base, our operational costs have risen accordingly, driven by the need for increased server capacity and proportional maintenance expenses to ensure optimal performance and support for the growing demand.

Cost of Sales from Tangible Products

The cost of sales from tangible products increased by RM3,508,304 or $743,726 approximately 974,529% from RM360 or $76 for the six months ended June 30, 2023 to RM3,508,664 or $743,802 for the six months ended June 30, 2024. The increase in tangible product costs is attributed to the introduction of new revenue streams from the sales of food kiosk machines and power bank charging station.

Cost of Sales from Rental

The cost of sales from rental increased by RM2,500 or $530 approximately 2% from RM162,222 or $34,389 for the six months ended June 30, 2023 to RM164,722 or $34,919 for the six months ended June 30, 2024. This reflects that our current operational space, including rented server farm space, adequately supports our operations and accommodates increasing customer volumes.

Cost of Sales from Other Sources

The cost of sales from other sources was RM239,299 or $50,729 for the six months ended June 30, 2023.

	For the six months ended June 30,
	2023	2024	2024
	RM	RM	Convenience Translation USD
Gross (loss)/profit from services	(551,293)	1,606,931	340,654
Gross (loss)/profit from tangible products	(360)	2,046,096	433,753
Gross loss from rental	(162,222)	(164,722)	(34,919)
Gross profit from others	942,940	—	—
Total gross profit	229,065	3,488,305	739,488

Gross profit increased by RM3,259,240 or $690,928 approximately 1,423% from RM229,065 or $48,560 for the six months ended June 30, 2023 to RM3,488,305 or $739,488 for the six months ended June 30, 2024. This growth in gross profit was driven by substantial increases in revenue from both our services and tangible products.

Services

The gross profit from services increased by RM2,158,224 or $457,524 approximately 391% from loss of RM551,293 or $116,869 for the six months ended June 30, 2023 to profit of RM1,606,931 or $340,654 for the six months ended June 30, 2024. The increase in gross profit was attributed to the implementation of a more efficient sales platform, which boosted revenue by enhancing sales processes, improving customer reach, and streamlining operations

Tangible Products

The gross profit from tangible products increased by RM2,046,456 or $433,829 approximately 568,460% from loss of RM360 or $76 for the six months ended June 30, 2023 to profit of RM2,046,096 or $433,753 for the six months ended June 30, 2024. This was driven by the substantial new revenue from tangible products which are sales of food kiosk machines and power bank charging station.

Rental

The gross loss from rental of power bank machines increased by RM2,500 or $530 approximately 2% from RM162,222 or $34,389 for the six months ended June 30, 2023 to RM164,722 or $34,919 for the six months ended June 30, 2024. This is due to sharp decline in revenue while maintaining relatively stable costs.

Other Sources

Gross profit for six months ended June 30, 2023 were RM942,940 or $199,894.

	For the six months ended June 30,
	2023	2024	2024
	RM	RM	Convenience Translation USD
Selling and administrative	(960,469)	(426,724)	(90,462)
Employee benefit expenses	(438,604)	(227,666)	(48,264)
Director emoluments	(357,770)	(393,000)	(83,312)
Disposal gain	662,701	—	—
Total operating expenses	(1,094,142)	(1,047,390)	(222,038)
Operating (loss)/income	(865,077)	2,440,915	517,450

Total operating expenses decreased by RM46,752 or $9,910 approximately 4% from RM1,094,142 or $231,948 for the six months ended June 30, 2023 to RM1,047,390 or $222,038 for the six months ended June 30, 2024. This rise in operating expenses was attributed to several key areas:

Selling and Administrative Expenses

These expenses decreased by RM533,745 or $113,148 approximately 56% from RM960,469 or $203,610 for the six months ended June 30, 2023 to RM426,724 or $90,462 for the six months ended June 30, 2024. This category includes costs related to marketing, administration, and other overheads necessary for daily operations.

Employee Benefit Expenses

Employee benefit expenses decreased by RM210,938 or $44,716 approximately 48% from RM438,604 or $92,980 for the six months ended June 30, 2023 to RM227,666 or $48,264 for the six months ended June 30, 2024. This substantial reduction was primarily due to a strategic decision to reduce workforce headcount.

Director Emoluments

The expenses for director emoluments increased by RM35,230 or $7,468 approximately 10% from RM357,770 or $75,844 for the six months ended June 30, 2023 to RM393,000 or $83,312 for the six months ended June 30, 2024. The increment aligns with the company’s commitment to rewarding management leadership for driving growth and enhancing overall performance.

Disposal Gain

There was a disposal gain of RM662,701 or $140,486 due to the sale of Sagfood (Malaysia) Sdn Bhd for the six months ended June 30, 2023. This gain is a one-time occurrence and contributed positively to the overall financial performance.

Operating Income

Operating income increased by RM3,305,992 or $700,838 approximately 382% from loss of RM865,077 or $183,388 for the six months ended June 30, 2023 to profit of RM2,440,915 or $517,450 for the six months ended June 30, 2024. This substantial growth in operating income highlights the company’s improved efficiency and effective cost management despite the rising operating expenses. The major factors contributing to this increase include:

1.      Revenue Growth:    Significant increases in revenue from both services and tangible products.

2.      Cost Management:    Strategic control over selling, administrative, and employee-related expenses despite the overall increase.

	For the six months ended June 30,
	2023	2024	2024
	RM	RM	Convenience Translation USD
Other income	27,186	161,044	34,140
Finance costs	(65,380)	(121,340)	(25,723)
Non-operating (expenses)/income	(38,194)	39,704	8,417

(Loss)/Profit before tax	(903,271)	2,480,619	525,867
Tax Expenses	(14,008)	(558,520)	(118,401)
Net (loss)/profit	(917,279)	1,922,099	407,466

Other Income

Other income increased by RM133,858 or $28,377 approximately 492% from RM27,186 or $5,763 for the six months ended June 30, 2023 to RM161,044 or $34,140 for the six months ended June 30, 2024. This substantial rise was primarily due to increase in unclaimed provision of warranty.

Finance Costs

Finance costs increased by RM55,960 or $11,863 approximately 86% from RM65,380 or $13,860 for the six months ended June 30, 2023 to RM121,340 or $25,723 for the six months ended June 30, 2024. The substantial increase in finance costs is mainly attributed to higher interest expenses, due to increased borrowings and higher interest rates.

Non-Operating Expenses/Income

Non-operating expenses/income increased by RM77,898 or $16,514 approximately 204% from expenses of RM38,194 or $8,097 for the six months ended June 30, 2023 to income of RM39,704 or $8,417 for the six months ended June 30, 2024. This increase is primarily attributable to higher other income, resulting from the reversal of an overprovision for warranty costs.

Loss/Profit Before Tax

Loss/Profit before tax increased by RM3,383,890 or $717,352 approximately 375% from loss of RM903,271 or $191,485 for the six months ended June 30, 2023 to profit of RM2,480,619 or $525,867 for the six months ended June 30, 2024. This substantial increase was driven by higher revenues, increased other income, and effective management of operating costs, despite the rise in finance and non-operating expenses.

Tax Expenses

Tax expenses increased by RM544,512 or $115,432 approximately 3,887% from RM14,008 or $2,969 for the six months ended June 30, 2023 to RM558,520 or $118,401 for the six months ended June 30, 2024. The increase in tax expenses corresponds with the higher profit before tax, maintaining the company’s effective tax rate.

Net Loss/Profit

Net profit increased by RM2,839,378 or $601,920 approximately 310% from loss of RM917,279 or $194,454 for the six months ended June 30, 2023 to profit of RM1,922,099 or $407,466 for the six months ended June 30, 2024. This substantial growth in net profit highlights the company’s improved operational efficiency, effective cost management, and successful strategies in enhancing revenue streams.

Liquidity and Capital Resources

For the year ended December 31, 2022 and 2023

	Note	2022	2023	2023
		RM	RM	USD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net profit for the year		2,363,584	4,656,301	1,014,622

Adjustments to reconcile net profit to net cash used in operating activities:
Depreciation		1,260,586	1,639,079	357,160
Amortization		164,345	102,379	22,309
Provisions		92,680	401,600	87,510
Imputed interest of lease liability		13,066	13,035	2,840
Finance costs		36,399	164,491	35,843
Overdraft charges		44,250	59,964	13,066
Gain on disposal of subsidiary		—	(662,701)	(144,405)
Income tax expenses		845,245	1,366,789	297,827
Lease discount		(1,913)	—	—
Gain on termination of lease		(1,651)	(4,001)	(872)
Reversal of for expected credit loss		(48,523)	(90,205)	(19,656)
Operating cash flows before movements in working capital		4,768,068	7,646,731	1,666,244

Trade receivables		(239,987)	(1,139,340)	(248,266)
Other receivables and prepayment		(11,000)	(6,032,450)	(1,314,488)
Other payables and accrued liabilities		382,305	225,925	49,230
Trade payables		(1,887,984)	(35,382)	(7,710)
Deferred revenue		844,599	1,823,535	397,354
Cash generated from operations		3,856,001	2,489,019	542,364

Income tax paid		—	(29,843)	(6,503)
Net cash provided by operating activities		3,856,001	2,459,176	535,861

Investing activities
Purchase of plant and equipment		(4,727,382)	(5,524,353)	(1,203,772)
Loss of cash on disposal of subsidiary		—	(27,620)	(6,019)
Net cash used in investing activities		(4,727,382)	(5,551,973)	(1,209,791)

Financing activities
Issuance of share capital		—	645,380	140,630
Repayment of lease liabilities		(197,553)	(104,784)	(22,833)
Proceeds from bank loans		350,000	2,699,992	588,336
Repayment of bank loans		(74,487)	(330,610)	(72,041)
Loan interest paid		(36,399)	(164,491)	(35,843)
Overdraft charges paid		(44,250)	(59,964)	(13,066)
Increase in fixed deposits		(104,163)	(807,093)	(175,868)
(Advance to)/Repayment from related parties		(36,249)	1,063,118	231,657
Repayment from shareholders		222,701	30,852	6,723
Repayment from directors		563,857	550,351	119,923
Net cash provided by financing activities		643,457	3,522,751	767,618

Net change in cash and cash equivalents		(227,924)	429,954	93,688
Cash and cash equivalents at beginning of year	12	(443,036)	(670,960)	(146,204)
Cash and cash equivalents at end of year	12	(670,960)	(241,006)	(52,516)

Operating activities

For the year ended December 31, 2022, the Company generated RM3,856,001 from operating activities primarily from profit adding back non-cash expenses, and increase in other payables and accrued liabilities and deferred revenue subtracted by non-cash income, increase in other receivables and trade receivables, decrease in trade payables and income tax payment.

For the year ended December 31, 2023, the Company generated RM2,459,176 from operating activities primarily from profit adding back non-cash expenses, increase in other payables and accrued liabilities and deferred revenue subtracted by non-cash income, increase in trade receivables and other receivables and prepayment, decrease in trade payables and income tax payment.

Investing activities

For the year ended December 31, 2022, the Company invested RM4,727,382 in plant and equipment and right of use assets.

For the year ended December 31, 2023, the Company used RM5,551,973 in investing activities in plant and equipment and loss of cash on disposal of subsidiary.

Financing activities

For the year ended December 31, 2022, the Company generated RM643,457 from financing activities. The primary sources of cash inflows were proceeds from bank loans, and repayment from shareholders and directors. These were offset by repayment of lease liabilities and bank loans, loan interest, overdraft charges and advances made to related parties and increase in fixed deposits.

For the year ended December 31, 2023, the Company generated RM3,522,751 from financing activities. The primary sources of cash inflows were issuance of share capital, proceeds from bank loan, repayment from related parties, shareholders and directors. These were offset by repayment of lease liabilities, bank loan, loan interest, overdraft charges and increase in fixed deposits.

Capital Expenditure

	2022	2023	2023
	RM	RM	USD
Investment in plant and equipment:
Equipment & Machine	4,340,482	4,704,560	1,025,137
Computer & Handphone	50,000	—	—
License	—	775,901	169,071
Renovation	336,900	43,892	9,564
Total	4,727,382	5,524,353	1,203,772

For the year ended December 31, 2022, the Company invested RM4,727,382 in plant and equipment.

For the year ended December 31, 2023, the Company invested RM5,524,353 in plant and equipment.

Material Obligation as of December 31, 2023

	RM	RM	RM	RM	RM	RM	RM	USD
Repayment Obligation	Leases	Bank Borrowings	Bank Overdraft	Trade payable	Other payable	Tax payable	Total	Total
Year ending December 31, 2024	46,994	583,313	1,064,530	423,787	692,841	1,632,210	4,443,675	968,289
Year ending December 31, 2025	52,768	627,265	—	—	—	—	680,033	148,181
Year ending December 31, 2026	57,434	661,831	—	—	—	—	719,265	156,730
Year ending December 31, 2027	25,598	660,459	—	—	—	—	686,057	149,494
Year ending December 31, 2028	7,701	340,784	—	—	—	—	348,485	75,936
After December 31, 2028	19,076	35,817	—	—	—	—	54,893	11,961
	209,571	2,909,469	1,064,530	423,787	692,841	1,632,210	6,932,408	1,510,591

The Company believes that current working capital is adequate to meet these repayment material obligations for the year ended December 31, 2024.

In addition, the Company expects to generate additional cash flow from operational profit to meet repayment obligation beyond December 31, 2024.

Financing Arrangement

As of December 31, 2023, the Company had RM2,250,000 overdraft facility through subsidiaries from 2 banks, intended for working capital usage, of which the Company utilized RM1,065,530 with undrawn balance of RM1,185,470.

Off-balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

For the six months ended June 30, 2023 and 2024

	For the six months ended June 30,
	2023	2024	2024
	RM	RM	Convenience Translation USD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (Loss)/Profit for the year	(917,279)	1,922,099	407,466

Adjustments to reconcile net profit to net cash used in operating activities:
Depreciation	980,443	780,563	165,472
Amortization	74,750	27,628	5,857
Provisions	(11,550)	(15,140)	(3,210)
Imputed interest of lease liability	7,061	5,360	1,137
Finance costs	65,380	121,340	25,723
Overdraft charges	48,542	45,646	9,677
Gain on disposal of subsidiary	(662,701)	—	—
Income tax expenses	14,008	558,520	118,401
Gain on termination of lease	(4,001)	—	—
Reversal of for expected credit loss	(10,592)	—	—
Operating cash flows before movements in working capital	(415,939)	3,446,016	730,523

Trade receivables	737,165	(2,970,374)	(629,690)
Other receivables and prepayment	(244,469)	4,897,335	1,038,187
Other payables and accrued liabilities	91,230	(184,682)	(39,151)
Trade payables	(238,638)	(423,786)	(89,839)
Deferred revenue	1,158,655	(1,926,663)	(408,434)
Cash generated from operations	1,088,004	2,837,846	601,596

Income tax paid	(8,065)	—	—
Net cash provided by operating activities	1,079,939	2,837,846	601,596

Investing activities
Purchase of plant and equipment	(4,119,232)	(2,634,523)	(558,493)
Loss of cash on disposal of subsidiary	(27,620)	—	—
Net cash used in investing activities	(4,146,852)	(2,634,523)	(558,493)

		For the six months ended June 30,
		2023	2024	2024
		RM	RM	Convenience Translation USD
Financing activities
Issuance of share capital		645,380	—	—
Repayment of lease liabilities		(76,242)	(28,542)	(6,051)
Increase in fixed deposits		(807,093)	(27,580)	(5,847)
Overdraft charges paid		(48,542)	(45,646)	(9,677)
Loan interest paid		(65,380)	(121,340)	(25,723)
Proceeds from bank loans		1,899,992	1,000,000	211,991
Repayment of bank loans		(118,182)	(299,404)	(63,471)
Proceeds from amount due to related parties		476,641	—	—
Proceeds from amount due to shareholders		(51,072)	(816)	(173)
Proceeds from amount due to inter-companies		223,000	—	—
Proceeds from amount due from directors		(50,650)	(137,181)	(29,081)
Net cash provided by financing activities		2,027,852	339,491	71,968

Net change in cash and cash equivalents		(1,039,061)	542,814	115,071
Cash and cash equivalents at beginning of period	12	(670,960)	(241,006)	(52,516)
Foreign currency translation		—	—	(1,425)
Cash and cash equivalents at end of period	12	(1,710,021)	301,808	63,980

Operating activities

For the six months ended June 30, 2023, the Company generated RM1,079,939 or $228,937 from operating activities primarily from profit adding back non-cash expenses, and increase in other payables and accrued liabilities and deferred revenue subtracted by non-cash income, increase in other receivable and trade receivable, decrease in trade payables and income tax payment.

For the six months ended June 30, 2024, the Company generated RM2,837,846 or $601,596 from operating activities primarily from profit adding back non-cash expenses, increase in other receivables and prepayment as well as decrease in trade receivables, trade payables, other payables and accrued liabilities and deferred revenue.

Investing activities

For the six months ended June 30, 2023, the Company invested RM4,146,852 or $879,092 in plant and equipment and loss of cash on disposal of subsidiary

For the six months ended June 30, 2024, the Company used RM2,634,523 or $558,493 in investing activities in plant and equipment.

Financing activities

For the six months ended June 30, 2023, the Company generated RM2,027,852 or $429,885 in financing activities primarily from issuance of share capital, proceeds from bank overdraft, bank loans, repayment of outstanding due from shareholders and directors subtracted by repayment of lease liabilities, bank loans, repayment of outstanding due to related parties and increased in fixed deposits.

For the six months ended June 30, 2024, the Company generated negative amount of RM339,491 or $71,968 from financing activities primarily from issuance of share capital, proceeds from bank loan, overdraft, repayment of outstanding amount due from related parties, shareholders and director subtracted by repayment of lease liabilities and bank loan and increase in fixed deposits.

Capital Expenditure

	For the six months ended June 30,
	2023	2024	2024
	RM	RM	Convenience Translation USD
Investment in plant and equipment:
Equipment & Machine	3,331,331	2,634,523	558,493
Computer & Handphone	—	—	—
License	775,901	—	—
Renovation	12,000	—	—
Total	4,119,232	2,634,523	558,493

For the six months ended June 30, 2023, the Company invested RM4,119,232 or $873,23 in plant and equipment.

For the six months ended June 30, 2024, the Company invested RM2,634,523 or $558,493 in plant and equipment.

Material Obligation for the twelve months ending June 30, 2024

	RM	RM	RM	RM	RM	RM	USD
Repayment Obligation	Leases	Bank Borrowings	Bank Overdraft	Other payable	Tax payable	Total	Total
Period ending June 30, 2025	48,998	708,711	541,608	508,160	2,208,830	4,016,307	851,418
Period ending June 30, 2026	55,915	765,493	—	—	—	821,408	174,131
Period ending June 30, 2027	51,017	786,578	—	—	—	837,595	177,562
Period ending June 30, 2028	7,476	716,134	—	—	—	723,610	153,398
Period ending June 30, 2029	7,932	274,954				282,886	59,969
After June 30, 2029	15,051	358,196	—	—	—	373,247	79,125
	186,389	3,610,066	541,608	508,160	2,208,830	7,055,053	1,495,603

The Company believes that current working capital is adequate to meet these repayment material obligations for the twelve months ended June 30, 2025.

In addition, the Company expects to generate additional cash flow from operational profit to meet repayment obligation beyond June 30, 2025.

Financing Arrangement

As of June 30, 2024, the Company had RM2,250,000 or $476,978 overdraft facility through subsidiaries from 2 banks, intended for working capital usage, of which the Company utilized RM541,608 or $114,816 with undrawn balance of RM1,708,392 or $362,162.

Off-balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Estimates

Useful lives of plant and equipment

The Group’s management determines the estimated useful lives and the related depreciation charge for the Group’s plant and equipment. This estimate is based on the historical experience of the actual useful lives of plant and equipment of similar nature and functions. Management will increase the depreciation charge where useful lives are less than previously estimated lives, or will write off or write down technically obsolete or non-strategic assets that have been abandoned or sold. Actual economic lives may differ from estimated useful lives. Periodic review could result in a change in depreciable lives and therefore depreciation charge in the future periods.

Impairment of Trade Receivables

The Group uses the simplified approach to estimate a lifetime expected credit loss allowance for all trade receivables. The Group develops the expected loss rates based on the payment profiles of past sales and the corresponding historical credit losses, and adjusts for qualitative and quantitative reasonable and supportable forward-looking information. If the expectation is different from the estimation, such difference will impact the carrying value of trade receivables.

Quantitative and Qualitative Disclosures about Market Risk

For the year ended December 31, 2022 and 2023

We are exposed to market risk (including foreign currency risk and interest rate risk), credit risk, and liquidity risk in the ordinary course of business. Our overall financial risk management policy focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on our financial performance.

Foreign Currency Risk

The Group expose to foreign currency risk due to transactions and balances denominated in currencies other than the functional currency of the respective entities of the Group, with the primary risk arising from the Chinese Renminbi (“RMB”). The Group closely monitor foreign currency risk on an ongoing basis to ensure that our net exposure remains at an acceptable level.

The company is subject to minimal foreign currency risk due to its foreign supplier policy of making prepayments in advance of delivery, thus eliminating the need for credit terms.

Interest Rate Risk

The Group exposed to interest rate risk arise mainly from interest-bearing bank loans. The interest rates and repayment terms of these loans are disclosed in Note 14 of the financial statements. Currently, The Group does not have an interest rate hedging policy. The sensitivity analysis below is based on our exposure to interest rates for non-derivative instruments at the end of the reporting period.

We use a 50-basis point increase or decrease to report interest rate risk internally to key management personnel, as this represents management’s assessment of a reasonably possible change in interest rates. If interest rates on loans had been 50 basis points higher or lower, with all other variables held constant, our profit would decrease or increase by approximately RM10,430 for the year ended December 31, 2023, and RM2,571 for the year ended December 31, 2022.

Liquidity Risk

Liquidity risk arises mainly due to general funding and business activities. The Group practices prudent risk management by maintaining sufficient cash balances and the availability of funding through certain committed credit facilities. The table below analyses non-derivative financial liabilities of the Group into relevant maturity groupings based on the remaining period from the statement of financial position date to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows, which includes both principal and interest. Balances due within 12 months equal their carrying amounts as the impact of discounting is not significant.

	As of January 1, 2022	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	RM	Convenience Translation USD
Bank borrowings
Repayment within:
Less than 1 year	56,371	127,716	773,744	168,601
Between 1 and 2 years	112,742	127,560	773,744	168,601
Between 2 and 5 years	109,990	307,741	1,823,933	397,440
Over 5 years	37,897	95,340	38,102	8,303

	As of January 1, 2022	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	RM	Convenience Translation USD
Bank overdraft
Repayment within less than 1 year	601,566	900,231	1,064,530	231,964

Lease liabilities
Repayment within:
Less than 1 year	117,732	151,584	57,084	12,439
Between 1 and 2 years	110,832	57,384	60,204	13,119
Between 2 and 5 years	61,188	27,252	98,532	21,470
Over 5 years	—	29,510	20,426	4,451

Trade payables
Repayment within less than 1 year	2,375,939	487,955	423,787	92,344

Other payables
Repayment within less than 1 year	116,026	498,331	692,841	150,972

Amount due to director
Repayment within less than 1 year	—	—	137,181	29,892

Amount due to shareholder
Repayment within less than 1 year	—	—	886	193

Credit Risk

Credit risk primarily arises from the possibility of customers failing to fulfill their payment obligations for the services provided. The Group addresses this risk by conducting thorough customer screening and segmentation based on creditworthiness, setting appropriate credit limits, and enforcing stringent payment terms such as upfront payments and short billing cycles.

Expected credit losses are measured as the difference in the present value of the contractual cash flows that are due to the Company under the contract, and the cash flows that the Company expects to receive. The Company assesses all information available, including past due status, and forward looking macro-economic factors in the measurement of the expected credit losses associated with its assets carried at amortized cost.

	As of January 1, 2022	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	RM	Convenience Translation USD
Trade receivables
Collection within less than 1 year	913,587	1,153,574	1,990,414	433,717
Lifetime expected credit loss, simplified	(138,728)	(90,205)	—	—
Provision for expected credit loss rate	15.18%	7.82%	—	—

Other receivables
Collection within less than 1 year	58,184	67,984	4,513,832	983,577
12 months expected credit loss	—	—	—	—
Provision for expected credit loss rate	—	—	—	—

	As of January 1, 2022	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	RM	Convenience Translation USD
Amount due from director
Collection within less than 1 year	853,591	289,734	—	—
12 months expected credit loss	—	—	—	—
Provision for expected credit loss rate	—	—	—	—

Amount due from shareholder
Collection within less than 1 year	318,467	95,766	—	—
12 months expected credit loss	—	—	—	—
Provision for expected credit loss rate	—	—	—	—

Amount due from related parties
Collection within less than 1 year	737,568	773,817	—	—
12 months expected credit loss	—	—	—	—
Provision for expected credit loss rate	—	—	—	—
	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	Convenience Translation USD
Lifetime expected credit loss
As at January 1	138,728	90,205	19,656
Decrease in expected credit loss	(48,523)	(90,205)	(19,656)
As at December 31	90,205	—	—

For the year ended December 31, 2023, the company made a deliberate decision to abstain from setting aside any provision for doubtful debt, given the fact that by March 21, 2024, the company had successfully received complete settlement of all outstanding amounts owed by trade receivables.

Capital Risk Management

The Group manages its capital to ensure that entities within our Company will be able to maintain an optimal capital structure so as to support our businesses and maximize shareholders value. To achieve this objective, we may make adjustments to the capital structure in view of changes in economic conditions, such as adjusting the amount of dividend payment, returning of capital to shareholders or issuing new shares.

The Group manages its capital based on debt-to-equity ratio that complies with debt covenants and regulatory, if any. The debt-to-equity ratio is calculated as net debt divided by total equity. Net debt is calculated as lease liability, borrowings and bank overdraft plus amount due to shareholder and director, trade and other payables less cash and bank balances. Total capital is calculated as total equity plus net debts. Capital includes equity attributable to the owners of the parent and non-controlling interest.

	As of December 31, 2021	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	RM	Convenience Translation USD
Net debt	3,252,354	2,113,563	3,478,485	757,972
Total equity	5,528,159	7,891,743	10,218,691	2,226,683
Total capital	8,780,513	10,005,306	13,697,176	2,984,655

Gearing ratio	37.04%	21.12%	25.40%	25.40%

For the six months ended June 30, 2023 and 2024

We are exposed to market risk (including foreign currency risk and interest rate risk), credit risk, and liquidity risk in the ordinary course of business. Our overall financial risk management policy focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on our financial performance.

Foreign Currency Risk

The Group expose to foreign currency risk due to transactions and balances denominated in currencies other than the functional currency of the respective entities of the Group, with the primary risk arising from the Chinese Renminbi (“RMB”). The Group closely monitor foreign currency risk on an ongoing basis to ensure that our net exposure remains at an acceptable level.

The company is subject to minimal foreign currency risk due to its foreign supplier policy of making prepayments in advance of delivery, thus eliminating the need for credit terms.

Interest Rate Risk

The Group exposed to interest rate risk arise mainly from interest-bearing bank loans. The interest rates and repayment terms of these loans are disclosed in Note 14 of the financial statements. Currently, The Group does not have an interest rate hedging policy. The sensitivity analysis below is based on our exposure to interest rates for non-derivative instruments at the end of the reporting period.

We use a 50-basis point increase or decrease to report interest rate risk internally to key management personnel, as this represents management’s assessment of a reasonably possible change in interest rates. If interest rates on loans had been 50 basis points higher or lower, with all other variables held constant, our profit would decrease or increase by approximately RM8,036 or $1,703 for the six months ended June 30, 2024 and RM10,430 or $2,211 for the year ended December 31, 2023.

Liquidity Risk

Liquidity risk arises mainly due to general funding and business activities. The Group practices prudent risk management by maintaining sufficient cash balances and the availability of funding through certain committed credit facilities. The table below analyses non-derivative financial liabilities of the Group into relevant maturity groupings based on the remaining period from the statement of financial position date to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows, which includes both principal and interest. Balances due within 12 months equal their carrying amounts as the impact of discounting is not significant.

	As of
	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	Convenience Translation USD
Bank borrowings
Repayment within:
Less than 1 year	773,744	976,072	206,922
Between 1 and 2 years	773,774	976,072	206,922
Between 2 and 5 years	1,823,933	2,062,796	437,302
Over 5 years	38,102	394,603	83,654

Bank overdraft
Repayment within less than 1 year	1,064,530	541,608	114,816

Lease liabilities
Repayment within:
Less than 1 year	50,002	57,804	12,254
Between 1 and 2 years	55,406	61,884	13,119
Between 2 and 5 years	96,186	72,132	15,292
Over 5 years	20,426	15,884	3,367

	As of
	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	Convenience Translation USD
Trade payable Repayment within less than 1 year	423,787	—	—

Other payable Repayment within less than 1 year	692,841	508,160	107,725

Amount due to director Repayment within less than 1 year	137,181	—	—

Amount due to shareholder Repayment within less than 1 year	868	70	15

Credit Risk

Credit risk primarily arises from the possibility of customers failing to fulfill their payment obligations for the services provided. The Group addresses this risk by conducting thorough customer screening and segmentation based on creditworthiness, setting appropriate credit limits, and enforcing stringent payment terms such as upfront payments and short billing cycles.

Expected credit losses are measured as the difference in the present value of the contractual cash flows that are due to the Company under the contract, and the cash flows that the Company expects to receive. The Company assesses all information available, including past due status, and forward looking macro- economic factors in the measurement of the expected credit losses associated with its assets carried at amortized cost.

	As of
	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	Convenience Translation USD
Trade receivable Collection within less than 1 year	1,990,414	4,960,788	1,051,639

Other receivables Collection within less than 1 year	4,513,832	715,097	151,593
	As of
	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	Convenience Translation USD
Lifetime expected credit loss
As at beginning of the year/period	90,205	—	—
Decrease in expected credit loss	(90,205)	—	—
As at end of the year/period	—	—	—

For the six months ended June 30, 2024, the company made a deliberate decision to abstain from setting aside any provision for doubtful debt, given the fact that by July 31, 2024, the company had successfully received complete settlement of all outstanding amounts owed by trade receivables.

Capital Risk Management

The Group manages its capital to ensure that entities within our Company will be able to maintain an optimal capital structure so as to support our businesses and maximize shareholders value. To achieve this objective, we may make adjustments to the capital structure in view of changes in economic conditions, such as adjusting the amount of dividend payment, returning of capital to shareholders or issuing new shares.

The Group manages its capital based on debt-to-equity ratio that complies with debt covenants and regulatory, if any. The debt-to-equity ratio is calculated as net debt divided by total equity. Net debt is calculated as lease liability, borrowings and bank overdraft plus amount due to shareholder and director, trade and other payables less cash and bank balances. Total capital is calculated as total equity plus net debts. Capital includes equity attributable to the owners of the parent and non-controlling interest.

	As of
	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	Convenience Translation USD
Net debt	3,478,485	2,839,041	601,850
Total equity	10,218,691	12,140,790	2,573,728
Total capital	13,697,176	14,979,831	3,175,578

Gearing ratio	25.40%	18.95%	18.95%

Inflation

Malaysia’s inflation rates stood at 3.3% for the year ended December 31, 2022, 2.5% for the year ended December 31, 2023, and 2% for the period ended June 30, 2024. These figures indicate a moderate level of inflation during these periods and we believe that there will be no material impact on their company.

HISTORY AND CORPORATE STRUCTURE

As at the date of this prospectus, our Group is comprised of the Company and its majority owned subsidiaries, CL Technologies and Sagtec.

Corporate Structure

Our company was incorporated in the British Virgin Islands on October 31, 2023, under the Companies Act as a business company with limited liability. The company is authorized to issue an unlimited number of Ordinary Shares with no-par value.

The chart below sets forth our corporate structure as of the date of this prospectus:

Entities

A description of our principal operating subsidiaries is set forth below.

On June 11, 2018, Sagtec was incorporated in Malaysia as a private company limited by shares. On May 27, 2019, Sagtec changed its name from Signage Alliance Group Sdn Bhd to Sagtec Group Sdn Bhd It commenced business on June 11, 2018 and is engaged in the provision of customizable software solutions. The solutions Sagtec provides include subscription services, software consultation and development services, social media management, data management and analysis services and sales of food ordering kiosks with screens. As part of a group reorganization on January 1, 2024, Sagtec became a subsidiary of our Company, with our ownership at 98.04%.

On February 14, 2019, CL Technologies was incorporated in Malaysia as a private company limited by shares. It commenced business on February 14, 2019 and is engaged in the customizable software solutions. The solutions CL Technologies provides include data management & analysis services and social media management. CL Technologies is also engaged in providing sales of power bank charging stations. As part of a group reorganization on January 1, 2024, CL Technologies became a subsidiary of our company, with our ownership at 94.95%.

INDUSTRY OVERVIEW

Market Trend analysis

POS System Subscription & QR Ordering System Subscription

Growing preference for contactless payments:    In recent years, there has been substantial growth in the Mobile POS payment market. One notable trend is the increasing preference for contactless payments, where customers can simply tap their mobile device or card to complete transactions. This shift is a result of the rising demand for convenient and secure payment methods, particularly during the COVID-19 pandemic. In addition, the widespread use of smartphones and tablets, which are increasingly employed for both personal and business purposes also contributed to the shift. Furthermore, the surge in e-commerce and online shopping is fuelling the demand for mobile payment options. According to data provided by Statista, the market share of cash, credit cards, and other payment methods in Malaysia has been shifting towards cashless transactions. Malaysians are showing a growing preference for credit cards and digital wallets over cash when making purchases in brick-and-mortar stores, leading to a decrease in the market share of cash transactions.

Government’s initiatives:    The Malaysian government has taken various initiatives to drive the ongoing digital transformation of the market. These include introducing an interchange fee cap, facilitating the migration of payment cards to support PIN and contactless payments, and expanding the availability of POS terminals. In addition, as part of the Malaysian Chip Card Specification initiative, all debit cards in the country underwent a transition to contactless technology by 1 January 2018. These efforts have collectively contributed to the advancement of the digital landscape in the market, as detailed in Electronic Payments International’s country survey on Malaysia.

Growing tourism industry:    According to a report by GlobalData, the travel and hospitality segment is the second-largest end-user in the POS software market, following retail. This segment is expected to grow at a CAGR of over 10% during the forecasted period, significantly contributing to the overall growth of the POS software market. As the number of tourists continues to rise, businesses in the hospitality and entertainment sectors, including hotels, restaurants, and theme parks, are increasingly seeking ways to streamline their operations and elevate the customer experience. POS software solutions play a crucial role in managing transactions within these industries by enabling businesses to accept payments through various channels like credit cards, mobile payments, and cash. Additionally, these solutions offer valuable features like inventory management, employee scheduling, and analytics, empowering businesses to optimize their operations and enhance customer satisfaction.

EMV chip cards adoption:    Based on data from EMVCo, LLC, the global adoption rate of Europay, MasterCard, and Visa (EMV) chip cards rose from 66.4% in 2020 to 68.16% in Q2 2021. Consequently, numerous countries worldwide have made it mandatory to adopt EMV cards, resulting in a substantial surge in the demand for POS software solutions that are compatible with these cards. Businesses accepting card payments are required to upgrade their payment terminals and software to support EMV cards, thereby reducing their liability for fraudulent transactions. POS software solutions that accommodate EMV cards offer several advantages to businesses, including enhanced security, reduced fraud risks, and increased customer confidence. Moreover, these solutions enable businesses to accept a broader range of payment methods, such as contactless and mobile payments. With the growing adoption of EMV chip cards, the POS software market is expected to experience notable growth, as highlighted in GlobalData’s analysis of the POS software market.

Food Ordering Kiosk Machine with Screen

Increasing demand for self-service solutions:    The Food Ordering Kiosk Machine presents an opportunity for businesses to enhance the customer experience through personalized and efficient service delivery. These self-service kiosks not only expedite the ordering process but also cater to individual preferences, ultimately leading to reduced waiting times and heightened levels of customer satisfaction. Moreover, by empowering customers to customize their orders directly through the kiosk interface, businesses can ensure accuracy and precision in fulfilling their preferences, further bolstering the overall dining experience. Additionally, the data collected from these interactions can provide valuable insights for businesses to optimize their offerings and tailor promotions to better meet customer needs, according to an industry expert.

Increasing adoption of digital and mobile technologies:    As we move towards a cashless society, QR payment solutions are becoming increasingly popular. Self-service kiosks can seamlessly integrate these digital payment methods, allowing customers to effortlessly complete transactions using their smartphones. This upward trend is anticipated to persist in the foreseeable future, prompting a greater number of businesses to embrace self-service kiosk technology as a means of staying aligned with the dynamic preferences of their clientele. Furthermore, the seamless integration of self-service kiosks with mobile applications and digital platforms enables businesses to offer a cohesive omnichannel experience, fostering customer engagement and loyalty across various touchpoints. Additionally, the data collected through these interactions can facilitate the refinement of marketing strategies and the development of targeted promotions, thereby enhancing customer retention and driving revenue growth.

Software Development

Driving the growth of the software industry through Industry 4.0:    The software industry plays a vital role in the context of Industry 4.0 by providing the necessary techniques and solutions for technological organizations. Industry 4.0 is a well-defined and transparent concept, although its implementation can be complex due to the diverse range of systems and the multitude of potential solutions. Within the realm of intelligent data management, software serves as an innovative tool encompassing all the documentation and configuration data required for error-free operation of applications and programs. Software engineers are at the forefront of developing various software products, ranging from databases, word processors, and project management tools, to more intricate systems such as air-traffic control systems, websites, and e-commerce platforms. This relationship drives growth in the software development sector, as highlighted in strategic analyses of software development in Industry 4.0.

Increasing demand for customized software solutions:    Custom software development plays a vital role in driving business growth and maintaining competitiveness. By optimizing internal operations and delivering innovative services to customers, tailored software development enables businesses to efficiently accomplish their objectives. According to a report by Zion Market Research, the global market size is expected to reach USD1,460.1 billion by 2026, growing at a CAGR of 7.6% from 2021 to 2026. The adoption of business software has become imperative for organizations to stay competitive on a global scale.

Organizations are adopting digital transformation:    Digital advancements provide companies with innovative opportunities for growth and increased operational efficiency. This technological shift not only enhances the efficiency and effectiveness of various company activities but also reduces workloads through automation. Additionally, by minimizing human errors, software solutions contribute to improved effectiveness and consistency across operations. The trend towards digitalization is a significant driver of expansion within the software development industry, as highlighted in recent reports on maximizing returns from digital transformation and industry analyses.

Evolving traditional research and development into software development:    PwC’s latest Global Innovation 1000 study examines the top 1,000 public companies investing significantly in research and development. The study highlights companies that are increasingly focused on strengthening their software and service offerings, driven by rapid advancements in software capabilities and the integration of embedded software and sensors into products. The widespread connectivity brought about by the Internet of Things and the availability of cloud-based data storage have further facilitated seamless connections between products, customers, and suppliers, enhancing the scope and impact of R&D efforts.

Social Media Management

Increased Social Media Adoption:    Social media platforms continue to attract new users at a rapid pace, both individuals and businesses. As these platforms evolve and diversify, the need for efficient management tools becomes paramount. The sheer volume of content and interactions on platforms like Facebook, Instagram, Twitter, LinkedIn, TikTok, and newer entrants necessitates tools to streamline posting, engagement, and analytics.

Influencer Marketing:    Influencer marketing has become a powerful strategy for brands struggling to connect with their target audience in today’s expansive digital media landscape. According to a research report by MarketsandMarkets, the global Influencer Marketing Platform Market surpassed $14.2 billion in 2024 and is projected to reach approximately $50.3 billion by the end of 2028, with a robust CAGR of 37.1% during the forecast period from 2024 to 2028. With the advancement of internet speed and the availability of low-cost streaming, the demand for video content is skyrocketing. Influencers are increasingly using video to reach out to their audiences. Influencers show their audience the latest trends in their niche and typically lead the charge when social network adds a new feature. Influencer marketing platform markets are increasingly posting video content across social platforms.

Data Analytics and Insights:    Informed decision-making relies on data. Social media management tools offer comprehensive analytics and insights into audience demographics, engagement rates, reach, and conversion metrics. These insights enable businesses to fine-tune their content and targeting strategies for maximum impact.

Artificial Intelligence and Automation:    AI-powered capabilities are increasingly integrated into social media management tools. These features include chatbots for customer service, content recommendation engines, and automated posting schedules, which enhance efficiency and campaign effectiveness. Artificial intelligence has lately been reshaping nearly every sector of the economy. It is behind emerging technologies such as robotics, the Internet of Things (IoT), big data and generative AI like ChatGPT and AI art generators. As reported by Forbes, approximately 44% of companies are interested in investing seriously in AI. In addition, IBM inventors received 2,300 AI-related patents in 2021.

Data Management and Analysis

Increase in Social Media Usage:    Many businesses are increasingly relying on social media as their primary channel for various advertising campaigns, product promotions, and events due to its greater efficiency compared to traditional advertising methods. Furthermore, the proliferation of social media analytics is being driven by the growing popularity of internet-connected mobile devices such as smartphones and tablets, as well as the increasing number of users on social media platforms. Companies are leveraging both historical data regarding their past performances and current information about their customers, products, services, and operational processes to gain insights and identify historical trends and patterns. To analyze these patterns, uncover new business opportunities, and develop strategies based on recent insights, numerous industries have embraced business analytics software and solutions. This trend is expected to further fuel the expansion of the big data market, which, according to Precedence Research, is projected to exceed $393.35 billion by 2032, with a projected CAGR of 29.4% from 2023 to 2032.

Increasing Adoption of Digital Solutions across Industries:    As reported by Fortune Business Insights, the growing adoption of digital solutions across business sectors, such as banking, healthcare, retail, agriculture, and telecom/media, significantly increase the amount of data generated. For example, AI brings a significant change in the agriculture sector’s risk management, precision farming, and pest control. Smart machines, soil sensors, and GPS-equipped tractors generate massive data sets. Big data analytics is applied to analyze huge data sets, such as advanced risk assessments, supply tracks, natural trends and ideal crops.

Energy and Utilities Sector to Grow Rapidly:    According to a press release by GlobeNewswire, the energy and utilities sectors are rapidly evolving, driven by advanced technologies like Big Data and analytics. Companies like Halliburton are partnering with platforms such as Enverus to harness data analytics for operational improvements. The shift to alternative energy sources due to fossil fuel scarcity is spurring the need for advanced data tools to monitor and adapt to sources like solar and wind energy. Smart technologies are generating large datasets, emphasizing the importance of data quality for market growth. Many industry leaders are building in-house data analytics platforms, like Shell’s Shell.ai, to enhance operational efficiency by democratizing data analytics and AI.

Rental and Sale of Powerbank Charging Station

Increase in adoption of electronic devices:    The increase in adoption of electronic devices can be linked to shifts in consumer lifestyles, which is expected to continue as a key driver for the global market. According to a research report by Grand View Research, the global power bank market was valued at $13.48 billion in 2022 and is expected to grow at a CAGR of 8.3% from 2023 to 2030. Additionally, power banks enable users to recharge various devices such as tablets, smartphones, and other USB-compatible media devices. Despite rapid technological advancements in tablets and smartphones, their batteries still have limited capacities, leading to a heightened demand for power banks. With the proliferation of smartphone applications, ranging from online shopping to food delivery, the inadequacy of their low-capacity batteries becomes apparent.

Increase in Travel and Tourism:    According to a research report by Verified Market Research, the demand for power bank rental services is driven largely by the travel industry and related sectors. Portable charging solutions are crucial for travellers as they often encounter situations where access to conventional charging stations is limited.

Urbanization and Commuting Patterns:    Additionally, the report also highlights that portable charging solutions are reportedly especially vital in urban areas where residents have busy lifestyles and spend extended periods commuting. Power bank rental services can cater to the needs of urban dwellers.

Focus on Sustainable Solutions:    Verified Market Research also notes that with an increasing emphasis on sustainability and reducing technological waste, consumers may prefer renting power banks over purchasing cheap chargers or using single-use disposable batteries. Embracing a more sustainable approach to meeting electricity needs can be facilitated through the adoption of rental services.

Market Challenge analysis

POS System Subscription & QR Ordering System Subscription

Data Security Concerns:    While POS systems and QR ordering systems offer numerous advantages to retailers and businesses, there are potential challenges and associated risks. These include device malfunctions, phishing attempts, as well as vulnerabilities in software and networks. For instance, according to Verizon, financial gain was the motive behind 98% of POS data breaches in the hospitality industry in 2021. Such breaches not only result in data and financial loss but also impede market growth. Additionally, even within well-protected networks, securing individual devices is crucial. Therefore, according to a report by Fortune Business Insights, data breaches caused by insufficient security measures can hinder the growth of the market.

Budgetary concerns and issues:    The considerable expenses linked with installing and maintaining sophisticated POS systems pose a significant hurdle. Introducing a new POS system or upgrading an existing one demands substantial investment in software licenses, hardware, training, and continuous support. According to a report by Market.US, this financial commitment can be especially daunting for small and medium-sized enterprises, making it difficult for them to afford a comprehensive POS solution.

Food Ordering Kiosk Machine with Screen

Customer frustration:    Not everyone feels comfortable using technology like self-service kiosks. While Millennials generally handle these kiosks well, not all customer demographics share the same proficiency. Research suggests that 43% of shoppers would seek assistance from store staff when using self-service checkouts, implying that relying solely on self-service options might alienate certain customers. Additionally, as noted in a blog article from Lamasa Tech, even if a customer is tech-savvy, encountering system errors or malfunctions can still cause frustration.

Lack of human interaction:    The Food Ordering Kiosk Machine’s implementation will notably decrease the level of human interaction within the business. For certain customers, engaging with a sales assistant directly may be preferred over using a kiosk, as they seek a more personalized experience. Lamasa Tech also mentioned in their blog article that 82% of consumers want more human interactions from brands. Consequently, the absence of this human touch in your business model may dissuade customers from revisiting and prompt them to opt for competitors offering more traditional face-to-face assistance.

Regular maintenance:    Another potential obstacle arises from hardware and software failures, which are inevitable and can result in lost sales if kiosks malfunction during peak hours. Some customers may lack the patience to wait in line, leading to the risk of losing both immediate and return customers. To mitigate this issue, it is essential to establish a routine maintenance schedule for these kiosks. However, it’s important to note that maintenance costs for such systems can be steep due to their automated nature. Thus, as mentioned by EagleOwl, ensuring affordability entails consistently budgeting for hardware and software maintenance charges.

Software Development

Maintaining the Competitive Edge:    One of the growing difficulties faced in the software industry is the need to sustain a competitive advantage. This is often due to the fast-paced and ever-changing technology landscape. In addition, there are many companies that offer similar products and services.

Shortage of Skilled Workforce:    Finding qualified talents is one of the most significant challenges in software development for enterprises. This can prove to be challenging due to various reasons, including a scarcity of qualified workforce, the expense associated with recruitment, or the struggle to identify the ideal candidate.

Limited infrastructure & resources:    According to Estuate, another challenge faced by majority of software development companies is the insufficient availability of resources or IT infrastructure necessary for efficient project execution. This could mean a lack of high-performance software development tools, powerful computing platforms, inefficient data storage architectures or improper networks and connectivity. These limitations result in decreased productivity and performance of software development teams, ultimately impacting the overall outcome of projects.

Time limitations:    Estuate also mentioned that software development is a time-game. Developers operate within demanding environments, aiming to fulfill project requirements within tight and limited timeframes. The constraints of time frequently hamper the efficiency of development teams and result in the delivery of subpar quality software products.

Social Media Management

Algorithm Changes:    According to AIContentfy, social media platforms constantly refine their algorithms to enhance user experiences and engagement. However, these updates can dramatically affect the organic reach of businesses’ content. Frequent algorithm changes mean social media managers must maintain a keen eye on platform updates and adapt their strategies accordingly. Failing to do so can result in diminished visibility for a brand’s posts, making it crucial to stay agile and responsive in content planning and distribution.

Content Saturation:    The immense volume of content generated on social media platforms daily has led to a phenomenon known as content saturation. This inundation makes it increasingly challenging for businesses to capture the attention of their target audience. Social media managers must focus on crafting compelling, relevant, and original content that resonates with their followers. This requires creativity, strategic planning, and a deep understanding of the audience’s preferences and behaviors, as reported by Synapse.

Data Privacy Regulations:    Based on Digital Marketing Institute, the advent of data privacy regulations such as GDPR and CCPA has introduced stringent requirements regarding the collection, use, and protection of user data. This has made it more challenging for social media managers to access and utilize user data for personalized marketing campaigns. Compliance with these regulations is crucial to avoid legal consequences, necessitating a thorough understanding of data privacy laws and diligent adherence to best practices.

Influencer Marketing Challenges:    While influencer marketing can yield significant benefits, it comes with a unique set of challenges. Identifying authentic influencers who align with a brand’s values, negotiating partnerships, measuring the impact of influencer campaigns, and maintaining a positive brand image in collaborations all require careful planning and execution. Social media managers must establish strong relationships with influencers and exercise due diligence in influencer selection and management, as mentioned by Unbox Social.

Data Management & Analytics

Growing security concerns:    The technology raises serious security issues, including real-time security needs, safeguarding client data privacy, and ensuring overall system security. According to Precedence Research, the key issues demanding immediate attention include remote storage vulnerabilities, inadequate identity management practices, insufficient investments in system and network security, human errors, interconnected devices, and the security risks associated with IoT applications. Addressing these hurdles poses a considerable challenge for the company. Furthermore, the anticipated increase in data breaches and cyberattacks targeting customer data stored by various businesses is expected to hinder market growth.

Collecting meaningful data:    With the abundant data available to businesses, the challenge lies in gathering meaningful insights efficiently. Employees often invest substantial time sifting through data, which can be overwhelming, and real-time sorting and analysis are often impractical, leading to inaccurate reports. An effective solution is the adoption of a suitable data analytics tool, which streamlines data collection, analysis, and real-time reporting, enhancing decision-making while reducing employee workload and boosting productivity, as stated by Pathstream. Complementing this, employee training in data utilization, whether through online programs or coaching workshops, ensures the workforce can maximize the benefits of data analytics.

Data Analysis Skills Challenges:    Another significant challenge businesses encounter is the shortage of professionals equipped with the necessary analytical skills. Without a deep understanding of interpreting diverse data sets, individuals may find their capacity to derive insights from data limited. Based on Pathstream, to address this challenge, organizations can explore two avenues: firstly, by recruiting talent with data analysis expertise, and secondly, by considering the adoption of user-friendly software solutions. Additionally, implementing training programs aimed at equipping employees, especially those handling data, with the most current data analysis skills is crucial for overcoming this hurdle.

Powerbank Charging Station

Limited Knowledge:    One significant obstacle could be the lack of awareness among potential customers regarding the benefits and availability of power bank rental services. Adoption rates may be hindered if customers are not informed about the accessibility and simplicity of such services. Users who opt for rental power banks might harbor concerns about the safety and security of their devices. Customers may hesitate to utilize these services if they have apprehensions about data security or the risk of damaging their electronics while charging, as mentioned by Verified Market Research.

Costs associated with maintenance and upkeep:    According to Verified Market Research, rental service providers may face additional costs associated with managing and maintaining a fleet of power banks. Ensuring regular maintenance, replacing malfunctioning equipment, and ensuring a sufficient supply of operational devices can all be costly endeavors. Moreover, the need to constantly monitor inventory levels and address logistical challenges such as distribution and collection of power banks further adds to the operational expenses of rental service providers.

Charging Compatibility:    The operational challenges for power bank rental services are compounded by the diverse range of charging ports and cable types found in various devices. Ensuring compatibility with a wide array of devices requires careful logistical planning and investment in inventory management systems. Failure to accommodate this diversity could undermine the appeal of the service, potentially leading to dissatisfaction among users who encounter compatibility issues, as reported by Verified Market Research. As a result, rental service providers must prioritize strategies to address this challenge effectively to maintain the service’s relevance and utility for customers.

Competition Overview

The markets in which we compete are competitive and evolving rapidly. We compete on the basis of several factors, including:

•        Providing an end-to-end software and financial technology platform specifically designed to meet the existing and future technology needs of prospective customers, which includes comprehensive partner ecosystem integrations;

•        Ensuring product performance, flexibility, ease of use, security, scalability, and reliability;

•        Maintaining brand recognition, reputation, and ensuring high levels of customer satisfaction;

•        Offering quality support and professional services, including efficient onboarding of prospective customers;

•        Ability to operate and support all specified geographic markets effectively; and

•        Seamless integration of systems at low costs to provide crucial data insights.

We believe that we compete favorably with respect to these factors. We also believe that some of our competitors may be better funded or better connected than us. Nonetheless, we believe that we are well positioned to compete in the industry because of (i) our strong and stable relationships with our suppliers and customers, (ii) our experienced management team, (iii) our products are able to provide comprehensive and customizable solutions for our customers and because (iv) we also offer auxiliary services which add value to our customers.

BUSINESS

Overview

Our business was originally incorporated in Malaysia in 2018, and is principally involved in the provision of customizable software solutions encompassing several types of software such as a smart ordering system, Speed +, which is a smart solutions application software for the food and beverage industry. The Speed+ software is installed onto our existing Point of Sale (POS) machines, which are sourced from third-party suppliers. These POS machines, equipped with Speed+, are then leased to clients, providing a seamless and integrated solution for efficient order management and transaction processing. We also offer customizable software and application development for table ordering, QR ordering and self-service kiosk ordering. For the years ended December 31, 2022 and December 31, 2023, the provision of the Speed+ smart ordering system, QR Ordering system subscription (both under subscription services) contributed 10.22% and 12.31% of our revenue, respectively, while the provision of software development services contributed to 19.10% and 9.79% of our revenue, respectively. For the six months period ended June 30, 2023 and June 30, 2024, the provision of the Speed+ smart ordering system, QR Ordering system subscription (both under subscription services) contributed 19.89% and 33.03% of our revenue, respectively, while the provision of software development services contributed to 13.75% and 16.43% of our revenue, respectively.

Our products and services such as our smart ordering system, Speed +, as well as any software and application development for table ordering, QR ordering and self-service kiosk ordering, are marketed to the bulk of our customers in Malaysia, who belong to the food and beverage (“F&B”) industry. However, the customizable nature of our software and application development services which further extends to customer relationship management and invoicing software is offered to businesses across different industries, with a focus on F&B but also extending to other industries such as Geotechnology, beauty products and property consulting.

Apart from our product, Speed+, we also sell food ordering kiosk machines designed to improve the dining experience for both customers and businesses. These kiosk solutions combine innovative technology with user-friendly interfaces, allowing patrons to effortlessly browse menus, customize orders, and make secure payments. They are designed to improve efficiency, reduce labor costs, and gather valuable data on customer preferences and ordering patterns. For the years ended December 31, 2022 and December 31, 2023, the sale of food ordering kiosk machines contributed 16.12% and 25.29% of our revenue, respectively. For the six months period ended June 30, 2024, the sale of food ordering kiosk machines contributed 14.92% of our revenue.

Beyond the F&B industry, we serve a broader clientele as a trusted partner. Our software development services showcase our commitment to understanding and addressing the unique needs of our clients. Our experienced software development team creates tailored solutions, often starting with a comprehensive software development blueprint in the form of a white paper. Whether it involves developing applications or addressing complex software development projects, our in-house programmers bring over a combined 14 years of experience and expertise. For specialized or complex projects, we collaborate with trusted outsourcing partners to ensure our clients have access to the right skills and resources.

In a digital age where social media plays a crucial role in brand presence, we offer social media management services. Responsible for overseeing the social media accounts of Key Opinion Leaders (KOLs) and influencers, we attempt to ensure that these digital influencers maintain a current and engaging online presence. By leveraging data analysis, including demographic data, comments, post likes, and other metrics, we fine-tune content strategies in order to obtain the maximum impact. For the years ended December 31, 2022 and December 31, 2023, our social media management services contributed 11.98% and 9.50% of our revenue, respectively. For the six months period ended June 30, 2023 and June 30, 2024, our social media management services contributed 21.25% and 9.54% of our revenue, respectively.

We further provide additional products and services through the sale of power-bank charging stations through our majority owned subsidiary, CL Technologies. Recognizing the trend in demand for portable power-bank charging for mobile devices, we have developed additional expertise in providing power-bank charging stations across 300 locations in Malaysia, working with shopping malls, parks and other public areas. For the years ended December 31, 2022 and December 31, 2023, the sale of power-bank charging stations through its majority owned subsidiary, CL Technologies, contributed 12.45% and 23.44% of our revenue, respectively. For the six months period ended June 30, 2024, the sale of power-bank charging stations through its majority owned subsidiary, CL Technologies, contributed 13.34% of our revenue.

Our expertise extends beyond software development. We also offer a comprehensive data management service. By efficiently handling clients’ incoming raw data, including tasks like sorting, filtering, and reorganizing data within servers, we help clients easily access the information they need, streamlining their operations and decision-making. For the years ended December 31, 2022 and December 31, 2023, our data management services contributed 20.98% and 15.62% of our revenue, respectively. For the six months period ended June 30, 2023 and June 30, 2024, our data management services contributed 28.47% and 12.74% of our revenue, respectively.

For the year ended December 31, 2023, business in Malaysia contributed to 100% of our Group’s revenue. We also believe that our financial results reflect our strong market position. For the year ended December 31, 2022, our revenue was RM13,000,026 (USD2,832,744), and our net profit was RM2,363,584 (USD515,032). For the year ended December 31, 2023, our revenue was RM29,280,649 (USD6,380,339), and our net profit was RM4,656,301 (USD1,014,622). This is a growth of 125.24% in revenue and 97.00% in net profit respectively. The cost of sales increased from RM7,959,225 (USD1,734,036) in the year ended December 31, 2022 to RM21,112,777 (USD4,600,536) in year ended December 31, 2023. For the six months period ended June 30, 2023, our revenue was RM7,104,161 (USD1,506,012), and our net loss was RM917,279 (USD194,454). For the six months period ended June 30, 2024, our revenue was RM19,655,442 (USD4,166,761), and our net profit was RM1,922,099 (USD407,466). This is a growth of 176.68% in revenue and 309.54% in net profit respectively. The cost of sales increased from RM6,875,096 (USD1,457,452) in the six months period ended June 30, 2023 to RM16,167,137 (USD3,427,273) in the six months period ended June 30, 2024.

Our Products and Services

For the year ended December 31, 2023, our top 3 categories of sales were food ordering kiosk with screen, power bank charging station and data management & analysis services, which accounted for RM7,405,006 (USD1,613,572), RM6,864,566 (USD1,495,809), and RM4,574,481 (USD996,793) respectively.

The diagrams below illustrate the suite of solutions which we currently offer.

Speed+ Solution:

Our company has developed the Speed+ “Smart Mobile Ordering” System, which is a user-friendly, cloud-based solution that allows customers to manage their business from anywhere with internet access. It offers integrated software and hardware features with a monthly subscription, eliminating the need for high investment and complex installations. At less than RM5 per day, it provides a cost-effective solution for the F&B industry to improve their technology environment, reduce human error, and enhance daily operations. This positions Speed+ to continue to grow business in the F&B market.

The Speed+ system is a comprehensive solution for businesses, offering a range of features including Store, Table, Item, Category, Device, POS, Printer, Order, Staff Management, and Admin and Manager Settings. It provides various products such as the “Smart Ordering System”, “QR Code Table Ordering System”, “Ordering & E-Payment Solutions”, “Light version Delivery Order System”, and “Self Ordering Kiosk Machine & Software”. Additionally, it offers customized software application development. This cloud-based system allows users to manage their business from anywhere, making it a cost-effective and efficient solution for the F&B industry.

Software Consultation and Development Services

Our Company also provides software consultation and development services, which includes developing office management and customized application software. To start, we usually consult with our customers to ensure that their requirements and needs are understood and addressed, before proposing various solutions based on the consultation. For our customized application software, we can provide customized corporate application development with an associated dedicated server set-up, with features such as remote access to data storage and corporate management. Regarding our office management software, we also develop server storage and firewall infrastructure, software security, PHP web-based back-end development, and app-based front-end development. Our various options and features allow us to provide customized solutions to accurately address our customers’ requirements.

Data Management and Analysis Services

Additionally, our Company provides data management and analysis services for various customers, which includes the processing of data in accordance with the appropriate technical and organizational measures to ensure minimal security risks. Our job scope usually entails raster data editing, modifying images that are composed of pixels to specific resolutions to meet our customer’s requirements. This involves generating, modifying, and creating natural color metadata to produce an image with seamless color balance, while ensuring that the image is in the specific format requested by our customers.

Functionality Testing, Inspection of Equipment and Quality Control

Our company has established a quality control and assurance system for our technological solutions. We define specific criteria to determine quality benchmarks, while also implementing weekly ‘stress tests’ on our products and technological solutions to help identify defects, deviations from quality standards, and any need for corrective actions. Additionally, we also train our employees on quality standards, procedures, and best practices, to ensure that team members understand their roles in maintaining the highest standards set by our Company.

In selecting our suppliers, we also evaluate and select reliable suppliers with a proven track record in the market who can meet our quality standards, while continuing to monitor their performance throughout the duration of our contracts with them. Lastly, we have also implemented feedback loops for continuous improvement, collecting feedback from our customers, employees and stakeholders to identify areas of improvement, and ensuring that changes are made to maintain our quality standards.

Our Customers

Our customers can be categorized into two groups, (i) direct customers, who purchase our technological solutions directly from us and (ii) distributors and resellers, who procure our technological solutions from us for resale to end user customers. Our end user customers operate in various industries which range from retail shops in both online and offline formats, small and medium enterprises, and large corporate clients. Our customers who are distributors and resellers usually specialize in software distribution, with large networks of customers with varying backgrounds, while further possessing experience which we can learn from through obtaining their feedback. Our company places great emphasis on customer satisfaction, as we believe that this is the cornerstone of successful businesses, directly impacting loyalty, repeat business, and overall company reputation.

Our customers include both enterprises and individuals. We have derived a substantial portion of our revenue from sales to a limited number of customers. For the years ended December 31 2022 and 2023, our top five customers accounted for 75.82% and 66.30% of our total revenue, respectively, with 3 customers comprising 15.72%, 14.81% and 29.56% for the year ended December 31, 2022, and 16.80%, 17.00% and 13.66% for the year ended December 31, 2023.

Although we continually seek to diversify our customer base, we cannot assure you that the proportion of revenue contribution from our major customers to our total revenue will decrease in the future. Dependence on a limited number of major customers to our total revenue exposes us to risks of substantial losses if any of them reduces or ceases business collaboration with us. Specifically, any one of the following events, among others, may cause material fluctuations or declines in our revenue, and have a material and adverse effect on our business, results of operations, financial condition and prospects.

Material agreements with customers

As of the date of this prospectus, we have entered into the following material contracts with our top three customers below:

(a)    Data Management Service Agreement, Social Media Management Agreement, Food Ordering Kiosk Agreement and Software Development Agreement with Customer B

I.       Data Management Agreement dated January 2, 2023 with Customer B

Customer B engaged Sagtec for the processing and management of personal data in accordance with the requirements of General Data Protection Regulations. The Data Management Agreement is on an invoice basis and does not specify the term or duration of the Data Management Agreement. The material terms of the contract are as follows:

i.       Responsibilities:    Sagtec will provide the relevant data management and processing services in accordance with ongoing applicable Data Protection Laws in the processing of personal data and will take responsible measures to ensure that any employees, agents or contractors of Sagtec who have access to personal data will comply in a similar manner as Sagtec with any ongoing applicable Data Protection Laws.

ii.      Data Security and Subprocessing:    Sagtec will implement appropriate technical and organisational measures to ensure a level of security appropriate to mitigate security risks, while also establishing processes to remedy any data breach. Sagtec will not disclose any personal data to any third party subprocessor unless authorised by Customer B.

iii.     Data Breach:    In the event of a data breach, Sagtec will inform Customer B of the breach without any undue delay and will provide Customer B with sufficient information for its reporting obligations.

iv.      Termination:    Either party may terminate the Agreement with 7 days of written notice with cause, in the event the cause of the breach cannot be remedied. Either party may terminate the Agreement in the event of insolvency or bankruptcy. In the event of termination, Sagtec shall delete all copies of personal data within 10 business days of cessation of services.

II.     Social Media Management Agreement dated January 2, 2023 with Customer B

Customer B engaged Sagtec to provide social media management services. The Social Media Management Agreement is on an invoice basis and does not specify the term or duration of the Social Media Management Agreement. The material terms of the contract are as follows:

i.       Scope of Work:    Sagtec shall schedule and post content provided by Customer B to Customer B’s social media channels including those on Facebook, Instagram, LinkedIn, Tiktok, Twitter, Google and Youtube and Sagtec is responsible for:

•        Social media engagements such as replying to comments, voting polls and direct messages.

•        Social media monitoring of activities, mentions and conversations around Customer B and Customer B’sbrand, products and services.

•        Promoting blogposts and analyzing social media reports and results from campaigns.

ii.      Copyright and Intellectual Property:    All content created by Sagtec including social media posts, blog posts, designs, videos and images shall be owned by Customer B.

iii.     Termination:    Either party may terminate the Agreement with 7 days of written notice in the event of a breach of terms of the agreement. Upon termination, Sagtec agrees to finish all pending works, projects or assignments given to the Company by Sagtec and permanently delete all information or programs related to Customer B.

III.    Software Development Agreement dated December 27, 2022 with Customer B

Customer B engaged CL Technologies to develop office management software. The key terms of the contract are as follows:

i.       Scope of Work and Duration:    The duration of the contract is effective from the date of signature till satisfactory project completion. Any additional work outside the original scope will require a formal change request with a detailed description of requested changes. CL Technologies is responsible for:

•        Design and development of the software according to milestones

•        Performing multiple testing for quality assurance

•        Providing implementation support and training sessions after delivery

•        Providing regular process updates and milestone reports

•        Providing 30 days of post-delivery maintenance and support

ii.      Intellectual Property:    All rights, titles, and IP rights will be transferred to Customer B upon full payment, with CL Technologies retaining the right to showcase the software for portfolio/marketing purposes. Customer B will also receive a perpetual, non-exclusive license for internal use and the source code upon final payment, with the right to modify and enhance the software independently.

iii.     Warranty and Support:    CL Technologies warrants that the software will operate in accordance with required specifications and will provide a 30-day bug fix period after final delivery where prompt fixes and updates will be made to any report bugs or issues, provided that the description of the bugs contain sufficient information.

iv.      Termination:    Either party can terminate for convenience upon 7 days written notice, while immediate termination is allowed for material breaches including confidentiality breaches, payment failures and intellectual property violations. Upon termination, if Customer B terminates, CL Technologies must refund unearned fees for work not performed, while if CL Technologies terminates, Customer B must pay for all completed work and expenses. After termination, Customer B is obliged to return all deliverables, documentation, and materials, and cannot retain copies of any materials.

IV.     Food Ordering Kiosk Invoice dated December 12, 2023 with Customer B

For Food Ordering Kiosk invoices, Sagtec engages with each customer on an invoice basis to provide food ordering kiosks according to the customer’s specifications with a warranty period of 18 months, with cash on delivery terms.

(b)    Food Ordering Kiosk Agreement, Power Bank Charging Station Agreement, Speed + Mobile QR Ordering System Agreement and Software Development Agreement with Customer C

I.       Food Ordering Kiosk Invoice dated July 19, 2023 with Customer C

For Food Ordering Kiosk invoices, Sagtec engages with each customer on an invoice basis to provide food ordering kiosks according to the customer’s specifications with a warranty period of 18 months, with cash on delivery terms.

II.     Powerbank Charging Station Invoice dated December 5, 2023 with Customer C

For Powerbank Charging Station invoices, CL Technologies engages with each customer on an invoice basis to provide powerbank charging stations according to the customer’s specifications, with cash on delivery terms. There is no underlying contract between the Company and Customer C, and all orders are done on an invoice basis with no specified term or duration.

III.    Software Development Agreement dated July 20, 2023 with Customer C

Customer C engaged Sagtec to develop office management software. The key terms of the contract are as follows:

i.       Scope of Work and Duration:    The duration of the contract is effective from the date of signature till satisfactory project completion. Any additional work outside the original scope will require a formal change request with a detailed description of requested changes. Sagtec is responsible for:

•        Design and development of the software according to milestones

•        Performing multiple testing for quality assurance

•        Providing implementation support and training sessions after delivery

•        Providing regular process updates and milestone reports

•        Providing 30 days of post-delivery maintenance and support

ii.      Intellectual Property:    All rights, titles, and IP rights will be transferred to Customer C upon full payment, with Sagtec retaining the right to showcase the software for portfolio/marketing purposes. Customer C will also receive a perpetual, non-exclusive license for internal use and the source code upon final payment, with the right to modify and enhance the software independently.

iii.     Warranty and Support:    Sagtec warrants that the software will operate in accordance with required specifications and will provide a 30-day bug fix period after final delivery where prompt fixes and updates will be made to any report bugs or issues, provided that the description of the bugs contain sufficient information.

iv.      Termination:    Either party can terminate for convenience upon 7 days written notice, while immediate termination is allowed for material breaches including confidentiality breaches, payment failures and intellectual property violations. Upon termination, if Customer C terminates, Sagtec must refund unearned fees for work not performed, while if Sagtec terminates, Customer C must pay for all completed work and expenses. After termination, Customer C is obliged to return all deliverables, documentation, and materials, and cannot retain copies of any materials.

IV.     Speed + Mobile QR Ordering System Invoice dated July 16, 2023 with Customer C

For Speed + Mobile QR Ordering System invoices, Sagtec engages with each customer on an invoice basis to provide Speed + Mobile QR Ordering Systems according to the customer’s specifications, with cash on delivery terms.

(c)     Power Bank Charging Invoice dated August 15, 2023 with Customer D

I.       Powerbank Charging Station Invoice dated August 15, 2023 with Customer D

For Powerbank Charging Station invoices, CL Technologies engages with each customer on an invoice basis to provide powerbank charging stations according to the customer’s specifications, with cash on delivery terms. There is no underlying contract between the Company and Customer D, and all orders are done on an invoice basis with no specified term or duration.

In summary, our contracts for the provision of our products and services contain standard terms providing for the responsibilities of each party, confidentiality and data protection clauses, as well as clauses which provide for when termination rights of each party will arise. For example, our data management contracts contain terms which provide for the necessary technical and organizational security measures, while implementing procedures targeted at risks associated with data breaches, while our social media management contracts contain terms providing for the scheduling and posting of content to our customers’ social media channels, as well as providing social media engagement, monitoring and analysis services.

Our Suppliers

Our suppliers are vendors who provide us with Point of Sale (POS) machines, which we install our Speed+ software prior to leasing to our clients. We place great importance in supplier selection, ensuring that we receive reliable equipment and constant access for troubleshooting potential hardware issues. For the year ended December 31, 2022, one vendor accounted for 44.05% of our cost of sales, and for the year ended December 31, 2023, two vendors accounted for 25.84% and 34.69% of our cost of sales.

Although we continually seek to diversify our supplier base, we cannot assure you that we will be able to source for suppliers who are able to provide comparable products at a similar cost. Should any of our suppliers reduce or cease business collaboration with us, this may cause material fluctuations or declines in our revenue and have a material and adverse effect on our business, results of operations, financial condition and prospects.

Material agreements with suppliers

As of the date of this prospectus, we have entered into the following material contracts with our top two suppliers and their projects:

(a)    Product Sales Agreement with Supplier A dated March 1, 2022

Sagtec entered into a Product Sales Agreement with Supplier A for the purchase of servers and food ordering kiosk machines. The Product Sales Agreement does not specify the term or duration of the Product Sales Agreement. The key terms of the contracts are as follows:

i.       Delivery:    Full payment from Sagtec is required upon delivery and for title to be transferred, with an invoice being provided upon delivery. Upon shipment of the products, all risk will be transferred to Sagtec.

ii.      Disclaimer of Warranties:    Products are sold ‘as-is’ and all warranties are disclaimed, whether express or implied.

iii.     Default:    The following occurrences shall constitute a default after 7 days written notice from Supplier A to Sagtec, and Supplier A is entitled to pursue all remedies in law and/or in equity. The Agreement is not subject to cancellation unless by mutual written agreement by the parties.

•        Failure to perform obligations

•        Customer bankruptcy/insolvency

•        Failure to pay amounts due

iv.      Termination:    Should Sagtec use the product for any other reason than as specified under the Product Sales Agreement, the Product Sales Agreement will be null and void, and Sagtec’s right to use the product will cease immediately without any action from Supplier A.

(b)    Product Sales Agreement with Supplier A dated April 1, 2022

CL Technologies entered into a Product Sales Agreement with Supplier A for the purchase of servers and power bank charging stations. The Product Sales Agreement does not specify the term or duration of the Product Sales Agreement. The key terms of the contracts are as follows:

i.       Delivery:    Full payment from CL Technologies is required upon delivery and for title to be transferred, with an invoice being provided upon delivery. Upon shipment of the products, all risk will be transferred to CL Technologies.

ii.      Disclaimer of Warranties:    Products are sold ‘as-is’ and all warranties are disclaimed, whether express or implied.

iii.     Default:    The following occurrences shall constitute a default after 7 days written notice from Supplier A to CL Technologies, and Supplier A is entitled to pursue all remedies in law and/or in equity. The Agreement is not subject to cancellation unless by mutual written agreement by the parties.

•        Failure to perform obligations

•        Customer bankruptcy/insolvency

•        Failure to pay amounts due

iv.      Termination:    Should Sagtec use the product for any other reason than as specified under the Product Sales Agreement, the Product Sales Agreement will be null and void, and Sagtec’s right to use the product will cease immediately without any action from Supplier A.

(c)     Sales Agreements with Supplier B dated April 1, 2021

CL Technologies entered into a Sales Agreement with Supplier B for the purchase of powerbank charging stations and servers. The Sales Agreement does not specify the term or duration of the Sales Agreement. The key terms of the contracts are as follows:

i.       Delivery:    Supplier B will deliver the goods to CL Technologies’s office address. Delivery is deemed accepted upon CL Technologies’s acceptance. Supplier B will provide an invoice at delivery. CL Technologies must pay in full before delivery but can inspect goods upon delivery. If unacceptable, CL Technologies must reject the goods within 5 business days. Title to the goods remains with Supplier B until CL Technologies accepts delivery. Risk of loss remains with Supplier B, who must maintain insurance on the goods until CL Technologies accepts delivery.

ii.      Disclaimer of Warranties:    Products are sold ‘as-is’ and all warranties are disclaimed, whether express or implied.

iii.     Excuse for Delay or Failure to Perform:    Supplier B is not liable for delays or failure to perform due to reasons beyond their control (e.g., labor disputes, transportation issues, material shortages, accidents, Acts of God). In such an event, Supplier B must notify CL Technologies immediately if unable to deliver as promised. Either party can terminate the agreement in such cases.

iv.      Termination and Dispute Resolution:    Either party can terminate the agreement at any time with written notice. CL Technologies is responsible for payment of goods delivered and accepted up to the termination date. Neither party is liable for indirect or consequential damages (e.g., lost profits, revenue, or business) resulting from the agreement, unless caused by negligence or breach. In case of a dispute, CL Technologies’s sole remedy is the purchase price of the defective goods plus shipping costs.

(d)    Sales Agreement with Supplier B dated July 1, 2021

Sagtec entered into a Sales Agreement with Supplier B for the purchase of food ordering kiosk machines and servers. The Sales Agreement does not specify the term or duration of the Sales Agreement. The key terms of the contract are as follows:

i.       Delivery:    Supplier B will deliver the goods to Sagtec’s office address. Delivery is deemed accepted upon Sagtec’s acceptance. Supplier B will provide an invoice at delivery. Sagtec must pay in full before delivery, but can inspect goods upon delivery. If unacceptable, Sagtec must reject the goods within 5 business days. Title to the goods remains with Supplier B until Sagtec accepts delivery. Risk of loss remains with Supplier B, who must maintain insurance on the goods until Sagtec accepts delivery.

ii.      Disclaimer of Warranties:    Products are sold ‘as-is’ and all warranties are disclaimed, whether express or implied.

iii.     Excuse for Delay or Failure to Perform:    Supplier B is not liable for delays or failure to perform due to reasons beyond their control (e.g., labor disputes, transportation issues, material shortages, accidents, Acts of God). In such an event, Supplier B must notify Sagtec immediately if unable to deliver as promised. Either party can terminate the agreement in such cases.

iv.      Termination and Dispute Resolution:    Either party can terminate the agreement at any time with written notice. Sagtec is responsible for payment of goods delivered and accepted up to the termination date. Neither party is liable for indirect or consequential damages (e.g., lost profits, revenue, or business) resulting from the agreement, unless caused by negligence or breach. In case of a dispute, Sagtec’s sole remedy is the purchase price of the defective goods plus shipping costs.

Sales and Marketing

Our sales and marketing team consists of 14 full-time employees based in Malaysia. Our Executive Director, Chairman and Chief Executive Officer, Mr. Ng Chen Lok, and our Chief Operations Officer, Loong Xin Yee, oversee our sales and marketing department. We believe that we have a dedicated sales and marketing team providing top notch services to customers in Malaysia. The sales team consists of staff who specialize in understanding our customer’s requirements and needs, as well as understanding how our solutions and products address said requirements and needs, with of our staff members possessing more than ten years of experience in the sales industry.

We promote our platform and enhance brand awareness through both online and offline branding and business development initiatives. We take part in major exhibitions in Malaysia to showcase our range of technological solutions such as the Malaysia Technology Expo, the Hong Kong World Trade Fair, and TECHSPO Dubai, among others. One of our other key channels for marketing is through word-of-mouth referrals from our existing customers and business contacts. We believe that our high-quality sales staff services result in strong word-of-mouth referrals and positive customer reviews, which increase customer awareness of our brand. As We intend to continue to invest resources in our marketing efforts.

Sales Process Flow

The process flow pertaining to our sales business activities can be described as follows:

Purchase of Self Food Ordering Kiosk Machines and general hardware from suppliers

Mr. Ng Chen Lok, our Executive Director, Chairman and Chief Executive Officer’s wide network of contacts has allowed us to build a reputation and rapport with a network of trusted suppliers from around the region. Our suppliers constantly update us with information on product availability in the market. Our suppliers will typically provide us with digital photographs of the available equipment for sale. Subject to expected demand for the equipment, our sales team further negotiates sales terms with our suppliers before committing to purchases.

Customer Inquiries for Software and System purchases

Through our commitment to deliver quality technological software solutions which are customizable based on our customer’s needs, we have firmly established ourselves as a preferred supplier of technological software solutions to our customers. Our new customers are generally derived from referrals from our existing customers and through online inquiries/. Customers also sometimes approach us with inquiries whenever they need to upgrade their technological software solutions for their projects. Subject to acceptable sales terms, our customers enter into sales agreements confirming their purchase of technological software solutions with us.

Competitive Strengths

We have strong and stable relationships with our suppliers and customers

Since the inception of our business in 2018, we have developed stable relationships with our key suppliers and customers in each region we serve. We have strived to maintain stable business relationships with our major customers. For the years ended December 31, 2022 and 2023, our top five customers accounted for 75.82% and 66.30% of total revenue respectively and three of our top five customers have done business with us for more than three years.

We have an experienced management team

We have an experienced management team, led by Mr. Ng Chen Lok, our Executive Director, Chairman and Chief Executive Officer, who has been instrumental in spearheading the growth of our Group. Mr. Ng Chen Lok has over 10 years of experience in the software development industry in Malaysia and is primarily responsible for the planning and execution of our Group’s business strategies and managing our Group’s customer relationships. Our Group is also supported by an experienced management team with over 10 years of experience in the software development industry. For more information, please see the section titled “Management — Executive Directors and Officers.”

Our product, Speed +, provides comprehensive and customizable solutions for our customers

As a software company, we eschew the traditional cons associated with software sales, such as expensive software purchases, high upfront costs for hardware, a lack of updates for purchased software, and limited flexibility to cater to business needs. Instead, our product, Speed+, offers a comprehensive all-in-one solution for our customers, through our subscription-based model, which is both affordable and simple to install and operate. Benefits include cloud-based software with regular updates provided to our customers, bundling hardware devices pre-installed with our software into our subscription package, as well as customizable features which allow our customers to choose and pay for the features which they require, reducing costs. Further, we offer a flexible and cost-effective payment option via our subscription-based model, allowing our customers to pay either monthly or yearly, limiting upfront costs incurred by our customers and reducing the barrier to entry to utilize our services.

We also offer related services, making our company a one-stop solution for their information technology requirements.

Recognizing our customers’ requirements, we also provide auxiliary services such as customizable software development solutions ranging from web to mobile applications, data analytics services which are designed to process and analyze data effectively, catering to various needs, with a specialty in topographic data feature extraction services. We also offer social media management and server management services, which focus on enhancing our customers’ brand visibility and the seamless operation of our customers’ IT infrastructure respectively.

Real Property

A description of the Company’s leased real properties is below:

Location	Usage	Lease Period	Rent (per month)	Approximate area
No. 43-1 & 43-2, Jalan Besar Kepong 52100, Kuala Lumpur	Office Use	June 1, 2023, to May 31, 2025	RM2,400/month	300 square meters
No. 83-1, Jalan Kepong 52100, Kuala Lumpur	Office Use	April 1, 2023, to March 31 2025	RM1,600/month	140 square meters

As of the date of this prospectus, the Company does not own any real property and intends to renew its current leases prior to expiration, and in the long term going forward.

Impact of COVID-19 on our business and operations

Malaysia Restriction of Movement Order Regulations

To help counter the transmission of COVID-19, the government of Malaysia initiated movement control orders (“MCO”) with the first effective from March 18, 2020. The MCO had resulted in quarantines, travel restrictions, and the temporary closure of stores and facilities in Malaysia. The first MCO was extended three times, each for a two-weeks period, until May 12, 2020. On May 13, 2020, the MCO was eased to the conditional MCO (“CMCO”) phase where most business sectors were allowed to operate under strict rules and Standard Operating Procedures mandated by the Government of Malaysia. The CMCO was further relaxed, and on June 8, 2020, Malaysia moved into the recovery MCO (“RMCO”) phase. Due to a resurgence of COVID-19, the CMCO was reimposed in the states of Sabah, Selangor, Kuala Lumpur and Putrajaya effective from October 14, 2020. On November 7, 2020, the CMCO was extended to a wider geographical area to include another six states in the country. Effectively, ten of thirteen states in Malaysia were placed under CMCO with the exceptions of Perlis, Pahang and Kelantan. On January 1, 2021, the Government of Malaysia extended the RMCO through March 31, 2021. On May 12, 2021, Malaysia was again put under a full lockdown nationwide, until the earlier of (i) daily COVID-19 cases infection in the country fell below 4,000; (ii) intensive care unit or ICU, wards started operating at a moderate level; or (iii) 10% of the Malaysian population was fully vaccinated. The country was administering over 400,000 doses of COVID-19 vaccines daily. On July 17, 2021, the full lockdown was slightly eased as 13.9% of the Malaysian population was fully vaccinated, with another 30% having received at least one dose of the vaccine. As of March 2022, Malaysia stood at position 26 as the country with the highest COVID-19 cases as recorded under the coronavirus statistics of the “worldometer”. Total COVID-19 cases in Malaysia hit approximately 3.6 million and associated fatality of 33,228.

Impact on our Group

The introduction of COVID-19 imposed restrictions at each stage of pandemic due to travel restrictions and temporary closures of stores and facilities affecting our business as we could not meet potential customers, as well as facing an initial fall in demand for our products due to some food and beverage (F&B) stores ceasing to operate. However, the Company adapted to the restrictions by focusing on food delivery POS systems, which helped to increase our sales as small and medium F&B stores sought help from us to keep up with increasing digital online orders. Additionally, the increase in online retail sales and live-selling platforms during the pandemic allowed the Company to focus on its software development business, which targeted supporting online sales platforms, helping the growth of our business.

Control Measures

We have also adopted control measures to protect our employees, workers and customers from outbreaks of infectious diseases, which are in line with the advisories issued on best practices to be adopted by workplaces in Malaysia, such as requiring our staff who interact with our customers to wear personal protective equipment (such as face masks and gloves), and monitoring the stock of personal protection equipment for our staff and workers.

If any of our staff is suspected or confirmed to have contracted COVID-19, we may have to temporarily suspend our operations and quarantine the affected staff, disinfect the affected facilities and reallocate manpower as appropriate. We will continue to work closely with our customers to ensure that the impact of any such incidents which may occur due to unforeseen circumstances is minimized to its fullest extent, and implement our business contingency plans as outlined above in mutual agreement with our customers.

Licenses, Permits And Registrations

The following licenses and registrations are material for our Group’s operations in Malaysia:

Description	Issuing Authority	Expiry Date	Issued to
Certificate of Incorporation of Private Company	Companies Commission of Malaysia	N.A	Signage Alliance Group Sdn Bhd (1283508-P)
Certificate of Incorporation of Private Company	Companies Commission of Malaysia	N.A	CL Technologies (International) Sdn Bhd 201901005005 (1314332-U)

Intellectual Property

Our Group’s intellectual property rights are important to its business. As of the date of this prospectus, the Group has registered the following domain names:

Domain Name	Registered Owner	Registration Date	Expiry Date
www.sagtec-global.com	Sagtec Group Sdn Bhd	September 26, 2023	August 27, 2026
www.cltech-intl.com	Sagtec Group Sdn Bhd	November 14, 2023	November 14, 2024

We were not involved in any proceedings with regard to, and we have not received notice of any claims of infringement of, any intellectual property rights that may be threatened or pending, in which we may be involved either as a claimant or respondent.

Research and Development

Our dedicated Research and Development (R&D) team drives innovation in the development of cutting-edge Point of Sales (POS) systems and other software products. With a focus on harnessing emerging technologies and industry trends, our R&D efforts are committed to continuously enhancing user experiences, optimizing operational efficiency, and staying ahead in a competitive market landscape. Through rigorous experimentation, iterative design processes, and collaboration with industry experts, we consistently deliver groundbreaking solutions that empower businesses to thrive in the digital era.

Employees

We employed 22 people as of the date of this prospectus, who were all located in Malaysia.

The following table sets forth the breakdown of our full-time employees:

Function	As of December 31, 2021	As of December 31, 2022	As of December 31, 2023	As of the date of this prospectus Number of employees
Management	1	1	4	4
Finance	1	1	1	1
Human Resource	0	1	1	1
IT	2	3	3	3
Sales & Marketing	6	12	12	8
Operations	2	2	3	2
Total	12	20	24	22

Our employees are not covered by collective bargaining agreements. We consider our labor practices and employee relations to be good.

Insurance

We carry occupational injury and medical insurance for our employees, in compliance with applicable regulations. We will continue to review and assess our risk portfolio and make necessary and appropriate adjustments to our insurance practices to align with our needs and with industry practice in Malaysia and in the markets in which we operate.

Litigation and Other Legal Proceedings

We and our subsidiaries have been and may from time to time be involved in various legal proceedings and claims in the ordinary course of business, including contractual disputes and other commercial disputes. As of the date of this prospectus, we are not a party to any significant proceedings.

REGULATORY ENVIRONMENT

This section sets forth a summary of the material laws and regulations that affect our Group’s business and operations in Malaysia. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to the business and operations of our Group. This overview is provided as general information only and not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Malaysia on our business and operations.

Laws And Regulations Relating to Our Business In Malaysia

Business Operation

Prior to the commencement of our business operations in Malaysia, we are required to apply for business premises licenses for each operating premises from the relevant local authority under the Local Government Act 1976, which confers power to the local authority to create by-laws and which provides that no person shall use any premises within the jurisdiction of the respective municipal council without a license issued by the respective municipal council, and that any person who fails to exhibit his license at all times in some prominent place on the licensed premises or fails to produce such license when required shall be liable to a fine not exceeding RM500 and/or to imprisonment for a term not exceeding six months. All our Malaysian subsidiaries have obtained the business premises license from the local authority and are in compliance with the Local Government Act 1976.

Employment laws

The Employment Act 1955 (the “EA 1955”) is the principal law that governs and regulates all labor relations which covers the categories of employees as stated in the First Schedule of the EA 1955. Following the implementation of the Employment (Amendment) Act 2022 (the “EA 2022”) and the Employment (Amendment of First Schedule) Order 2022, the applicability of EA 1955 has been widened to include any person who has entered into a contract of service with an employer irrespective of their monthly wages, is engaged in manual labor, serves as a supervisor of such manual laborer, serves as a domestic employee, and is engaged in any capacity in any vessel registered in Malaysia subject to certain conditions.

As long as the employee falls under the categories of “employee” under the Employment (Amendment of First Schedule) Order 2022, pursuant to section 7 of the EA 1955, any term and condition of the contract of service which is less favorable than the provisions under the EA 1955 or any other regulations made thereunder shall be ‘void’. Section 7 of the EA 1955 further states that such terms which are less favorable shall be substituted by those prescribed under the EA 1955.

Regardless of whether the employee falls under the purview of the EA 1955, the employer is under legal obligations to make the following statutory contributions: (a) Employees Provident Fund (the “EPF”), (b) the Social Security Organization (the “SOCSO”) contribution, (c) Employee Insurance System Scheme, (d) Schedular Tax Deduction or “Potongan Cukai Berjadual”, (e) Trade Union Subscription Fees or “Perbadanan Tabung Pendidikan Tinggi Nasional” (PTPTN) loan repayment (subjected to a request in writing by the employee must first be obtained). Section 99A of the EA 1955 provides that any person who commits any offence under or contravenes any provision of EA 1955 or any regulations made thereunder, in respect of which no penalty is provided, shall be liable, on conviction, to a fine not exceeding RM50,000, as revised under the EA 2022.

The relevant legal framework and procedures relating to employees and/or former employees who have been unfairly dismissed and/or constructively dismissed by employers is set out in the Industrial Relations Act 1967 (the “IRA 1967”). The IRA 1967 provides an avenue for employees to seek redress by bringing matters to the Industrial Court of Malaysia, which has jurisdiction over matters relating to industrial relation matters. In general, former employees who claim to have been unfairly and/or unlawfully dismissed by an employer may seek reinstatement to their position or compensation in lieu of reinstatement and back wages for a maximum of up to 24 months of their last-drawn salary.

The Employees’ Social Security Act 1969 (the “ESSA 1969”) provides benefits under two social insurance schemes, namely, the Employment Injury Insurance Scheme and the Invalidity Pension Scheme. The former provides for payment of certain benefits to an employee for any injury or disease that arises out of employment or during the course of employment. Under the ESSA 1969, the employees have the right to claim for certain benefits such as: (a) medical benefit; (b) disablement benefit; (c) constant attendance allowance; (d) dependents’ benefit; (e) funeral benefit; (f) survivor’s pension; and (g) invalidity pension.

If the employer, (a) fails to pay any contribution or any part thereof which is payable by him under the ESSA 1969 or fails to pay within the time prescribed by regulations any interest payable under section 14A of the ESSA 1969; (b) deducts or attempts to deduct from the wages of an employee the whole or any part of the employer’s contribution; (c) in contravention of section 52 of the ESSA 1969 reduces the wages or any privileges or benefits admissible to an employee; (d) in contravention of section 53 of the ESSA 1969 or any regulation dismisses, discharges, reduces or otherwise punishes an employee; (e) fails or refuses to submit any return or accident report required by the regulations, or makes a false return or report; (f) obstructs any Inspector appointed under section 12 of the ESSA 1969 and includes the Director General and every Deputy Director General or any other official of the SOCSO in the discharge of his duties; or (g) is guilty of any contravention of or non-compliance with any of the requirements of the ESSA 1969 or the rules or the regulations in respect of which no special penalty is provided, he shall be punishable with imprisonment a term which may extend to two years, or with fine not exceeding RM10,000 or with both.

Regulations on Personal Data Protection

The Personal Data Protection Act 2010 regulates the processing of personal data in the course of commercial transactions in Malaysia and is enforced by the Personal Data Protection Commissioner. Broadly, the Personal Data Protection Act 2010 sets out seven key data protection principles which must be adhered to by data users (i.e. a person who either alone or jointly or in common with other persons processes any personal data or has control over or authorizes the processing of any personal data, but does not include a processor) in Malaysia which include (i) the requirement to obtain consent prior to processing an individual’s personal data, the requirement to provide written notice to individuals in both English and the Malay language stating, among other things, the purposes for which the personal data will be processed, the classes of third parties to whom personal data will be disclosed, and the individual’s right; and (ii) obligation to ensure that the personal data collected will be processed in a safe and secure manner.

Anti-Money Laundering and Counter-Terrorism Financing

The Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001 (the “AMLA 2001”) prohibits money laundering and terrorism financing activities. Any person who (a) engages in a transaction that involves proceeds of unlawful activity; (b) uses proceeds of unlawful activity; (c) removes from or brings into Malaysia proceeds of unlawful activity; or (d) conceals, disguises, or impedes the establishment of the true nature, origin, location, movement, disposition, title of, rights with respect to, or ownership of, proceeds of unlawful activity, commits a money laundering offence under the AMLA 2001.

In addition, a reporting institution under the First Schedule of the AMLA 2001 is obliged to observe the anti-money laundering and counter financing terrorism requirements and standards, which include reporting and record-keeping duties, such as submitting suspicious transaction reports, implementing risk-based application, and conducting customer due diligence. None of our Malaysian subsidiaries is deemed to be a reporting institution. Nevertheless, we are required to comply with the provisions under the AMLA 2001.

Consumer Protection Act 1999 and the Consumer Protection (Electronic Trade Transactions) Regulations 2012

The main statute on consumer protection in Malaysia is the Consumer Protection Act 1999 (the “CPA”). CPA applies to all consumer transactions in Malaysia, including the sale of goods and services, and is designed to ensure that consumers are treated fairly and provided with adequate information about the products and services they purchase. The protection for e-consumers has been further strengthened recently by the enactment of the Consumer Protection (Electronic Trade Transactions) Regulations 2012.

CPA sets out a number of key provisions that businesses must comply with in order to ensure that consumers are protected. Some of the key provisions include:

a)      Provision of information:    Businesses must provide consumers with clear and accurate information about their products and services, including pricing, quality, and safety. This information must be provided in a way that is easily accessible to consumers.

b)      Consumer rights:    The CPA provides for a range of consumer rights, including the right to receive goods and services of satisfactory quality, the right to information about the products and services they purchase, and the right to seek redress if they are dissatisfied with a purchase.

c)      Unfair practices:    The CPA prohibits businesses from engaging in unfair practices, such as making false or misleading claims about their products or services or engaging in misleading advertising.

d)      Product safety:    The CPA requires businesses to ensure that their products are of acceptable quality (as stated under Section 32 of the CPA). The goods must be fit for their purpose, acceptable in appearance, free from minor defects, and safe and durable. In addition, sellers are prohibited from oppressing the consumer by entering into a sales contract that is deemed to be procedurally or substantively unfair to the consumer. Also, the CPA requires businesses to provide adequate warnings about any risks associated with their use.

e)      Remedies for breach of contract:    If a business breaches its obligations under the act, consumers have a range of remedies available to them, including the right to receive a refund or replacement, the right to seek damages, and the right to terminate the contract.

The Consumer Protection (Electronic Trade Transactions) Regulations 2012 govern the conduct of electronic commerce transactions. The regulations were introduced to provide greater protection to consumers who engage in online transactions, and to establish a regulatory framework for e-commerce in Malaysia. The regulations apply to any person who carries out electronic transactions with consumers, whether they are businesses or individuals. They set out a number of key requirements that must be met in order to ensure that consumers are protected when making purchases online. Under the schedule provided under the Regulations, the information that is required to be disclosed are:

a)      Disclosure of information:    The regulations require online businesses to provide clear and accurate information about their products and services, including pricing, delivery methods, and refund policies. This information must be provided in a way that is easily accessible to consumers.

b)      Consent to transactions:    The regulations require businesses to obtain the express consent of consumers before completing any transaction. This means that consumers must be given the opportunity to review and confirm their order before it is processed.

c)      Security of transactions:    Online businesses must take all necessary measures to ensure the security of electronic transactions, including the use of secure servers, encryption technologies, and other security measures.

d)      Privacy protection:    The regulations require online businesses to protect the privacy of consumers, including their personal information and payment details. Businesses must also obtain the express consent of consumers before using their personal information for any marketing purposes.

e)      Dispute resolution:    The regulations provide for the resolution of disputes between consumers and online businesses, including the use of mediation and other alternative dispute resolution mechanisms.

Electronic Commerce Act 2006

The Electronic Commerce Act 2006 (the “ECA”) is under the jurisdiction of the Ministry of Domestic Trade, Cooperatives and Consumerism. The ECA provides for legal recognition of electronic messages in commercial transactions, the use of the electronic messages to fulfill legal requirements and to enable and facilitate commercial transactions through the use of electronic means.

Although e-commerce is conducted online, it is necessary for the transaction to fulfil all of the elements of a legally binding contract. There must be an offer, acceptance of the offer, consideration, and the intention to create legal relations. Section 7(1) of the ECA facilitates commercial transactions through electronic means by acknowledging the formation of a valid contract formed through an electronic message. These contracts are legally valid, binding and enforceable against the contracting parties as provided under Section 7(2) of the ECA.

Some of the key provisions of the ECA include:

a)      Electronic signatures:    The ECA provides for the use of electronic signatures in electronic transactions. An electronic signature is deemed to have the same legal effect as a physical signature, provided that it is reliable and can be verified.

b)      Data messages:    The ECA provides for the use of data messages in electronic transactions. A data message is any information generated, sent, received or stored by electronic, magnetic, optical or similar means.

c)      Liability of service providers:    The ECA provides that service providers are not liable for the content of information transmitted or hosted on their networks, provided that they do not have actual knowledge of the content and that they act promptly to remove or disable access to the content when they become aware of it.

d)      Consumer protection:    The ECA provides for the protection of consumers in electronic transactions. Businesses are required to provide consumers with clear and accurate information about their products and services, and to ensure that their products and services are safe and of satisfactory quality.

Regulations in the BVI

Economic substance

The BVI, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union (the “EU”) as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (as amended, the “Substance Law”) came into force in the BVI introducing certain economic substance requirements for BVI “relevant entities” which are engaged in certain banking, insurance, fund management, financing and leasing, headquarters, shipping, holding company, intellectual property or distribution and service center business (being “relevant activities”) and are in receipt of gross income arising from relevant activities in any relevant financial period. In the case of business companies incorporated before January 1, 2019, the economic substance requirements apply for financial years commencing June 30, 2019.

The economic substance requirements that are imposed include that in-scope companies be directed and managed in the BVI, have core income generating activities in the BVI, and have an adequate level of employees, expenditures, and premises in the BVI. Business companies that carry on holding company business (which means it only holds equity participations in other entities and only earns dividends and capital gains) will be subject to reduced substance requirements.

Beneficial ownership

The Beneficial Ownership Secure Search System Act, 2017 (as amended) of the BVI requires registered agents in the BVI to create a database of beneficial ownership information relating to in-scope entities for which they act as registered agent. Subject to certain exemptions, in-scope BVI companies are required to: (i) identify its parent, immediate parent, ultimate parent and beneficial owner or registrable legal entity (or, if it is listed on a recognized exchange, provide details of that exchange); (ii) identify whether it carries on one or more relevant activities for economic substance purposes and, if so, which ones; (iii) provide details of any applicable exchange listing where its securities are listed on a recognized exchange; and (iv) where the company carries on a relevant activity and is not a non-resident, provide certain additional information regarding its immediate parent and ultimate parent (if any).

A BVI company is obliged to notify its registered agent of (i) the required beneficial ownership information within 15 days of identifying it; and (ii) the required economic substance information regarding the carrying on of a relevant activity or listing on a recognized exchange within six months following the end of the financial reporting period in question. A BVI company who becomes aware of a change in the prescribed information relating to a beneficial owner or registrable legal entity must, within 15 days of becoming aware of the change, notify its registered agent of the change(s) and the date(s) on which it or they took place.

MANAGEMENT

The following table sets forth the names, ages and titles of our Directors and Executive Officers:

Name	Age	Title
Ng Chen Lok	36	Chairman, Chief Executive Officer and Executive Director
Zuria Hajar Bt Mohd Adnan	30	Executive Director and Chief Financial Officer
Loong Xin Yee	25	Chief Operations Officer
Tan Kim Chuan	43	Chief Technology Officer

Independent Directors Nominees:

Name	Age	Title
Pan Seng Wee	49	Independent Director Nominee
Robert M. Harrison	47	Independent Director Nominee
Lai Fuu Sing	32	Independent Director Nominee

No arrangement or understanding exists between any such Director or officer and any other persons pursuant to which any Director or executive officer was elected as a Director or executive officer. Our Directors are elected annually at the board meeting and serve until their successors take office or until their death, resignation or removal. The Executive Officers serve at the pleasure of the Board.

Board Diversity
Board Diversity Matrix (As of the date of this prospectus)
Country of Principal Executive Offices:	Malaysia
Foreign Private Issuer	Yes
Disclosure Prohibited Under Home Country Law	No
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	3	—	—
Part II: Demographic Background
Underrepresented Individual in Home Country Jurisdiction	—	—	—	—
LGBTQ+	—	—	—	—

Executive Directors and Officers:

Mr. Ng Chen Lok is our Executive Director, Chairman and Chief Executive Officer. Mr. Ng Chen Lok is responsible for the overall business management of the Company. With extensive experience spanning over a decade in the information technology industry in Malaysia, Mr. Ng Chen Lok continues to lead our Company to greater heights, providing guidance and direction to the Company. Under Mr. Ng Chen Lok’s guidance, our company successfully grew from a humble three-person operation to targeting a revenue goal of RM10 million by 2029. From 2015 to 2018, Mr. Ng was at M3 Technologies (Asia) Bhd, a Malaysia Bursa Ace Board listed company focusing on Internet Of Thing (IOT) and cloud software program development, climbing the ranks from Sales Manager to General Manager in just three years. In 2012, Mr. Ng served as the Sales Manager at Wisdom Tronic Sdn Bhd, an internet development company that was an exclusive partner with Taiwan Wistron group, a Global Fortune 500 company, which developed and resold educational hardware and software.

Ms. Zuria Hajar Bt Mohd Adnan is an Executive Director and Chief Financial Officer of our Company. Ms. Zuria joined the Company in January 2023, where she oversees the management of all finance and accounting related matters of the Company. As a well-respected team leader and key member, Ms. Zuria possesses 6 years of professional experience in the field of finance and accounting, where she seeks to constantly leverage her previous experience to maximize the potential of herself within the Company. From July 2018 to December 2022, she was at Times Media Sdn Bhd, where she progressed from an Finance and Account Executive to a Team Leader in 3 short years. From February 2015 to May 2018, Ms. Zuria honed her skill as an accounting executive at FNR Synergy Sdn Bhd, specializing in tasks related to finance and accounting, costing, budgeting, taxation and auditing. Ms. Zuria holds a Master, Bachelors, and Diploma in Accountancy from Universiti Teknologi Mara, which she obtained in 2018, 2016 and 2013 respectively. Ms. Zuria was also certified as a Chartered Accounted in 2022 from the Malaysian Institute of Accounts, and obtained an Advanced Diploma in Management Accounting from the Association of International Certified Professional Accountants in 2023.

Ms. Loong Xin Yee is the Chief Operations Officer of our Company. Ms. Loong joined the Company in August 2023, and was subsequently appointed as Chief Operations Officer of our Company on January 1st 2024, where she oversees the day-to-day operations of the Company. A motivated and driven individual, Ms. Loong strives to utilize her deductive reasoning, mathematical, and problem-solving skills to improve herself for the benefit of the Company, and constantly seeks to expand her knowledge and skill. From March 2022 to June 2023, Ms. Loong was an associate accountant at Fintrek Sdn Bhd, where she developed new or amended accounting systems, programs, and procedures, while liaising with multiple parties such as banks, government agencies, lawyers, for matters related to Finance and Accounts. From June 2023 to the present, Ms. Loong took the role of executive accountant at BR Aesthetic Sdn Bhd, where she handled accounts, prepared financial statements, month-end closing activities, balance sheet reconciliations, and intercompany transactions. Ms. Loong is also in charge of overseeing the operations and development of the company’s finance departments including creating and reviewing policies, budgeting, recruiting, training and conducting regular assessments of financial procedures. Ms. Loong holds a Bachelor’s degree in commerce in Accounting and Finance from the University of Queensland in 2020, as well as a Bachelor of Art (Honours) in Accounting and Finance from Taylor’s University, which she obtained in 2017.

Mr. Tan Kim Chuan is the Chief Technology Officer of our Company. Mr. Tan is a seasoned professional, with over 18 years of experience in various industries. Primarily focused on Project and Supply Chain Management, Mr. Tan uses his excellent people skills to manage and motivate the Company’s employees, where he thrives in high-pressure environments. From May 2022 to the present, Mr. Tan serves as the Co-Founder of PT. Tofix Niaga Indonesia, where he oversees the Non-Performing Asset Disposal Business, which involves buying and reselling second-hand assets. Mr. Tan also serves as the Co-Founder of PT. Tosmart Trade International from November 2021 to the present, where he oversees the build-up and operations with regard to the B2B2C Vending Machine Business, expanding vending machines across Indonesia. From August 2018 to September 2021, Mr. Tan served as the Head of Vending Machine Services for Bluepay (Malaysia) Sdn Bhd, where he was involved in organizing, training operational team members as well as manage vendors & suppliers, with a focus on after-sales services. From August 2008 to August 2018, Mr. Tan proved his mettle as the Assistant General Manager for M3 Technologies (Asia) Berhad, where he served as the head of the VAS division overseeing business development and operation management, managing important accounts with key customers such as Petronas and Prudential. Mr. Tan holds a Bachelor’s (Honors) Degree in Multimedia Computing from the University of Coventry, which he obtained in 2005, as well as a Certificate in Computing and IT from INTI-UC Malaysia, which he obtained in 2002.

Independent Director Nominees:

Ms. Pan Seng Wee (“Ms. Pan”) is an Independent Director Nominee, with her appointment set to begin upon the Company’s listing on the Nasdaq Capital Market. Ms. Pan will serve as chairman of the Compensation Committee and as a member of the Audit and Nomination committees. Ms. Pan is presently the group secretary of PESTECH International Berhad, a integrated electrical power technology company listed on the Main Market of Bursa Malaysia Securities Berhad, Malaysia, which is a role which she has had since July 2017. She is responsible for ensuring adherence to the regulatory requirements of the Malaysian and Cambodian stock exchanges, as well as developing and implementing implement governance policies and procedures to ensure best practices. From October 2002 to June 2017, Ms. Pan served as a Senior Manager of Securities Services (Holdings) Sdn Bhd, which provides corporate secretarial, share registration, payroll and accounting services, where she was responsible for managing all aspects of corporate secretarial functions, including the preparation of board resolutions, maintenance of statutory records, and ensuring compliance with company laws. Ms. Pan graduated with a Professional degree from the Malaysian Institute of Chartered Secretaries and Administrators (MAICSA) in 1997, and is a Fellow Member of Chartered Governance Institute.

Mr. Robert M. Harrison (“Mr. Harrison”) is an Independent Director Nominee, with his appointment set to begin upon the Company’s listing on the Nasdaq Capital Market. Mr. Harrison will serve as chairman of the Nomination Committee and as a member of the Audit and Compensation Committees. Mr. Harrison is presently Deputy CEO of Tkon Six S Co., Ltd, where he consults in business development and investments into new business ventures, while also creating new business opportunities. From September 2016 to May 2018, Mr. Harrison served as the Sales Vice President of M3 Technologies (Thailand) Co., Ltd, where he oversaw the Thailand operations of the Company, managing the Thailand division directions, forecasts, projection plans, and implementing and executing all business aspects. Mr. Harrison obtained a Bachelor’s of Science in Business Management and Business Administration from the University of Phoenix in 2008, and an MBA from the National Institute of Develop Administration in 2015.

Mr. Lai Fuu Sing (“Mr. Lai”) is an Independent Director Nominee, with his appointment set to begin upon the Company’s listing on the Nasdaq Capital Market. Mr. Lai will serve as chairman of the Audit Committee and as a member of the Nomination and Compensation Committees. Mr. Lai is presently an Audit Manager at Ernst & Young — Assurance, a role which he has held since October 2021, and where he began his career as an Audit Associate since January 2017. Mr. Lai’s expertise includes post-acquisition integration and valuation processes, including fair value assessments and analysis of financial information, market data, and industry trends. Mr. Lai also has experience in analyzing financial forecasts and cash flow projections to assess impairment risks while collaborating with valuation specialists for accurate assessments. Additionally, he has led multiple audit teams, defined audit strategies, conducted risk assessments, and ensured accurate financial reporting for clients in various industries. Mr. Lai obtained a Bachelor’s of Accounting with Honours from University Utara Malaysia in 2016, and is a member of the Association of Chartered Certified Accountants since 2020.

Committees of the Board

Our Board has established an audit committee, a compensation committee and a nomination committee, each of which will operate pursuant to a charter adopted by our Board that will be effective upon the effectiveness of the registration statement of which this prospectus is a part. The Board may also establish other committees from time to time to assist our company and the Board. Upon the effectiveness of the registration statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations, if applicable. Upon our listing on the Nasdaq, each committee’s charter will be available on our website at https://www.sagtec-global.com/. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit committee

Mr. Lai, Ms. Pan and Mr. Harrison will serve on the audit committee, which will be chaired by Mr. Lai Fuu Sing. Our Board has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board has designated Mr. Lai Fuu Sing as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

•        appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•        pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•        reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•        reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•        coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•        establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;

•        monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•        preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•        reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•        reviewing earnings releases.

Compensation committee

Ms. Pan, Mr. Harrison and Mr. Lai will serve on the compensation committee, which will be chaired by Ms. Pan Seng Wee. Our Board has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. The compensation committee’s responsibilities include:

•        evaluating the performance of our chief executive officer in light of our company’s corporate goals and objectives and, based on such evaluation: (i) recommending to the Board the cash compensation of our chief executive officer, and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;

•        reviewing and recommending to the Board the cash compensation of our other executive officers;

•        reviewing and establishing our overall management compensation, philosophy and policy;

•        overseeing and administering our compensation and similar plans;

•        reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•        retaining and approving the compensation of any compensation advisors;

•        reviewing and approving our policies and procedures for the grant of equity-based awards;

•        reviewing and recommending to the Board the compensation of our Directors; and

•        preparing the compensation committee report required by SEC rules, if and when required.

Nomination committee

Mr. Lai, Ms. Pan and Mr. Harrison will serve on the nomination committee, which will be chaired by Mr. Robert M. Harrison. Our Board has determined that each member of the nomination committee is “independent” as defined in the applicable Nasdaq rules. The nomination committee’s responsibilities include:

•        developing and recommending to the Board criteria for board and committee membership;

•        establishing procedures for identifying and evaluating Director candidates, including nominees recommended by stockholders; and

•        reviewing the composition of the Board to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and Board will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and Board’ priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Foreign Private Issuer Status

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

Exemption from Section 16 rules regarding sales of ordinary shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in Nasdaq rules, as permitted by the foreign private issuer exemption.

•        Exemption from the requirement that our Board have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•        Exemption from the requirements that director nominees are selected, or recommended for selection by our Board, either by (1) independent directors constituting a majority of our Board’ independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we intend to have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer. While we presently plan to comply voluntarily with the corporate governance listing standards of the Nasdaq, we may choose to rely on the exemptions in the future.

Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of Nasdaq. The application of such exceptions requires that we disclose each Nasdaq corporate governance standard that we do not follow and describe the BVI corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. We currently follow BVI corporate governance practices in lieu of the corporate governance requirements of Nasdaq in respect of the following:

•        the Shareholder Approval Requirements under Section 5635 of Nasdaq listing rules; and

•        the requirement under Section 5605(b)(2) of Nasdaq listing rules that the independent Directors have regularly scheduled meetings with only the independent Directors present

Controlled Company

We expect to continue to be a controlled company within the meaning of the Nasdaq Stock Market Rules, and as a result, we expect to qualify for and intend to continue to rely on exemptions from certain corporate governance requirements.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements, including:

•        an exemption from the rule that a majority of our Board must be independent directors;

•        an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•        An exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Upon the completion of this offering, our controlling shareholder, Mr. Ng Chen Lok, will beneficially own [•]% of our total issued and outstanding ordinary shares, representing [•]% of the total voting power. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615(c), because our controlling shareholder will hold more than 50% of the voting power for the election of directors. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. While we presently plan to comply voluntarily with the corporate governance listing standards of Nasdaq, we may choose to rely on the exemptions in the future. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Code of Conduct, Code of Ethics, Insider Trading Policy and Executive Compensation Recovery Policy

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt (i) a written code of business conduct and ethics and (ii) Insider Trading Policy that applies to our Directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, and we also intend to adopt an (iii) Executive Compensation Recovery Policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, (collectively the “Policies”). Following the effectiveness of the registration statement of which this prospectus is a part, a current copy of the Policies will be posted on the Corporate Governance section of our website, which is located at https://www.sagtec-global.com/. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the Policies, and any waivers of the Policies for our Directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Compensation of Executive Directors and Executive Officers

For the financial year ended December 31, 2023, we paid an aggregate of approximately RM610,270 (USD130,700) in cash to our Executive Directors and Executive Officers — as mentioned below. For the financial year ended December 31, 2022, we paid an aggregate of approximately RM507,327 (USD108,700) in cash to our Executive Directors and Executive Officers.

Employment Agreements

Employment Agreement between Ng Chen Lok and Sagtec Global Limited

Effective as of June 27, 2024, Ng Chen Lok entered into an Employment Agreement with Sagtec Global Limited. The agreement provides for an annual base salary, together with such additional discretionary bonus. Ng Chen Lok’s employment will continue indefinitely, subject to, amongst others, termination by either party to the agreement upon 30 days prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Ng Chen Lok shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with the Group.

Employment Agreement between Zuria Hajar Bt Mohd Adnan and Sagtec Global Limited

Effective as of June 27, 2024, Zuria Hajar Bt Mohd Adnan entered into an Employment Agreement with Sagtec Global Limited. The agreement provides for an annual base salary, together with such additional discretionary bonus. Zuria Hajar Bt Mohd Adnan’s employment will continue indefinitely, subject to, amongst others, termination by either party to the agreement upon 30 days prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Zuria Hajar Bt Mohd Adnan shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with the Group.

Employment Agreement between Loong Xin Yee and Sagtec Global Limited

Effective as of June 27, 2024, Loong Xin Yee entered into an Employment Agreement with Sagtec Global Limited. The agreement provides for an annual base salary, together with such additional discretionary bonus. Loong Xin Yee’s employment will continue indefinitely, subject to termination by either party to the agreement upon 30 days prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Loong Xin Yee shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with the Group.

Employment Agreement between Tan Kim Chuan and Sagtec Global Limited

Effective as of June 27, 2024, Tan Kim Chuan entered into an Employment Agreement with Sagtec Global Limited. The agreement provides for an annual base salary, together with such additional discretionary bonus. Tan Kim Chuan’s employment will continue indefinitely, subject to termination by either party to the agreement upon 30 days prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Tan Kim Chuan shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with the Group.

Directors’ Agreements

Each of our Directors has entered into a Director’s Agreement with the Company effective upon the Company’s listing on the Nasdaq Capital Market. The terms and conditions of such Directors’ Agreements are similar in all material aspects save for the term. Each Executive Director’s Agreement is for an initial term of three (3) years and will continue until the Director’s successor is duly elected and qualified. Each independent director nominee’s agreement is for an initial term of one (1) year and will continue until the Director’s successor is duly elected and qualified. Each Director will be up for re-election each year at the annual board meeting and, upon re-election, the terms, and provisions of his or her Director’s Agreement will remain in full force and effect. Under the Directors’ Agreements, the Company agrees, to the maximum extent provided under applicable law, to indemnify the Directors against liabilities and expenses incurred in connection with any proceeding arising out of, or related to, the Directors’ performance of their duties, other than any such losses incurred as a result of the Directors’ gross negligence or willful misconduct.

Under the independent directors Nominee’s Agreements, the initial aggregate annual salary that is payable to our independent director nominees is US$[**] to [**], [**] and [**] in cash respectively.

Other than as disclosed above, none of our Directors have entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

PRINCIPAL SHAREHOLDER

The following table sets forth information regarding the beneficial ownership of our share capital by:

•        each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;

•        each of our named Executive Officers;

•        each of our Directors and Director nominees; and

•        all of our current Executive Officers, Directors and Director nominees as a group.

Applicable percentage ownership is based on [•] Ordinary Shares of our Company issued and outstanding as of the date of this prospectus and, with respect to percent ownership after this offering.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person listed on the table is No 43-2, Jalan Besar Kepong, Pekan Kepong, 52100 Kuala Lumpur.

Name of Beneficial Owner	Shares Beneficially Owned Before this Offering		Shares Beneficially Owned after this Offering
	Number	Percentage	Number	Percentage
Named Executive Officers, Directors and Director Nominees:
Ng Chen Lok	8,537,600	79.05%		[•]	%
Zuria Hajar binti Mohd Adnan	170,000	1.57%		[•]	%
Loong Xin Yee	—	—		—
Tan Kim Chuan	—	—		—
Pan Seng Wee	—	—		—
Robert M. Harrison	—	—		—
Lai Fuu Sing		—		—
[**]		—		—
[**]		—		—
All executive officers, directors and director nominees as a group ([__] persons)
5% Shareholders:
Ng Chen Lok	8,537,600	79.05%		[•]	%
[**]		%		[•]	%

RELATED PARTY TRANSACTIONS

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation,” below we describe transactions since January 1, 2021, to which we have been a participant, in which the amount involved in the transaction is material to our company and in which any of the following is a party: (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, our Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of our Company that gives them significant influence over our Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of our Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

Nature of relationships with related parties

Name of Related Party	Relationship to the Company
Ng Chen Lok	Executive Director, and Chief Executive Officer of the Company
Yong Avon	Shareholder of the Company
Yap Kee Wai	Shareholder of Sagtec Group Sdn Bhd & Sagfood (Malaysia) Sdn Bhd
Yong Jenny	Shareholder of Sagtec Group Sdn Bhd, CL Technologies (International) Sdn Bhd & Sagfood (Malaysia) Sdn Bhd
Yong Chen Wah	Shareholder of CL Technologies (International) Sdn Bhd & Sagfood (Malaysia) Sdn Bhd
SM Prominent Sdn Bhd	Shareholder of Sagtec Group Sdn Bhd & Sagfood (Malaysia) Sdn Bhd
Capa Group Sdn Bhd	Shareholder of Sagtec Group Sdn Bhd & Sagfood (Malaysia) Sdn Bhd
Sagfood Express	An entity controlled by our Executive Director, and Chief Executive Officer Mr Ng Chen Lok

a.      Related party transactions

The table below sets out the related party transactions of the Group for the period from January 1, 2024 to the date of this prospectus and for the periods indicated:

	From January 1, 2024 to the date of this prospectus	For the Years Ended December 31,
		2023		2022	2021
	(Unaudited)	USD (Audited)	RM (Audited)	RM (Audited)	RM (Unaudited)
Sale of goods and/or services to related parties(1)	—	1,087,002	4,988,468	4,054,069	2,000,398
Purchase of goods and/or services from related parties(2)	—	—	—	1,500	43,501
Payments made on behalf by director(3)	23,944	53,976	247,707	283,620	107,561
Employee benefit expenses charged from related parties(4)	12,000	3,485	15,996	15,861	50,127
Selling and administrative expenses charged from related parties(5)	8,495	5,421	24,877	108,635	494,100

____________

Notes:

(1)      This includes revenue from subscription services, software consultation and development services, food catering, restaurant and sale of foods, power bank charging station and food ordering kiosk with screen. These services were provided to shareholders, SM Prominent Sdn Bhd and Capa Group Sdn Bhd, as well as to companies with common shareholders, Sagtec Express.

(2)      This includes purchase of kitchen supplies by Sagfood (Malaysia) Sdn Bhd from Sagfood Express.

(3)      Ng Chen Lok, our Executive Director, and Chief Executive Officer, has advanced to the company for our operations. As of the date of this prospectus, all advances have been fully repaid, and there are no outstanding balances.

(4)      This includes staff refreshment charges by Sagfood Express, as well as allowances paid to Yong Avon and Ng Chen Lok.

(5)      This includes food supplied by Sagfood Express for company events, development fees charged by Yap Kee Wai for the planning, creation and implementation of software development projects and marketing and promotion fees charged by Yong Jenny and Yong Chen Wah for advertisement on Facebook, Google and other social media platforms.

DESCRIPTION OF AUTHORIZED AND ISSUED SHARES

We are a British Virgin Islands company, and our affairs are governed by our Memorandum and Articles of Association, as amended from time to time, and the Companies Act, which we refer to as the Companies Act below, and the common law of British Virgin Islands.

As of the date of this prospectus, the Company is authorized to issue an unlimited number of Ordinary Shares with no-par value. As of the date of this prospectus, 10,800,000 Ordinary Shares are issued and outstanding.

Immediately upon the completion of this offering, we will have [•] Ordinary Shares issued and outstanding. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Memorandum and Articles of Association

Authorized Shares

The Company may only issue registered shares. Subject to the Company’s Memorandum and Articles of Association, the Company may issue fractions of shares, bonus shares, redeemable shares and may redeem, purchase or otherwise acquire, any of its shares.

Subject to the Companies Act and the Company’s Memorandum and Articles of Association, the unissued shares may be issued, and options to acquire shares may be granted, at any time, to any persons (whether or not shareholders), for any consideration and on any terms, the directors decide by a resolution of directors.

A share is taken to be issued when the name of the holder is entered in the Company’s register of shareholders as the holder of the share.

Distributions

The holders of our Ordinary Shares are entitled to such dividends or other distributions as may be authorized by our Directors by way of a simple majority decision, subject to the Companies Act and our Memorandum and Articles of Association.

Subject to the Company’s Memorandum and Articles of Association, each Ordinary Share confers on the holder (i) the right to an equal share in any distribution paid by the Company in accordance with the Companies Act and the articles and (ii) an equal share on the distribution of any surplus assets of the Company on its liquidation.

Voting rights

Subject to the Company’s Memorandum and Articles of Association, each Ordinary Share confers on the holder the right to one (1) vote at a meeting of the shareholders or on any resolution of shareholders.

Subject to the Company’s Memorandum and Articles of Association, a resolution put to a vote at a meeting of shareholders or an annual general meeting (“AGM”), will (in most cases) be passed and become a resolution of shareholders if it is passed by a simple majority of the votes cast in respect of the resolution, at a valid meeting of shareholders (or class of shareholders), by shareholders present (in person or by proxy) at the meeting who are entitled to vote on the resolution. Any action that may be taken by the shareholders at a meeting of shareholders (or class of shareholders) may also be taken by the shareholders (or class of shareholders) passing a written resolution of shareholders without the need for any prior notice to be given. A written resolution of shareholders is passed if signed or consented to (including by way of fax or email) by shareholders (or shareholders of the relevant class) who hold shares carrying a simple majority of the votes that may be cast in respect of the resolution who are entitled to vote on the resolution.

A fraction of a share confers on the holder the rights, obligations and liabilities of a whole share of the same class corresponding to the fraction other than the right to vote. If the holder of a fraction of a share acquires a further fraction of a share of the same class, the fractions will be treated as being consolidated.

Variation of rights

If at any time the Shares are divided into different classes, the rights attached to any class may only be varied, whether or not the Company is in liquidation, (i) with the written consent of the holders of the majority of the issued shares of that class or (ii) by a resolution of shareholders of that class.

Meetings of shareholders

Any director of the Company or the Chairman may call a meeting of shareholders (or a class of shareholders) if they decide to, and must call a meeting of shareholders (or a class of shareholders) if they are requested to do so in writing by shareholders entitled to exercise at least 30% of voting rights in respect of the matter for which the meeting is requested.

The Company shall hold a meeting of the shareholders in accordance with the Company’s Memorandum and Articles of Association, the Companies Act and Nasdaq listing rules.

A quorum is present at a meeting of shareholders or an AGM if one or more shareholders, who hold shares that carry not less than 50 percent of the voting rights of all shares then in issue, are present in person or by proxy meeting.

Where a quorum is not present within two hours of the time set for the start of the meeting of shareholders, if convened upon the requisition of the shareholders, will be dissolved. In any other case, the meeting will be adjourned to the following day and be held at the same time and place or any other date, time and/or place the directors decide by a resolution of directors.

At any adjourned meeting where a quorum per the previous paragraph is not present, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90 percent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the Shares which that shareholder holds.

Any corporation which is a shareholder may, by a resolution of its directors or other governing body, authorize any individual to act as its representative at a meeting of shareholders (or class of shareholders) or an AGM.

Protection of minority shareholders

We would normally expect BVI courts to follow English case law precedents, which would permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) an infringement of individual rights of the minority shareholders, (such as the right to vote), and (4) an irregularity in the passing of a resolution which requires a special or extraordinary majority of the shareholders.

Additionally, British Virgin Islands law provides certain shareholder remedies for a minority shareholder whose rights have been breached or who disagrees with the way the Company is being managed. These remedies include an action for unfair prejudice and a derivative action.

No pre-emptive rights

There are no pre-emptive rights applicable to the issue of the Company’s Ordinary Shares under either British Virgin Islands law or our Memorandum and Articles of Association.

Transfer of shares

The Ordinary shares listed on the Nasdaq Capital Market may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the Nasdaq Capital Market (including, but not limited to, the applicable Nasdaq listing rules). The transfer of a Ordinary share is only effective once the name of the transferee is entered in the register of shareholders.

Calls of shares

Subject to the Memorandum and Articles of Association and the rights attaching to any class of shares, our directors may make calls on a shareholder for any amount of the issue price of the shareholder’s shares that has not been paid to the Company. A call must be made by giving at least 14 days’ written notice of call to the shareholder. A call may be made payable in instalments. The directors may postpone a call or revoke it (in whole or part). A call is taken to have been made at the time the resolution of directors to make the call is passed.

Inspection of books and records

Under the Companies Act, holders of our shares are entitled, upon giving written notice to us, to inspect (i) our Memorandum and Articles of Association, (ii) our register of shareholders, (iii) our register of directors and (iv) minutes of meetings and resolutions of our shareholders, and to make copies and take extracts from these documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests.

CERTAIN BRITISH VIRGIN ISLANDS COMPANY CONSIDERATIONS

“Limited Liability” means that the liability of each shareholder is limited to (i) the amount unpaid by the shareholder on any share in the company, (ii) any liability expressly mentioned in the Company’s Memorandum and Articles of Association (of which there are none) and (iii) any liability to repay a distribution paid when the Company did not satisfy the Solvency Test. Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers.

Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of Nasdaq. The application of such exceptions requires that we disclose each Nasdaq corporate governance standard that we do not follow and describe the British Virgin Islands corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. We currently follow the British Virgin Islands corporate governance practices in lieu of the corporate governance requirements of Nasdaq in respect of the following:

•        the Shareholder Approval Requirements under Section 5635 of Nasdaq listing rules; and

•        the requirement under Section 5605(b)(2) of Nasdaq listing rules that the independent Directors have regularly scheduled meetings with only the independent Directors present.

Differences in Corporate Law

The Companies Act and the laws of the BVI affecting BVI companies and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and the laws applicable to companies incorporated in the state of Delaware.

Mergers and Consolidation

The laws of the BVI, two or more BVI companies may merge or consolidate in accordance with section 170 of the Companies Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the consolidating of two or more constituent companies into a new company. In order to merge or consolidate, then (among other things) the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders.

While a director may vote on the plan of merger or consolidation even if he has an interest in the merger or consolidation, the director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in the merger or consolidation.

A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions.

Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the Memorandum and Articles of Association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting held to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI.

A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days. These shareholders then have 20 days to give to the company their written election in the form specified by the Companies Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any of the rights of a shareholder except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent.

Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the surviving or consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below:

Unfair prejudice

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to the shareholder in that capacity, can apply to the BVI High Court under Section 184I of the Companies Act for an order requiring the company or any other person to acquire the shareholder’s shares or pay compensation to the shareholder, regulating the future conduct of the company’s affairs, amending the memorandum or articles of the company, appointing a receiver or liquidator of the company, rectifying the records of the company, or that any decision or action of the company which contravenes the Companies Act or the company’s Memorandum and Articles of Association be set aside.

Derivative actions

Section 184C of the Companies Act provides that a shareholder of a company may, with the leave of the BVI High Court, bring an action in the name of the company to redress any wrong done to it.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. This statutory remedy is usually granted in exceptional circumstances and is only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of Directors and Executive Officers and Limitation of Liability

British Virgin Islands law does not limit the extent to which a company’s Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under the Company’s Memorandum and Articles of Association, subject to the Companies Act, the Company must indemnify any person who; (i) is or was a party, or is threatened to be made a party, to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director or officer of the Company; or (ii) is or was, at the request of the Company, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any expenses, judgments, fines or amounts paid in settlement and reasonably incurred in connection with any legal, administrative or investigative proceedings.

In relation to the above, the Company may pay on behalf of the person or lend funds to the person to enable the person to pay, any expenses incurred, or to be incurred, by the person in defending any legal, administrative or investigative proceedings.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, the service agreements of our Directors and senior Executive Officers with the Company provide such person’s additional indemnification beyond that provided in our Articles of Association.

Under the Companies Act to be entitled to this indemnification, such person must have acted honestly and in good faith with a view to the best interests of our company and, in the case of criminal proceedings, they must have no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in our Memorandum and Articles of Association

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of Directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under British Virgin Islands law, our Directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our Company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the Companies Act or our Memorandum and Articles of Association, as amended and restated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Interested transactions

A director may vote, attend a board meeting and be included for the purposes of a quorum, sign a document on behalf of the Company, or do any other thing in their capacity as a director with respect to any transaction in which that director is interested. A director must immediately disclose the interest to all other directors after becoming aware of the fact that they are interested in a transaction entered into or to be entered into by the Company. Subject to compliance with the Companies Act, a director shall not, by reason of that director’s office, be accountable to the Company for any remuneration, profit or other benefit derived, or resulting, from derived from such transaction and no such transaction shall be liable to be avoided on the grounds that a director has an interest in it or derives any remuneration, profit or other benefit from it.

A disclosure is only made when it is brought to the attention of every director. The disclosure by a director that they are a member, director, officer or trustee of another named entity or other individual, or has a fiduciary relationship with respect to the entity or individual, and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure of interest, be entered into with the Company or that director, is a sufficient disclosure of interest in relation to that transaction.

Directors and officers

Unless the shareholders decide otherwise by a resolution of shareholders, the number of directors is not subject to a maximum number but the minimum number of directors shall be one. The first directors were appointed by the Company’s first BVI registered agent. Subject to the Company’s Memorandum and Articles of Association and the Companies Act, our directors may by a resolution of directors: (i) appoint any person to hold any office with the Company (including chairperson of directors, chief executive officer, vice president, secretary and treasurer) on any terms, and for any period, they think fit (a person may hold more than one office at the same time); (ii) delegate any of their powers to any committee, consisting of one or more directors on any terms they think fit; and/or (iii) appoint any person (including a director) to be an agent of the Company and delegate their powers to that agent on any terms they think fit.

The directors cannot delegate to a committee or agent the power to: (i) amend the memorandum and articles of association of the Company; (ii) designate committees of directors other than a sub-committee of it; (iii) delegate powers to a committee of directors other than a sub-committee of it; (iv) appoint or remove a director or agent; (v) approve a plan of merger, consolidation or arrangement; (vi) make a declaration of solvency or approve a liquidation plan; or (vii) make a determination that the Company will, immediately after a proposed distribution, satisfy the Solvency Test.

Proceedings of directors

A director may, and (if a secretary has been appointed) the secretary must, call a meeting of directors. At least 3 days’ notice of each meeting of directors must be given. A meeting of directors will be valid even if the person who calls the meeting inadvertently fails to give notice to a director or a director fails to receive it.

Unless the directors decide otherwise by resolution of directors, a quorum will be present at a meeting of directors if not less than one half of the total number of directors is present. If the Company only has two directors, a quorum is present if two directors are present. If the Company only has a sole director, a quorum is present if the sole director is present.

A resolution put to a vote at a meeting of directors, will be passed and become a resolution of directors if passed by a simple majority of the votes cast in respect of the resolution, at a valid meeting of directors or a committee, by directors or members of the committee (or their alternates) present at the meeting who are entitled to vote.

Any action that may be taken by our directors at a meeting of directors may also be taken by our directors passing a written resolution of directors without the need for any prior notice to be given. A written resolution of directors is passed if signed or consented to (including by way of fax or email) by a majority of directors or members of a committee (or their alternates) who are entitled to vote. Where a written resolution of directors is passed without all of our directors signing or consenting to it, the Company must send a copy of it to those directors who have not signed or consented to it. If the Company fails to do so, this will not invalidate the resolution. If the Company has a sole director, the sole director may pass a written resolution of directors.

Terms of directors and officers

At any time, the Company’s directors may appoint by a resolution of directors any person to be a director, either to fill a vacancy or as an additional director, for any term (if any) the directors decide. Where the directors appoint a person as director to fill a vacancy, the term of appointment must not exceed the term remaining of the director who ceased to hold office.

Shareholder Action by Written Consent

British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing or by telex, telegram, cable or other written electronic communication, without the need for any notice.

Our Memorandum and Articles of Association provide that a written resolution of shareholders: (i) may consist of several documents (including electronic communications) in substantially the same form; (ii) may be signed or consented to by the relevant shareholder or the shareholder’s attorney or (in the case of a body corporate) a properly authorized officer or attorney; and (iii) must be sent to each shareholder who would be entitled to attend a meeting of shareholders and vote on the resolution.

Our Memorandum and Articles of Association permit shareholders to act by written consent (passed by the consent in writing of a simple majority of the votes of the Shares entitled to vote thereon) but provide that if a resolution of shareholders is approved otherwise that by unanimous written consent of all shareholders, a copy of the resolution must immediately be sent to each non-consenting shareholder.

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Articles of Association provide that any action required or permitted to be taken at general meetings of the Company may only be taken upon the vote of shareholders at general meeting and shareholders may not approve corporate matters by way of a unanimous written resolution without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors, or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act and Memorandum and Articles of Association provide that our board of directors must convene a meeting of shareholders upon the written request of shareholders entitled to exercise 30% or more of the voting rights. We are not obliged under the Companies Act or any other law of the BVI to call shareholders’ annual general meetings, but our Memorandum and Articles of Association provide for an annual general meeting to be called in accordance with the requirements of the relevant listing rules, Memorandum and Articles of Association and the Companies Act. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under British Virgin Islands law, our Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors (or otherwise ceasing to hold office)

A director ceases to hold office if: (i) the director’s term of office expires and the director is not re-elected or reappointed; (ii) the director resigns by written notice to the Company; (iii) the director dies or enters into bankruptcy, liquidation or any similar procedure; (iv) the director becomes of unsound mind or is mentally or physically incapable of acting as a director; (v) the director is prohibited or disqualified by law or under Nasdaq Listing Rules from being a director; (vi) the director becomes bankrupt or insolvent or makes any arrangement or composition with the director’s creditors generally; or (vii) the director is removed from office by a resolution of shareholders or resolution of directors (and, for this purpose, section 114 (Removal of directors) of the Companies Act does not apply to the Company).

A director may be removed from office (i) with or without cause, by a simple majority vote of the shareholders passed at a meeting of shareholders called for the purposes of removing the director (or for purposes including the removal of the director) or (ii) by a written resolution of the shareholders passed by at least 50 percent of the votes of the shareholders of the Company entitled to vote.

A director may be removed from office with cause, by a simple majority decision of the directors passed at a meeting of directors called for the purpose of removing the director (or for purposes including the removal of the director).

Where a director resigns, the resignation takes effect from the later of the date: (i) on which the notice of resignation is received at the Company’s registered office or the office of the Company’s registered agent; and (ii) specified in the notice of resignation.

Under the Delaware General Corporation Act, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute.

Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under British Virgin Islands law, a company may be wound up by either an order of the courts of the British Virgin Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act and our Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of shareholders or (subject to section 199(2) of the Companies Act) a resolution of directors.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under British Virgin Islands law and our Articles of Association, if our authorized shares are divided into more than one class of shares, we may vary the rights attached to any class only with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50 percent of the issued Shares in that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the BVI Registry of Corporate Affairs.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of Directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have [•] Ordinary Shares issued and outstanding.

All of the Ordinary Shares sold in this offering by the Company will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates.” Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our Ordinary Shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares, and while we have applied to list our Ordinary Shares on the Nasdaq Capital Market, we cannot assure you that a regular trading market will develop in the Ordinary Shares.

Lock-Up Agreements

We have agreed with the underwriter, for a period of six (6) months from the closing of this offering, subject to certain exceptions not to directly or indirectly (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Furthermore, each of our Directors and Executive Officers and our holders of more than 5% of our shares, have also entered into a similar lock-up agreement with the underwriter for a period of six (6) months from the closing of this offering, and the remainder of our shareholders have also entered into a similar lock-up agreement with the underwriter for a period of ninety (90) days from the closing of this offering, subject to certain exceptions, with respect to our shares of capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock.

We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than six months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

•        1.0% of the then outstanding Ordinary Shares; or

•        The average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

MATERIAL TAX CONSIDERATIONS

The following summary of certain British Virgin Islands and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the British Virgin Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares. To the extent that this discussion relates to matters of British Virgin Islands tax law, it is the opinion of [**] our counsel as to British Virgin Islands law.

Malaysia Tax Considerations

The following brief description of Malaysian enterprise income taxation is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividends and Dividend Policy.”

Income Tax in Malaysia

The principal legislation that governs a person’s income tax in Malaysia is the Income Tax Act 1967 (the “ITA”). The regulatory body implementing and enforcing the ITA is the Inland Revenue Board of Malaysia (“IRB”). Pursuant to Section 3 of the ITA, income tax shall be charged for each year of assessment (“YA”) upon the income of any person accruing in or derived from Malaysia or received in Malaysia from outside Malaysia.

Pursuant to Section 8 of the ITA, a company is a tax resident in Malaysia if its management and control are exercised in Malaysia. Management and control are normally considered to be exercised at the place where the directors’ meetings concerning management and control of the company are held. The income tax rate payable by a resident company differs depending on the amount of the company’s paid-up capital and its annual sale in relation to the particular YA. The corporate income tax rates are as illustrated below:

Types of Company	Chargeable income	Tax rate YA 2023
Resident company:
• with paid-up capital of 2.5 million Malaysian ringgit (MYR) or less, and gross income from business of not more than MYR 50 million	On the first RM150,000	15%
• that does not control, directly or indirectly, another company that has paid-up capital of more than MYR 2.5 million	RM150,001 to RM600,000	17%
• is not controlled, directly or indirectly, by another company that has paid-up capital of more than MYR 2.5 million, and	RM600,001 and Subsequent Balance	24%
• with no more than 20% of its paid-up capital being owned, directly or indirectly, by a foreign company or non-Malaysian citizen (with effect from year of assessment 2024)
Company other than the above category		24%

Pursuant to the ITA, a non-resident company — namely, a company whose management and control are not exercised in Malaysia and thus does not fall under the purview of Section 8 of the ITA — is subject to the following tax rates:

Types of Income	Rate (%)
Business income.	24
Royalties derived from Malaysia.	10
Rental of moveable properties.	10
Advice, assistance, or services rendered in Malaysia.	10
Interest.	15*
Dividends.	Exempt
Other income.	10

Note: Where the recipient is resident in a country that has a double tax agreement with Malaysia, the tax rates for the specific sources of income may be reduced.

____________

*        Interest paid to a non-resident by a bank or a finance company in Malaysia is exempt from tax.

Foreign-Sourced Income

Malaysia adopts a territorial principle of taxation, under which only income accruing in or derived from or received in Malaysia from outside Malaysia is subject to income tax in Malaysia pursuant to Section 3 of the ITA. Previously, “income received in Malaysia from outside Malaysia” or “foreign-sourced income” (“FSI”) received by Malaysian taxpayers is not taxable due to the availability of tax exemption under Paragraph 28, Schedule 6 of the ITA (“Para 28”). This exemption is applicable to any person other than a resident company carrying on the business of banking, insurance, or sea or air transport, in respect of income derived from sources outside Malaysia and received in Malaysia, pursuant to Para 28. On October 29, 2021, however, the Malaysian government announced via the Budget 2022 that the exemption under Para 28 will no longer be applicable to tax residents, effective from January 1, 2022. Therefore, income tax will be imposed on resident persons in Malaysia on income derived from foreign sources and received in Malaysia with effect from January 1, 2022. Such income will be treated equally vis-à-vis income accruing in or derived from Malaysia and taxable under Section 3 of the ITA.

In summary, the tax treatments for the income of a person in Malaysia are depicted as follows:

Income Derived From	Income Received In	Prior to January 1, 2022	Effective from January 1, 2022
Malaysia	Malaysia	Taxable	Taxable
Malaysia	Malaysia from outside Malaysia	Taxable	Taxable
Overseas	Malaysia from outside Malaysia	Tax Exempted	Taxable
Overseas	Overseas	Tax Exempted	Tax Exempted

On November 16, 2021, the IRB announced the Special Income Remittance Program (“SIRP”) for Malaysian tax residents whose income is derived from foreign sources and received in Malaysia. The implementation of taxation on FSI is staggered into the following two timelines, depending on the timing of remittance of FSI into Malaysia: (i) during the period from January 1 to June 30, 2022 (six months) (the “SIRP Period”), FSI remitted shall be taxed at a fixed rate of 3% on the gross amount of income remitted; and (ii) on or after July 1, 2022, FSI remitted shall be taxed at the prevailing tax rate applicable to tax residents on the statutory income, namely, gross FSI less expenses attributable to the FSI. FSI remitted under the SIRP will be accepted in good faith by the IRB as the IRB will not conduct an audit or investigation on the taxpayer. In addition, the IRB will not impose any penalty on FSI remitted during the SIRP Period.

Notwithstanding the implementation of taxation on FSI, the Malaysian Ministry of Finance announced on December 30, 2021 that exemption from income tax would be available for a period of five years on certain categories of FSI received by Malaysian tax residents, when certain qualifying conditions are met. Specifically, (i) for individuals excluding those carrying on business in Malaysia through a partnership, all categories of FSI are exempted; and (ii) for companies and limited liability partnerships, foreign-sourced dividend income is exempted. To legislate the above, the following Orders were gazetted on 19 July 2022 and are effective from January 1, 2022 to December 31, 2026.

Profit Distribution and Withholding Tax

We are a holding company incorporated as a business company in the British Virgin Islands and we gain substantial income by way of dividends to be paid to us from Sagtec Group Sdn Bhd and CL Technologies (International) Sdn Bhd (Malaysia), our direct subsidiary company in Malaysia.

Malaysia is under the single-tier tax system, under which income tax imposed on a company’s chargeable income is a final tax, and dividends distributed are exempt from tax in the hands of the shareholders pursuant to Section 108 of the ITA. As such, companies are not required to deduct tax from dividends paid to shareholders, and no tax credits will be available to offset against the recipient’s tax liability. Corporate shareholders receiving exempt single-tier dividends can, in turn, distribute such dividends to their own shareholders, who are also exempt on such receipts. In addition, while Malaysia imposes withholding tax on certain payments, such as interest, royalties, contract payments, and special classes of income, Malaysia does not do so on dividends in addition to tax on the profits out of which the dividends are declared. Such position aligns with the double taxation agreements (“DTAs”) concluded by Malaysia with an extensive number of countries, including the United States. Pursuant to the DTAs, no withholding tax will be imposed on dividends paid by Malaysian companies to non-residents.

British Virgin Islands Tax Considerations

A holder of shares in a BVI company who is not a resident of the BVI is not required to pay tax in the BVI on (i) dividends paid with respect to the shares, or (ii) any gains realized during that year on sale or disposal of such shares, provided the BVI company does not have a direct or indirect interest in any land in the BVI. The laws of the BVI does not impose a withholding tax on dividends paid by a company incorporated or re-registered under the Companies Act.

There are no capital gains, gift or inheritance taxes levied by the BVI government on companies incorporated or re-registered under the Companies Act. In addition, shares of companies incorporated or re-registered under the Companies Act are not subject to transfer taxes, stamp duties or similar charges, provided the company does not have a direct or indirect interest in any land in the BVI.

There is no income tax treaty currently in effect between the United States and the BVI, however, the BVI has entered into multiple information-exchange arrangements with the United States, including the Multilateral Competent Authority Agreement on Automatic Exchange of Financial Account Information.

Under the current laws of BVI, our company is not subject to tax on income or capital gains.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below) that acquire our Ordinary Shares in this offering and hold our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Malaysian Ringgit or another currency other than U.S. dollars on the disposition of our Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

•        such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

•        such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

•        such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

•        an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we have applied to list our Ordinary Shares on the

Nasdaq Capital Market, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Ordinary Shares held at the end of the taxable year over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

UNDERWRITING

The Benchmark Company LLC (the “underwriter”) is acting as the sole underwriter in this offering. We have entered into an underwriting agreement with respect to the Ordinary Shares being offered. Subject to certain conditions, the underwriter has agreed to purchase the number of Ordinary Shares indicated in the following table.

Underwriter	Number of Shares
The Benchmark Company LLC
Total

The underwriter is offering the Ordinary Shares subject to its acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligation of the underwriter to purchase the Ordinary Shares included in this offering is subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriter is obligated to purchase all the Ordinary Shares if any such Ordinary Shares are taken. However, the underwriter is not required to take or pay for the Ordinary Shares covered by the underwriter’s over-allotment option described below.

The underwriter initially proposes to offer part of the Ordinary Shares directly to the public at the offering price listed on the cover page of this prospectus and part to certain dealers at a price that represents a concession not in excess of US$[__] per Ordinary Shares under the initial public offering price. After the initial offering of the Ordinary Shares, the offering price and other selling terms may from time to time be varied by the underwriter.

Over-Allotment Option

We have granted the underwriter an option, exercisable from time to time in whole or in part, to purchase up to [•] additional Ordinary Shares, representing 15% of the Ordinary Shares sold in the offering, from us at the initial public offering price, less underwriting discounts and commissions, during the 30-day period after the closing date of this offering. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. Any Ordinary Shares issued or sold under the option will be issued and sold on the same terms and conditions as the other Ordinary Shares that are the subject of this offering.

Discounts, Commissions and Expenses

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriter and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s over-allotment option.

	Per Ordinary Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Public offering price(1)	$	$	$
Underwriting fees and commissions(2)	$	$	$
Proceeds to the Company before expenses	$	$	$

____________

(1)      Initial public offering price per share is assumed to be US$[•], being the mid-point of the range set forth on the cover page of this prospectus.

(2)      We have agreed to pay the underwriter a discount equal to seven percent (7.0%) of the gross proceeds of the offering.

We have agreed to reimburse the underwriter for its accountable expenses in connection with this offering in an amount up to $200,000 and to pay for the costs of background checks in an amount not to exceed $10,000. We have also agreed to pay the underwriter a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds of this offering (including proceeds from the exercise of the over-allotment option). We estimate the total expenses of this offering which will be payable by us, excluding the underwriting discount and the underwriter’s expenses payable by us, will be approximately $[•].

We have paid the underwriter a retainer of $30,000 upon signing of the engagement agreement and have agreed to pay an additional $30,000 upon the first filing of the Registration Statement with the SEC. If the engagement agreement is terminated or the proposed initial public offering does not occur, any retainer balance will be refunded to the extent not actually incurred.

The underwriter will also be entitled to an aggregate additional fee of seven percent (7.0%) of the gross proceeds of future financings and warrants to purchase up to five percent (5.0%) of the number of securities sold in future financings consummated solely with investors (a) with whom we have had a conference call or a meeting arranged by the underwriter prior to the expiration or termination of the engagement letter and (b) provided that the future financing is consummated at any time within the twelve (12) month period following the earlier to occur of the expiration or termination of the engagement letter or the closing of this offering.

Underwriter’s Warrants

In addition to the foregoing, we have agreed to issue warrants to the underwriter to purchase such number of Ordinary Shares equal to five percent (5.0%) of the total number of Ordinary Shares sold in this offering (including any Ordinary Shares sold pursuant to the exercise of the over-allotment option). Such warrants shall have an exercise price equal to 100% of the offering price of the Ordinary Shares sold to investors in this offering and may be exercised on a cashless basis. The underwriter’s warrants will be exercisable commencing on the date six months from the closing of this offering and will terminate on the fifth anniversary of the commencement of sales for this offering. Furthermore, the underwriter’s warrants and the underlying shares will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), and except as otherwise permitted by FINRA rules, neither the underwriter’s warrants nor any of our Ordinary Shares issued upon exercise of the underwriter’s warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of 180 days immediately following the commencement of sales of this offering. This registration statement of which this prospectus is a part also covers the sale of the underwriter’s warrants and the Ordinary Shares underlying such warrants.

Right of First Refusal

We have granted to the underwriter the right to act as lead or joint investment bankers, lead or joint bookrunners, lead or joint placement agents and/or investment banker/advisor, for each and every future public and private equity and debt offering, including all equity-linked financings, as well as for each merger or acquisition transaction, effected by us or any successor to us or any subsidiary of ours, on customary terms for a period of twelve (12) months following the closing of this offering.

Lock-Up Agreements

We and each of our directors and officers and holders of more than five percent (5%) of our Ordinary Shares have agreed for a period of six (6) months from the closing of this offering, and the remainder of our shareholders have agreed for a period of ninety (90) days from the closing of this offering, without the prior written consent of the underwriter, not to directly or indirectly (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

The restrictions described in the preceding paragraph are subject to certain exceptions.

Stabilization

In connection with the offering, the underwriter may purchase and sell Ordinary Shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of Ordinary Shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional Ordinary Shares for which the underwriter’s option described above may be exercised. The underwriter may cover any covered short position by either exercising their option to purchase additional Ordinary Shares or purchasing Ordinary Shares in the open market. In determining the source of Ordinary Shares to cover the covered short position, the underwriter will consider, among other things, the price of Ordinary Shares available for purchase in the open market as compared as compared to the price at which they may purchase additional Ordinary Shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional Ordinary Shares for which the option described above may be exercised. The underwriter must cover any such naked short position by purchasing Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the Ordinary Shares made by the underwriter in the open market prior to the completion of the offering.

The underwriter may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriter a portion of the underwriting discount received by it because the representative has repurchased Ordinary Shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of our Ordinary Shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the Ordinary Shares may be higher than the price that otherwise might exist in the open market. The underwriter is not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the New York Stock Exchange, Nasdaq or relevant exchange, in the over-the-counter market or otherwise.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriter. In addition, Ordinary Shares may be sold by the underwriter to securities dealers who resell Ordinary Shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as an underwriter and should not be relied upon by investors.

Pricing of the Offering

Ordinary Shares sold by the underwriter to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus. Any Ordinary Shares sold by the underwriter to securities dealers may be sold at a discount of up to US$[__] per Ordinary Shares from the initial public offering price. After the initial offering of the Ordinary Shares, the underwriter may change the offering price and the other selling terms. The offering of the Ordinary Shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

Prior to the offering, there has been no public market for the Ordinary Shares. The initial public offering price has been negotiated among us and the underwriter. Among the factors to be considered in determining the initial public offering price of the Ordinary Shares, in addition to prevailing market conditions, will be our historical performance, estimates of the business potential and earnings prospects of us, an assessment of our management and the consideration of the above factors in relation to market valuation of companies in related businesses.

Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates may have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Ordinary Shares or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

Notice to Prospective Investors in Australia

This prospectus:

•        does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

•        has not been, and will not be, lodged with the Australian Securities and Investments Commission, or the ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•        does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•        may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The Ordinary Shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Ordinary Shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any Ordinary Shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Ordinary Shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of Ordinary Shares under this prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Ordinary Shares you undertake to us that you will not, for a period of 12 months from the date of issue of the Ordinary Shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Canada

Resale restrictions.    The distribution of the Ordinary Shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Ordinary Shares are made. Any resale of the Ordinary Shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian purchasers.    By purchasing Ordinary Shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•        the purchaser is entitled under applicable provincial securities laws to purchase the Ordinary Shares without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 — Prospectus Exemptions;

•        the purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations;

•        where required by law, the purchaser is purchasing as principal and not as agent; and

•        the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest.    Canadian purchasers are hereby notified that the Underwriter is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this prospectus.

Statutory Rights of Action.    Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this prospectus contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights.    All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment.    Canadian purchasers of Ordinary Shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Ordinary Shares in their particular circumstances and about the eligibility of the Ordinary Shares for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in the British Virgin Islands

The shares are not being and may not be offered to the public or to any person in the BVI for purchase or subscription by us or on our behalf. The shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (as amended) (each a “BVI Company”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the BVI.

Notice to Prospective Investors in Dubai International Financial Centre, or the DIFC

This prospectus relates to an Exempt Offer of the Dubai Financial Services Authority, or the DFSA, in accordance with the Markets Rules 2012 of the DFSA. This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in European Economic Area

In relation to each Member State of the European Economic Area (each, a Relevant State), no Ordinary Shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Ordinary Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of Ordinary Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

•        to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•        to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Underwriter for any such offer; or

•        in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Ordinary Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Ordinary Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in Hong Kong

The Ordinary Shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

Notice to Prospective Investors in Japan

Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, rules and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Kuwait

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Ordinary Shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Investors in Kuwait who approach us or any of the Underwriter to obtain copies of this prospectus are required by us and the Underwriter to keep such prospectus confidential and not to make copies thereof nor distribute the same to any other person in Kuwait and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the Ordinary Shares.

Notice to Prospective Investors in People’s Republic of China

This prospectus may not be circulated or distributed in the People’s Republic of China, or the PRC, and the Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC includes only mainland China.

Notice to Prospective Investors in Qatar

In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Notice to Prospective Investors in Saudi Arabia

This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

Notice to Prospective Investors in Malaysia

This prospectus has not been registered as a prospectus in Malaysia with the Monetary Authority of Malaysia. Accordingly, this prospectus and any other documents or material in connection with the offer or sale, or invitation for subscription or purchase, of the Ordinary Shares may not be circulated or distributed, nor may the Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) to an institutional investor under Section 274 of the Securities and Futures Act 2001 of Malaysia, or the SFA, or (ii) to a relevant person pursuant to Section 275(1), or to any person pursuant to Section 275(1A), and in accordance with the conditions specified in Sections 275 and 276, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with the conditions set forth in the SFA.

Where our Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; securities and securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Ordinary Shares pursuant to an offer made under Section 275 of the SFA, except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA or (in the case of such corporation) where the transfer arises from an offer referred to in Section 275(1A) of the SFA, or (in the case of such trust) where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Malaysia.

Notification under Section 309B(1)(c) of the SFA

The Shares are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in the MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Purchasers are advised to seek legal advice prior to any resale of the securities.

Notice to Prospective Investors in Switzerland

The Ordinary Shares will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to our company or the Ordinary Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the Ordinary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Ordinary Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Ordinary Shares.

Notice to Prospective Investors in United Arab Emirates

The Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (i) in compliance with all applicable laws and regulations of the United Arab Emirates; and (ii) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

Notice to Prospective Investors in United Kingdom

This prospectus is only being distributed to and is only directed at: (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order; or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (i)-(iii) together being referred to as “relevant persons”). The Ordinary Shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Ordinary Shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, expected to be incurred in connection with this offering by us. With the exception of the SEC registration fee, the FINRA filing fee, and the stock exchange market entry and listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	US$	[•]
Nasdaq Listing Fee	US$	[•]
FINRA Filing Fee	US$	[•]
Legal Fees and Expenses	US$	[•]
Accounting Fees and Expenses	US$	[•]
Printing and Engraving Expenses	US$	[•]
Miscellaneous Expenses	US$	[•]
Underwriter Expenses	US$	[•]
Total Expenses	US$	[•]

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The validity of the Ordinary Shares offered hereby will be opined upon for us by Mourant Ozannes (BVI). McGuireWoods LLP is acting as U.S. securities counsel to the underwriter. Ortoli Rosenstadt LLP may rely upon Mourant Ozannes (BVI) with respect to matters governed by the law of the British Virgin Islands. We can rely on HL Tan Lim & Partners in relation to certain legal matters as to Malaysia law.

EXPERTS

The financial statements for each of the two financial years in the period ended December 31, 2023 and 2022 included in this prospectus have been audited by Onestop Assurance PAC, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of Onestop Assurance PAC is located at 10 Anson Road, #06-15 International Plaza, Singapore 079903.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person Is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

SAGTEC GLOBAL LIMITED

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of
Sagtec Global Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Sagtec Global Limited and its Subsidiaries (collectively, the “Group”) as of December 31, 2023 and 2022, and January 1, 2022, and the related consolidated statements of profit or loss and other comprehensive income, changes in equity, and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2023 and 2022, and January 1, 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the United States federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Group’s auditor since 2023.

/s/ Onestop Assurance PAC

Singapore

August 16, 2024

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
AS OF JANUARY 1, 2022, DECEMBER 31, 2022 AND 2023

	Note	As of January 1, 2022	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
		RM	RM	RM	USD
ASSETS

Non-current assets
Plant and equipment	8	6,264,956	9,731,752	11,047,078	2,407,190
Right-of-use assets	9	271,122	262,442	225,282	49,090
Total non-current assets		6,536,078	9,994,194	11,272,360	2,456,280

Current assets
Trade receivables, net	10	774,859	1,063,369	1,990,414	433,717
Other receivables	11	58,184	69,184	6,076,074	1,323,994
Cash and short term deposits	12	383,530	558,434	1,959,780	427,041
Amount due from director	13	853,591	289,734	—	—
Amount due from shareholders	13	318,467	95,766	—	—
Amount due from related parties	13	737,568	773,817	—	—
Total current assets		3,126,199	2,850,304	10,026,268	2,184,752
Total assets		9,662,277	12,844,498	21,298,628	4,641,032

LIABILITIES AND EQUITY

Current liabilities
Trade payables		2,375,939	487,955	423,787	92,344
Amount due to shareholder	13	—	—	886	193
Amount due to director	13	—	—	137,181	29,892
Other payables	11	116,026	498,331	692,841	150,972
Deferred revenue	18	23,109	867,708	2,691,244	586,430
Provisions	14	—	92,680	494,280	107,705
Tax payable	16	100,279	553,111	1,632,210	355,663
Lease liabilities	9	110,107	144,012	46,994	10,240
Bank overdraft	15	601,566	900,231	1,064,530	231,964
Bank borrowings	15	41,807	91,222	583,313	127,106
Total current liabilities		3,368,833	3,635,250	7,767,266	1,692,509

Non-current liabilities
Lease liabilities	9	167,672	101,381	162,577	35,426
Bank borrowings	15	222,767	448,865	2,326,156	506,876
Deferred tax liabilities	16	374,846	767,259	823,938	179,538
Total non-current labilities		765,285	1,317,505	3,312,671	721,840
Total liabilities		4,134,118	4,952,755	11,079,937	2,414,349

Equity
Share capital, 10,800,000 common shares issued and outstanding with no par value, unlimited authorized share	4	2,515,899	2,515,899	1,145,780	249,669
Reserves	17	3,280,388	3,280,388	3,280,388	714,806
(Accumulated losses)/Retained earnings		(1,508,582)	961,960	5,439,549	1,185,294
Shareholders’ equity		4,287,705	6,758,247	9,865,717	2,149,769
Non-controlling interest		1,240,454	1,133,496	352,974	76,914
Total equity		5,528,159	7,891,743	10,218,691	2,226,683
Total liabilities and equity		9,662,277	12,844,498	21,298,628	4,641,032

The accompanying notes are an integral part of these consolidated financial statements.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2023

	Note	2022	2023	2023
		RM	RM	USD
Revenue	18	8,945,957	24,292,181	5,293,337
Revenue from related parties	18	4,054,069	4,988,468	1,087,002
Total revenue		13,000,026	29,280,649	6,380,339

Cost of sales	19	(7,957,725)	(21,112,777)	(4,600,536)
Cost of sales from related parties	19	(1,500)	—	—
Total cost of sales		(7,959,225)	(21,112,777)	(4,600,536)

Gross profit		5,040,801	8,167,872	1,779,803

Selling and administrative expenses	20	(1,164,329)	(2,156,947)	(470,005)
Selling and administrative expenses from related parties	20	(643,595)	(571,243)	(124,476)
Disposal gain	7	—	662,701	144,405
Income from operations before income tax		3,232,877	6,102,383	1,329,727

Other income		12,351	85,198	18,565
Finance costs		(36,399)	(164,491)	(35,843)
Profit before income tax		3,208,829	6,023,090	1,312,449

Income tax expense	16	(845,245)	(1,366,789)	(297,827)

Net profit for the year, representing total comprehensive income for the year		2,363,584	4,656,301	1,014,622

Profit attributable to:
Equity owners of the Company		2,470,542	4,476,259	975,390
Non-controlling interests		(106,958)	180,042	39,232
Total		2,363,584	4,656,301	1,014,622

Weighted Average Number of Common Shares Outstanding – Basic and Diluted		10,800,000	10,800,000	10,800,000
Basic and Diluted Net Income per Share		0.2288	0.4145	0.0903

The accompanying notes are an integral part of these consolidated financial statements.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE FINANCIAL YEARS ENDED DECEMBER 31, 2022 AND 2023

	Note	Number of outstanding shares	Share capital	Reserves	Retained earnings	Shareholders’ equity	Non- controlling interest	Total equity
			RM	RM	RM	RM	RM	RM
Balance at January 1, 2022		10,800,000	2,515,899	3,280,388	(1,508,582)	4,287,705	1,240,454	5,528,159
Net profit for the year, representing total comprehensive income for the year		—	—	—	2,470,542	2,470,542	(106,958)	2,363,584
Balance at December 31, 2022		10,800,000	2,515,899	3,280,388	961,960	6,758,247	1,133,496	7,891,743
Issuance of shares	4	—	336,217	—	—	336,217	309,163	645,380
Equity transaction		—	2,019	—	1,330	3,349	(3,349)	—
Disposition of Sagfood (Malaysia) Sdn Bhd	7	—	(1,708,355)	—	—	(1,708,355)	(1,266,378)	(2,974,733)
Net profit for the year, representing total comprehensive income for the year.		—	—	—	4,476,259	4,476,259	180,042	4,656,301
Balance at December 31, 2023		10,800,000	1,145,780	3,280,388	5,439,549	9,865,717	352,974	10,218,691
	Note	Number of outstanding shares	Share capital	Reserves	Retained earnings	Shareholders’ equity	Non- controlling interest	Total equity
			USD	USD	USD	USD	USD	USD
Balance at December 31, 2022		10,800,000	548,222	714,806	209,614	1,472,642	246,992	1,719,634
Balance at December 31, 2023		10,800,000	249,669	714,806	1,185,294	2,149,769	76,914	2,226,683

Equity transaction reflect changes in a parent’s ownership interest in a subsidiary that do not result in the parent losing control of the subsidiary.

The accompanying notes are an integral part of these consolidated financial statements.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2023

	Note	2022	2023	2023
		RM	RM	USD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net profit for the year		2,363,584	4,656,301	1,014,622

Adjustments to reconcile net profit to net cash used in operating activities:
Depreciation		1,260,586	1,639,079	357,160
Amortization		164,345	102,379	22,309
Provisions		92,680	401,600	87,510
Imputed interest of lease liability		13,066	13,035	2,840
Finance costs		36,399	164,491	35,843
Overdraft charges		44,250	59,964	13,066
Gain on disposal of subsidiary		—	(662,701)	(144,405)
Income tax expenses		845,245	1,366,789	297,827
Lease discount		(1,913)	—	—
Gain on termination of lease		(1,651)	(4,001)	(872)
Reversal of for expected credit loss		(48,523)	(90,205)	(19,656)
Operating cash flows before movements in working capital		4,768,068	7,646,731	1,666,244

Trade receivables		(239,987)	(1,139,340)	(248,266)
Other receivables and prepayment		(11,000)	(6,032,450)	(1,314,488)
Other payables and accrued liabilities		382,305	225,925	49,230
Trade payables		(1,887,984)	(35,382)	(7,710)
Deferred revenue		844,599	1,823,535	397,354
Cash generated from operations		3,856,001	2,489,019	542,364

Income tax paid		—	(29,843)	(6,503)
Net cash provided by operating activities		3,856,001	2,459,176	535,861

Investing activities
Purchase of plant and equipment		(4,727,382)	(5,524,353)	(1,203,772)
Loss of cash on disposal of subsidiary		—	(27,620)	(6,019)
Net cash used in investing activities		(4,727,382)	(5,551,973)	(1,209,791)

Financing activities
Issuance of share capital		—	645,380	140,630
Repayment of lease liabilities		(197,553)	(104,784)	(22,833)
Proceeds from bank loans		350,000	2,699,992	588,336
Repayment of bank loans		(74,487)	(330,610)	(72,041)
Loan interest paid		(36,399)	(164,491)	(35,843)
Overdraft charges paid		(44,250)	(59,964)	(13,066)
Increase in fixed deposits		(104,163)	(807,093)	(175,868)
(Advance to)/Repayment from related parties		(36,249)	1,063,118	231,657
Repayment from shareholders		222,701	30,852	6,723
Repayment from directors		563,857	550,351	119,923
Net cash provided by financing activities		643,457	3,522,751	767,618

Net change in cash and cash equivalents		(227,924)	429,954	93,688
Cash and cash equivalents at beginning of year	12	(443,036)	(670,960)	(146,204)
Cash and cash equivalents at end of year	12	(670,960)	(241,006)	(52,516)

The accompanying notes are an integral part of these consolidated financial statements.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1       ORGANIZATION AND PRINCIPAL ACTIVITIES

Sagtec Global Limited (the “Company”) was incorporated in the British Virgin Islands on October 31, 2023 with registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands while principal place of business of the Company at No. 43-2, Jalan Besar Kepong, Pekan Kepong, 52100 Kuala Lumpur, Malaysia.

The Company’s ultimate controlling party is Ng Chen Lok.

The group structure which represents the operating subsidiaries and dormant companies as of the reporting date is as follow:

Details of the Company and its subsidiaries (collectively, the “Group”) are shown in the table below:

	Percentage of effective ownership
	December 31,
Name	Date of incorporation	2023	2022	Place of incorporation	Principal activities
		%	%
Sagtec Global Limited	October 31, 2023	—	—	British Virgin Islands	Holding company
Sagtec Group Sdn Bhd	June 11, 2018	98.04	98.04	Malaysia	Food & beverage SAAS
CL Technologies (International) Sdn Bhd	February 14, 2019	94.95	94.95	Malaysia	Food & beverage software & server hosting
Sagfood (Malaysia) Sdn Bhd	September 21, 2022	—	53.31	Malaysia	Food & beverage operator

The Group develops IT products, services, and solutions using the subscription as a service model, generating stable and sustainable revenue from our SaaS offerings.

On January 18, 2023, Sagfood (Malaysia) Sdn Bhd issued 2,584 shares to Maybank Trustee Berhad for a consideration of RM645,380, which diluted the ultimate controlling interest by the Company from 53.31% to 52.10%, prior to disposal on June 30, 2023.

On June 30, 2023, Sagtec Group Sdn Bhd dispose its entire controlling interest in Sagfood (Malaysia) Sdn Bhd.

On January 1, 2024, the Company acquired controlling interest in Sagtec Group Sdn Bhd and CL Technologies (International) Sdn Bhd.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       MATERIAL ACCOUNTING POLICIES

BASIS OF PREPARATION

The audited consolidated financial statements have been prepared in accordance with the historical cost basis, except as disclosed in the accounting policies below, and are drawn up in accordance with the provisions of the International Financial Reporting Standards (“IFRSs”) as issued by the International Accounting Standards Board (“IASB”).

The Group has applied IFRS for the first time to these consolidated financial statements for the years ended December 31, 2023 and 2022. All IFRSs issued by the IASB, effective at the time of preparing these consolidated financial statements have been applied. In preparing the consolidated financial statements, the Group’s opening statements of financial position was prepared as at January 1, 2022, the Group’s date of transition to IFRS. As the Group neither prepared nor reported a complete set of financial statements in the past, the reconciliations from previous GAAP to IFRS were not disclosed.

Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

These consolidated financial statements were approved by the board of directors of the Company on August 16, 2024.

The board of directors has the power to amend the financial statements after issue.

ADOPTION OF NEW AND REVISED STANDARDS

On January 1, 2023, the Group has adopted the new or amended IFRS and interpretations issued by the IFRS interpretations Committee (IFRS IC) that are mandatory for application for the fiscal year. Changes to the Group’s accounting policies have been made as required, in accordance with the transitional provisions in the respective IFRS and IFRS IC.

The adoption of these new or amended IFRS and IFRS IC did not result in substantial changes to the Group’s accounting policies and had no material effect on the amounts reported for the current or prior financial years.

COMMON CONTROL & MERGER ACCOUNTING

The acquisition of entities, businesses or assets under common control are accounted for in accordance with merger accounting.

The combined financial statements incorporate the financial statements of the combined entities or businesses in which the common control combination occurs as if they had been combined from the date when the combining entities or businesses first came under the control of the controlling party.

The combined financial statements have prepared using uniform accounting policies for like transactions and other events in similar circumstances.

All intra-group balances, transactions, income and expenses are eliminated in full on combination and the combined financial statements reflect external transactions only.

The net assets of the combined entities or businesses are combined using the existing carrying amounts from the controlling party’s perspective. No amount is recognized in respect of goodwill or excess of the acquirer’s interest in the net fair value of acquiree’s identifiable assets, liabilities and contingent liabilities over the acquisition cost at the time of common control combination. All differences between the cost of acquisition (fair value of consideration paid) and the amounts at which the assets and liabilities are recorded, arising from common control combination, have been recognized directly in equity as part of the capital reserve.

The combined statements of profit or loss and other comprehensive income include the results of each of the combining entities or businesses from the earliest date presented or since the date when the combined entities or businesses first came under the common control, where this is a shorter period, regardless of the date of the common control combination.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       MATERIAL ACCOUNTING POLICIES (cont.)

Subsidiaries

Subsidiaries are entities controlled by the Group. The Group controls and entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

Loss of control

Upon the loss of control, the Group derecognizes the assets and liabilities of the subsidiary, any NCI, and the other components of equity related to the subsidiary. Any surplus or deficit arising on the loss of control is recognized in profit or loss. If the Group retains any interest in the former subsidiary, then such interest is measured at fair value at the date that control is lost.

CONVENIENCE TRANSLATION

Translations of amounts in the audited consolidated statement of financial position, audited consolidated statements of profit or loss and other comprehensive income/(loss), and audited consolidated statement of cash flows from RM into USD as of and for the year ended December 31, 2023 are solely for the convenience of the reader. Unless otherwise noted, all translations from RM into USD for the fiscal year ended December 31, 2023 were calculated at of USD1 = RM4.5892.

FINANCIAL ASSETS

Classification and measurement

Financial assets are recognized when a Group entity becomes a party to the contractual provisions of the instrument. All regular way purchases or sales of financial assets are recognized and derecognized on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the market place.

Financial assets are initially measured at fair value except for trade receivables arising from contracts with customers which are initially measured in accordance with IFRS 15 Revenue from Contracts with Customers (“IFRS 15”). Transaction costs that are directly attributable to the acquisition of financial assets (other than financial assets at fair value through profit or loss (“FVTPL”)) are added to the fair value of the financial assets, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets at fair value through profit or loss are recognized immediately in consolidated statement of profit or loss. The Group classifies its financial assets at fair value through other comprehensive income, fair value through profit and loss and amortized cost.

The classification depends on the Group’s business model for managing the financial assets as well as the contractual terms of the cash flows of the financial assets.

1.      Financial assets at Fair Value through Profit or Loss (FVTPL) are initially recorded at fair value and transaction costs are expensed in the statements of income and comprehensive income. Realized and unrealized gains and income arising from changes in the fair value of the financial asset held at FVTPL are included in the statements of income and comprehensive income in the period in which they arise. There are no financial assets classified as FVTPL

2.      Financial assets at Fair Value through Other Comprehensive Income (FVTOCI) are initially recognized at fair value plus transaction costs. Subsequently they are measured at fair value, with gains and losses arising from changes in fair value recognized in other comprehensive income. There is no subsequent reclassification of fair value gains and losses to profit or loss following the derecognition of the investment. There are no financial assets classified as FVTOCI.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       MATERIAL ACCOUNTING POLICIES (cont.)

3.      Financial assets at amortized cost are initially recognized at fair value, net of transaction costs, and subsequently carried at amortized cost less any impairment. They are classified as current assets or non-current assets based on their maturity date. The Company has classified trade receivables, other receivables and amounts due from related parties at amortized cost.

Impairment

The Group assesses at end of each reporting period whether there is objective evidence that a financial asset or group of financial assets is impaired.

The Group recognizes expected credit losses (“ECL”) for accounts receivable based on the simplified approach. The simplified approach to the recognition of expected losses does not require the Company to track the changes in credit risk; rather, the Company recognizes a loss allowance based on lifetime expected credit losses at each reporting date from the date of the accounts receivable.

The Group recognizes a loss allowance for other receivables, amount due from director, shareholders and related parties based on 12 months expected credit losses at each reporting date.

The Group measures expected credit loss by considering the risk of default over the contract period and incorporates forward-looking information into its measurement. ECLs are a probability-weighted estimate of credit losses.

ECLs are measured as the difference in the present value of the contractual cash flows that are due to the Company under the contract, and the cash flows that the Company expects to receive. The Company assesses all information available, including past due status, and forward looking macro-economic factors in the measurement of the ECLs associated with its assets carried at amortized cost.

The maximum period considered when estimating ECLs is the maximum contractual period over which the Company is exposed to credit risk.

Derecognition of financial assets

The Group derecognizes a financial asset only when the contractual rights to the cash flow from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of asset to another entity.

On derecognition of a financial asset measured at amortized cost, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognized in profit or loss.

FINANCIAL LIABILITIES

Financial liabilities are classified as either financial liabilities at FVTPL or at amortized cost. The Group determines the classification of its financial liabilities at initial recognition.

Financial liabilities are classified as measured at amortized cost, net of transaction costs unless classified as FVTPL. The Group trade payables, other payables and accrued liabilities, amounts due to related parties, lease liabilities and bank loans are classified as measured at amortized cost.

Derecognition of financial liabilities

The Group derecognizes financial liabilities when, and only when, the Group’s obligation are discharged, cancelled or expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       MATERIAL ACCOUNTING POLICIES (cont.)

PLANT AND EQUIPMENT

Plant and equipment is recognized and subsequently measured at cost less accumulated depreciation and any accumulated impairment losses, if any. When components of property and equipment have different useful lives they are accounted for separately. Depreciation is provided at rates which are calculated to write off the assets over their estimated useful lives as follows:

Computer and handphone	5 years straight line
Equipment and machine	10 years straight line
License	10 years straight line
Right-of-use assets	Over term of lease
Renovation	Over term of lease

Plant and equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising from derecognition of the asset, being the difference between the net disposal proceeds and the carrying amount, is recognized in profit or loss.

IMPAIRMENT OF NON-FINANCIAL ASSETS

Impairment of assets are reviewed at the end of each reporting period for impairment when there is an indication that the assets might be impaired. Impairment is measured by comparing the carrying values of the assets with their recoverable amounts. When the carrying amount of an asset exceeds its recoverable amount, the asset is written down to its recoverable amount and an impairment loss shall be recognized. The recoverable amount of an asset is the higher of the asset’s fair value less costs to sell and its value in use, which is measured by reference to discounted future cash flows using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. An impairment loss is recognized in profit or loss.

When there is a change in the estimates used to determine the recoverable amount, a subsequent increase in the recoverable amount of an asset is treated as a reversal of the previous impairment loss and is recognized to the extent of the carrying amount of the asset that would have been determined (net of amortization and depreciation) had no impairment loss been recognized. The reversal is recognized in profit or loss immediately.

LEASES

The Group as leasee

The Group assesses whether a contract is or contains a lease, at inception of the contract. The Group recognizes a right-of-use asset and corresponding lease liability with respect to all lease arrangements in which it is the lessee, except for low-value assets and short-term leases with 12 months or less. For these leases, the Group recognizes the lease payments as an operating expense on a straight-line method over the term of the lease unless another systematic basis is more representative of the time pattern in which economic benefits from the leased assets are consumed.

The Group recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use assets and the associated lease liabilities are presented as a separate line item in the statements of financial position.

Right-of-use asset

The right-of-use asset is initially measured at cost. Cost includes the initial amount of the corresponding lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred, less any incentives received.

The right-of-use asset is subsequently measured at cost less accumulated depreciation and any impairment losses, and adjustment for any remeasurement of the lease liability. The depreciation starts from the commencement date of the lease. If the lease transfers ownership of the underlying asset to the Group or the cost of the right-of-use asset reflects

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       MATERIAL ACCOUNTING POLICIES (cont.)

that the Group expects to exercise a purchase option, the related right-of-use asset is depreciated over the useful life of the underlying asset. Otherwise, the Group depreciates the right-of-use asset to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. The estimated useful lives of the right-of-use assets are determined on the same basis as those plant and equipment.

Lease liability

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted by using the rate implicit in the lease. If this rate cannot be readily determined, the Group uses its incremental borrowing rate.

The lease liability is subsequently measured at amortized cost using the effective interest method. It is remeasured when there is a change in the future lease payments (other than lease modification that is not accounted for as a separate lease) with the corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recognized in profit or loss if the carrying amount has been reduced to zero.

PROVISIONS

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of past events, when it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and when a reliable estimate of the amount can be made. Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate. Where the effect of the time value of money is material, the provision is the present value of the estimated expenditure required to settle the obligation. The discount rate shall be a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognized as interest expense in profit or loss.

Provision for warranties

The Group provides warranties for general repairs of defects. Provisions related to these assurance-type warranties are recognized when the product is sold. Initial recognition is based on historical experience. The estimate of warranty-related costs is revised annually.

REVENUE RECOGNITION

Revenue is derived principally from services, tangible products, rental and others.

Revenue from services

Revenue from services is recognized over time in the year in which the services rendered.

A receivable is recognized when the services are rendered as this is the point in time that the consideration is unconditional because only the passage of time is required before the payment is due.

1.      Subscription services from Speed + Pos software and QR ordering system, which allow our subscribers to gain access to our software. Performance obligation includes to ensure subscribers accessibility, bundled with training, maintenance and support on recurring basis, measured on time elapsed, renewed on yearly basis.

2.      Software consultation and development services cater for customers seeks to customized point of sales system. Performance obligation includes the design and build of software-based systems, integration of hardware and software solutions, running and maintaining of IT infrastructure and procurement services. In all cases, the Company assesses if the multiple obligations should be accounted for as separate performance obligations or combined into a single performance obligation. The Company generally separates multiple obligations in a contract as separate performance obligations if those obligations are distinct, both individually and in the context of the contract. If multiple obligations in a contract are

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       MATERIAL ACCOUNTING POLICIES (cont.)

highly interrelated or require significant integration or customization within a group, they are combined and accounted for as a single performance obligation, measured on contract milestone. Contract duration range from two weeks to two months.

3.      Social media management services, involves content creation, engagement, and advertising management. These services are considered as single performance obligation contracted to be delivered over a period of time, measured on time elapsed, renewed on monthly basis.

4.      Data management and analysis services, involves handling and processing data to extract valuable insights that can inform decision-making and improve business operations. These services are considered as single performance obligation, measured on time elapsed contracted to be deliver over a period of time, measured on time elapsed, renewed on monthly basis.

Revenue from tangible products

Revenue from tangible products, consist of sales of cloud printer, thermal paper roll, food ordering kiosk machine with screen and power bank charging station, recognized at a point in time when the goods have been delivered to the customer and upon its acceptance, and it is probable that the Group will collect the considerations to which it would be entitled to in exchange for the goods sold.

Revenue from rental of machinery

Revenue from rental of power bank charging station, recognized at a point in time, measured through time lapsed results in entitlement to collection of revenue.

Revenue from others

Revenue from others consist revenue generate through food catering, restaurant and sale of foods, recognized at point of time when the goods have been delivered to the customer and upon its acceptance, and it is probable that the Group will collect the considerations to which it would be entitled to in exchange for the goods sold.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents comprise cash in hand, bank balances, demand deposits, and short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value with original maturity periods of three months or less and bank overdrafts repayable on demand.

SHARE CAPITAL

Ordinary shares are classified as equity. Incremental costs directly attributable to the issuance of new ordinary shares are deducted against the share capital account.

INCOME TAX

Current tax assets and liabilities are the expected amount of income tax recoverable or payable to the taxation authorities, measured using tax rates and tax laws that have been enacted or substantively enacted at the end of the reporting period and are recognized in profit or loss except to the extent that the tax relates to items recognized outside profit or loss (either in other comprehensive income or directly in equity).

Deferred taxes are recognized using the liability method for temporary differences other than those that arise from the initial recognition of an asset or liability in a transaction which is not a business combination and at the time of the transaction, affects neither accounting profit nor taxable profit.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period when the asset is realized or the liability is settled, based on the period.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       MATERIAL ACCOUNTING POLICIES (cont.)

Deferred tax assets are recognized for all deductible temporary differences, unused tax losses and unused tax credits to the extent that it is probable that future taxable profits will be available against which the deductible temporary differences, unused tax losses and unused tax credits can be utilized. The carrying amounts of deferred tax assets are reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that the related tax benefits will be realized.

Current and deferred tax items are recognized in correlation to the underlying transactions either in profit or loss, other comprehensive income or directly in equity.

Current tax assets and liabilities or deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when the deferred taxes relate to the same taxable entity (or on different tax entities but they intend to settle current tax assets and liabilities on a net basis) and the same taxation authority.

EMPLOYEE BENEFITS

Defined contribution plan

The Group participates in Employees Provident Fund (EPF), Malaysia’s national defined contribution plan, employees are required to contribute a specified percentage of their monthly salary to the EPF, which is deducted from their salaries each month. The Group also contributes a specified percentage based on the employees’ monthly salaries, as mandated by the EPF regulations. The Group’s contributions are recognized as an expense in the period when employees render related services, and this expense is recorded in the profit or loss statement under employee benefits expense. A liability is recognized for unpaid contributions at the end of each reporting period, representing amounts due to the EPF but not yet paid. Contributions are measured at the statutory rates applicable during the period. In the financial statements, the total amount of contributions made to the EPF during the reporting period is disclosed in the notes under employee benefits.

Actuarial risk (that benefits will be less than expected) and investment risk (that assets invested will be insufficient to meet expected benefits) fall, in substance, on the employee.

DEFERRED OFFERING COSTS

Deferred offering costs are specific expenses incurred during the process of preparing for an offering of securities, including legal, accounting, underwriting, and other fees directly associated with the offering. These costs are initially recorded as an asset when incurred, provided it is probable that the offering will be successfully completed, and are capitalized as “Deferred Offering Costs” on the statement of financial position. Only direct and incremental costs clearly attributable to the offering are capitalized, while general and administrative expenses not directly related to the offering process are expensed as incurred. Upon successful completion of the offering, deferred offering costs are reclassified from the statement of financial position to the statement of comprehensive income and recognized as a reduction of the proceeds from the offering within equity. If it becomes probable that the offering will not be completed, all deferred offering costs are expensed immediately in the period this determination is made.

FOREIGN CURRENCY TRANSACTIONS

The functional currency used by the Company is Malaysia Ringgit. Consequently, operations in currencies other than the Malaysian Ringgit are considered to be denominated in foreign currency and are recorded at the exchange rates in force on the dates of the operations.

At year-end, monetary assets and liabilities denominated in foreign currency are converted by applying the exchange rate on the statement of financial position date. The profits or losses revealed are charged directly to the profit and loss account for the year in which they occur. Non-monetary items in foreign currency measured in terms of historical cost are converted at the exchange rate on the date of the transaction.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       MATERIAL ACCOUNTING POLICIES (cont.)

The exchange differences of the monetary items that arise both when liquidating them and when converting them at the closing exchange rate, are recognized in the results of the year, except those that are part of the investment of a business abroad, which are recognized directly in equity net of taxes until the time of its disposal.

EARNINGS PER SHARE

Basic income per share is calculated by dividing the income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding in the period. For all periods presented, the income attributable to ordinary shareholders equals the reported income attributable to owners of the Company.

Diluted income per share is calculated by the treasury stock method. Under the treasury stock method, the weighted average number of ordinary shares outstanding for the calculation of diluted income per share assumes that the proceeds to be received on the exercise of dilutive share options and warrants are used to repurchase ordinary shares at the average market price during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding, as of December 31, 2023 and December 31, 2022.

SEGMENT REPORTING

Operating segments are reported in a manner consistent with the internal reporting provided for decision maker, whose members are responsible for allocating resources and assessing the performance of the operating segments.

BORROWING AND BORROWING COSTS

Borrowings are classified as current liabilities unless the Group has the unconditional right to postpone settlement for at least 12 months after the statement of financial position date, in which case they are classified as non-current liabilities.

Borrowings are initially recorded at fair value, net of any transaction costs. They are then measured at amortized cost. The difference between the initial proceeds (after deducting transaction costs) and the repayment amount is recognized in profit or loss over the term of the borrowings using the effective interest rate method.

Borrowing costs are recognized in profit or loss using the effective interest method except for borrowing costs that are directly attributable to the acquisition, construction or production of a qualifying asset form part of the cost of that asset.

3       CRITICAL ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY

The preparation of these consolidated financial statements in conformity with IFRS require the directors of the Company to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3       CRITICAL ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY (cont.)

The directors have considered the development, selection and disclosure of the Group’s critical accounting judgements and estimates. The key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are described below:-

Useful lives of plant and equipment

The Group’s management determines the estimated useful lives and the related depreciation charge for the Group’s plant and equipment. This estimate is based on the historical experience of the actual useful lives of plant and equipment of similar nature and functions. Management will increase the depreciation charge where useful lives are less than previously estimated lives, or will write off or write down technically obsolete or non-strategic assets that have been abandoned or sold. Actual economic lives may differ from estimated useful lives. Periodic review could result in a change in depreciable lives and therefore depreciation charge in the future periods.

Impairment of Trade Receivables

The Group uses the simplified approach to estimate a lifetime expected credit loss allowance for all trade receivables. The Group develops the expected loss rates based on the payment profiles of past sales and the corresponding historical credit losses, and adjusts for qualitative and quantitative reasonable and supportable forward-looking information. If the expectation is different from the estimation, such difference will impact the carrying value of trade receivables.

4       ISSUANCE OF SHARES

	Number of shares	RM
Balance as at January 1 and December 31, 2022	10,800,000	2,515,899
Issuance of shares from Sagfood (Malaysia) Sdn Bhd towards Maybank Trustees Berhad	—	336,217
Equity transaction movement	—	2,019
Disposition of Sagfood (Malaysia) Sdn Bhd	—	(1,708,355)
Balance as at December 31, 2023	10,800,000	1,145,780

Sagtec Global Limited, as of date of this report had issued and outstanding shares of 10,800,000. These shares were deemed issued at the beginning of reporting period.

On January 18, 2023, Sagfood (Malaysia) Sdn Bhd issued 2,584 shares to Maybank Trustee Berhad for a consideration of RM645,380. As the issuance of shares is at a price which is different from the previously issued shares, therefore, an equity adjustment of RM336,217 is made to the controlling interests in according to the percentage of its shareholdings.

Equity transaction reflect changes in a parent’s ownership interest in a subsidiary that do not result in the parent losing control of the subsidiary as a result of issuance to Maybank Trustee Berhad. Upon issuance of shares, the ultimate controlling interest was diluted from 53.31% to 52.10%.

On June 30, 2023, Sagtec Group Sdn Bhd dispose entire equity interest with share capital carrying value amounted RM1,708,355.

5       ACQUISITION OF CL TECHNOLOGIES (INTERNATIONAL) SDN BHD

On January 1, 2024, the Company completed the acquisition of CL Technologies (International) Sdn Bhd (CL Tech), a company located in Malaysia that provides food and beverage software and server hosting services. The acquisition was made pursuant to a share purchase agreement dated January 1, 2024, between the Company, and Kevin Ng Chen Lok and other individual non-controlling shareholders, collectively the 94.95% shareholders of CL Tech. The acquisition purchase price totaled US$100 (RM457) in initial cash consideration.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5       ACQUISITION OF CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (cont.)

As part of the restructuring of the Company, the acquisition of entities, business or assets under common control are accounted for in accordance with merger accounting. The difference between the consideration paid and the share capital of the acquired entity is reflected within equity as a merger reserve. The Company accounted the transaction as followings:

	RM	Convenience Translation USD
Cash consideration	457	100
Book value of 94.95% of Share Capital of CL Technologies (International) Sdn Bhd	(2,263,600)	(493,245)
Bargain purchase accounted as merger reserve in equity	2,263,143	493,145

6       ACQUISITIONS OF SAGTEC GROUP SDN BHD

On January 1, 2024, the Company completed the acquisition of Sagtec Group Sdn Bhd (Sagtec Group), a company located in Malaysia that provides Food and beverage SAAS services. The acquisition was made pursuant to a share purchase agreement dated January 1, 2024, between the Company, and Kevin Ng Chen Lok and other individual non-controlling shareholders, collectively the 98.04% shareholders of Sagtec Group. The acquisition purchase price totaled US$100 (RM457) in initial cash consideration.

As part of the restructuring of the Company, the acquisition of entities, business or assets under common control are accounted for in accordance with merger accounting. The difference between the consideration paid and the share capital of the acquired entity is reflected within equity as a merger reserve. The Company accounted the transaction as followings:

	RM	Convenience Translation USD
Cash consideration	457	100
Book value of 98.04% of Share Capital of Sagtec Group Sdn Bhd	(1,017,702)	(221,761)
Bargain purchase accounted as merger reserve in equity	1,017,245	221,661

7       DISPOSITIONS OF SAGFOOD (MALAYSIA) SDN BHD

On June 30, 2023, Sagtec Group Sdn Bhd disposed entire controlling interest in Sagfood (Malaysia) Sdn Bhd to one of the directors. The net assets of Sagfood (Malaysia) Sdn Bhd at the date of disposal were as follows:

	RM	Convenience Translation USD
Assets
Cash and short term deposits	27,620	6,019
Trade receivables	302,500	65,916
Other receivables	25,560	5,570
Amount due from director	266,954	58,170
Amount due from shareholder	65,800	14,338
Amount due from related parties	100,982	22,004
Plant and equipment	2,569,948	559,999
Right-of-use assets	178,765	38,953
Total assets	3,538,129	770,969

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7       DISPOSITIONS OF SAGFOOD (MALAYSIA) SDN BHD (cont.)

	RM	Convenience Translation USD
Liabilities
Trade payables	28,786	6,273
Other payables	31,263	6,812
Amount due to related parties	390,283	85,044
Deferred tax liabilities	201,320	43,868
Lease liabilities	184,055	40,106
Total liabilities	835,707	182,103

Equity
Non-controlling interest	1,266,378	275,948
Controlling interest	1,436,044	312,918
	2,702,422	588,866

Controlling interest	1,436,044	312,918
Reversal of Equity transaction movement*	(1,708,355)	(372,255)
Book value of net deficit of controlling interest	(272,311)	(59,337)

Deferred consideration	390,390	85,068
Net deficit	272,311	59,337
Gain on disposal	662,701	144,405

Reversal of equity transaction movement, consist of the reversal of capital contribution by non-controlling interest at premium allocates to controlling interest based on percentage of controlling interest.

The results of the disposed subsidiary, which have been included in the profit for the year, were as follows:

	RM	Convenience Translation USD
Revenue	1,182,238	257,613
Cost of sale	(239,299)	(52,144)
Selling and administrative expenses	(794,089)	(173,035)
Other income	4,001	872
Income tax expense	(21,462)	(4,676)
Net profit	131,389	28,630
	RM	Convenience Translation USD
Cash consideration	—	—
Less: Cash and cash equivalents disposed off	27,620	6,019
Net cash outflow from disposal of subsidiary	(27,620)	(6,019)

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8       PLANT AND EQUIPMENT

	As of January 1, 2022	Addition	As of December 31, 2022	Addition	Deconsolidation	As of December 31, 2023	As of December 31, 2023
	RM	RM	RM	RM	RM	RM	Convenience Translation USD
Plant and equipment, at cost
Equipment & Machine	5,976,714	4,340,482	10,317,196	4,704,560	(2,553,195)	12,468,561	2,716,936
Computer & Handphone	66,057	50,000	116,057	—	(1,638)	114,419	24,932
License	—	—	—	775,901	—	775,901	169,071
Renovation	710,690	336,900	1,047,590	43,892	(1,047,590)	43,892	9,564
Total cost	6,753,461	4,727,382	11,480,843	5,524,353	(3,602,423)	13,402,773	2,920,503
	As of January 1, 2022	Depreciation for the year	As of December 31, 2022	Depreciation for the year	(Deconsolidation)	As of December 31, 2023	As of December 31, 2023
	RM	RM	RM	RM	RM	RM	Convenience Translation USD
Accumulated Depreciation
Equipment & Machine	457,144	751,003	1,208,147	1,257,119	(234,523)	2,230,743	486,085
Computer & Handphone	16,473	17,403	33,876	23,048	(601)	56,323	12,273
License	—	—	—	64,836	—	64,836	14,128
Renovation	14,888	492,180	507,068	294,076	(797,351)	3,793	827
Total accumulated depreciation	488,505	1,260,586	1,749,091	1,639,079	(1,032,475)	2,355,695	513,313
	As of January 1, 2022	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	RM	Convenience Translation USD
Carrying Amount
Equipment & Machine	5,519,570	9,109,049	10,237,818	2,230,851
Computer & Handphone	49,584	82,181	58,096	12,659
License	—	—	711,065	154,943
Renovation	695,802	540,522	40,099	8,737
Total carrying amount	6,264,956	9,731,752	11,047,078	2,407,190

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9       RIGHT OF USE ASSETS

	2022	2023	2023
	RM	RM	Convenience Translation USD
Right-Of-Use Assets, cost
As of January 1	324,696	419,676	91,449
Add: New lease recognized	236,578	322,505	70,275
Less: Termination	(141,598)	(143,956)	(31,368)
Less: Deconsolidation of Sagfood (Malaysia) Sdn Bhd	—	(290,902)	(63,388)
As of December 31	419,676	307,323	66,968

Right-Of-Use Assets, accumulated amortization
As of January 1	53,574	157,234	34,262
Amortization of the year	164,345	102,379	22,309
Less: Termination	(60,685)	(65,435)	(14,258)
Less: Deconsolidation of Sagfood (Malaysia) Sdn Bhd	—	(112,137)	(24,435)
As of December 31	157,234	82,041	17,878

Right-Of-Use Assets, carrying amount
As of January 1	271,122	262,442	57,187
As of December 31	262,442	225,282	49,090
	2022	2023	2023
	RM	RM	Convenience Translation USD
Lease Liability
As of January 1	277,779	245,393	53,472
Add: New lease recognized	236,578	322,505	70,275
Add: Imputed interest	13,066	13,035	2,840
Less: Principal repayment	(197,553)	(104,784)	(22,833)
Discount received	(1,913)	—	—
Termination	(82,564)	(266,578)	(58,088)
As of December 31	245,393	209,571	45,666

Lease liability current portion	144,012	46,994	10,240
Lease liability non-current portion	101,381	162,577	35,426
	245,393	209,571	45,666
	2022	2023	2023
	RM	RM	Convenience Translation USD
Maturities of Lease
Year ending December 31, 2023	144,012	—	—
Year ending December 31, 2024	54,060	46,994	10,240
Year ending December 31, 2025	6,446	52,768	11,498
Year ending December 31, 2026	6,840	57,434	12,515
Year ending December 31, 2027	7,258	25,598	5,578
Year ending December 31, 2028	7,701	7,701	1,678
After December 31, 2028	19,076	19,076	4,157
	245,393	209,571	45,666

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10     TRADE RECEIVABLES, NET

	As of January 1, 2022	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	RM	Convenience Translation USD
Trade receivables:
Third parties	759,355	677,354	1,990,414	433,717
Related parties	154,232	476,220	—	—
Provision for expected credit loss	(138,728)	(90,205)	—	—
Trade receivables, net	774,859	1,063,369	1,990,414	433,717

Trade receivables are non-interest bearing, generally on 30 to 90 days credit term. They are recognized at their original invoice amounts which represent their fair values on initial recognition.

11     OTHER RECEIVABLES AND OTHER PAYABLES

	As of January 1, 2022	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	RM	Convenience Translation USD
Prepayments, deposits & other receivables
Rental deposit	27,208	48,208	6,312	1,375
Utility deposit	9,236	12,236	5,700	1,242
Lease prepayment	—	1,200	—	—
Other deposits	21,740	7,540	1,820	397
Other receivables	—	—	4,500,000	980,563
Prepaid rental of server rooms	—	—	1,098,600	239,388
Deferred offering costs	—	—	463,642	101,029
	58,184	69,184	6,076,074	1,323,994

Other receivables consist of collaboration of Smart home project which was terminated in December 2023 and outstanding balances fully recovered in February 2024.

	As of January 1, 2022	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	RM	Convenience Translation USD
Accrued liabilities & other payables
Employee benefits payable	95,766	481,885	691,241	150,623
Lease payable	14,260	11,136	1,600	349
Professional fee payable	6,000	5,310	—	—
	116,026	498,331	692,841	150,972

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12     CASH AND SHORT-TERM DEPOSITS

	As of January 1, 2022	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	RM	Convenience Translation USD
Cash	158,530	229,271	823,524	179,448
Pledged Deposits	225,000	329,163	1,136,256	247,593
Total	383,530	558,434	1,959,780	427,041

Pledged deposits are fixed deposit pledged to banks with maturity less than one year to secure overdraft facilities.

For the purpose of presenting the consolidated statement of cash flows, cash and cash equivalents comprise the following at the end of the financial year

	As of January 1, 2022	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	RM	Convenience Translation USD
Cash and short-term deposits	383,530	558,434	1,959,780	427,041
Pledged Deposits	(225,000)	(329,163)	(1,136,256)	(247,593)
Bank Overdraft	(601,566)	(900,231)	(1,064,530)	(231,964)
Total	(443,036)	(670,960)	(241,006)	(52,516)

13     RELATED PARTIES DISCLOSURES

a.      Related party transactions

	2022	2023	2023
	RM	RM	Convenience Translation USD
Sale of goods and/or services to related parties	4,054,069	4,988,468	1,087,002
Purchase of goods and/or services from related parties	1,500	—	—
Payments made on behalf by director	283,620	247,707	53,976
Employee benefit expenses charged from related parties	15,861	15,996	3,485
Selling and administrative expenses charged from related parties	108,635	24,877	5,421

Related parties comprise mainly shareholders or companies controlled by director or shareholders.

b.      Remuneration of key management personnel

	2022	2023	2023
	RM	RM	Convenience Translation USD
Ng Chen Lok, Chairman, CEO & Director
– Director fee	514,827	536,770	116,964
Zuria Hajar Bt Mohd Adnan, CFO & Director
– Salary	9,500	62,202	13,554
– Employer Contribution to Defined Contribution Plan	—	8,640	1,883
– Employer Contribution to Insurance Scheme	—	1,158	252
Loong Xin Yee, COO	—	—	—
Tan Kim Chuan, CTO	—	—	—

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14     PROVISIONS

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	Convenience Translation USD
As of January 1	—	92,680	20,195
Increase in provision for warranty	92,680	401,600	87,510
As of December 31	92,680	494,280	107,705

The Group provides a one-year warranty on all food kiosk ordering machines and power bank charging station sold, covering defects in materials and workmanship. The Group anticipates the utilization of provision within one year, any unutilized provision for warranty will be adjusted toward year end of each reporting period.

15     BANK BORROWINGS AND BANK OVERDRAFT

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	Convenience Translation USD
Current
Bank overdraft	900,231	1,064,530	231,964
Bank borrowings	91,222	583,313	127,106
	991,453	1,647,843	359,070
Non-current
Bank borrowings	448,865	2,326,156	506,876
	1,440,318	3,973,999	865,946

Bank overdraft

The bank overdraft is secured by the Group’s fixed deposits. The weighted average effective interest rate is 7.46% (2022: 7.29%) per annum.

Bank borrowing

Maturities of Bank Borrowing
Year ending December 31, 2023	91,222	—	—
Year ending December 31, 2024	98,157	583,313	127,106
Year ending December 31, 2025	105,354	627,265	136,683
Year ending December 31, 2026	100,458	661,831	144,215
Year ending December 31, 2027	56,429	660,459	143,916
Year ending December 31, 2028	52,650	340,784	74,257
After December 31, 2028	35,817	35,817	7,805
	540,087	2,909,469	633,982
	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	Convenience Translation USD
Fair value of non-current borrowing	408,416	1,842,881	401,569
Undrawn borrowing facility	1,349,769	1,185,470	258,317
Weighted average interest rate	7.15%	7.26%	7.26%

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15     BANK BORROWINGS AND BANK OVERDRAFT (cont.)

All borrowings by the company are personally guaranteed by the director. In the event the company is unable to meet its loan obligations, the director will be held accountable and responsible for repaying the loans.

Reconciliation of liabilities arising from financing activities

	2022	2023	2023
	RM	RM	Convenience Translation USD
Bank borrowing
As of January 1	264,574	540,087	117,687
Proceeds from borrowing	350,000	2,699,992	588,336
Scheduled repayment	(110,886)	(495,101)	(107,884)
Non-cash changes Finance cost	36,399	164,491	35,843
As of December 31	540,087	2,909,469	633,982

Lease liability
As of January 1	277,779	245,393	53,472
Scheduled repayment	(197,553)	(104,784)	(22,833)
Non-cash changes
Addition during the year	236,578	322,505	70,275
Imputed interest	13,066	13,035	2,840
Discount received	(1,913)	—	—
Termination	(82,564)	(266,578)	(58,088)
As of December 31	245,393	209,571	45,666

Amount due from/(to) director
As of January 1	853,591	289,734	63,134
Repayment	(563,857)	(550,351)	(119,923)
Non-Cash changes Deferred consideration	—	390,390	85,067
Deconsolidation of Sagfood (Malaysia) Sdn Bhd*	—	(266,954)	(58,170)
As of December 31	289,734	(137,181)	(29,892)

Amount due from/(to) shareholders
As of January 1	318,467	95,766	20,868
Repayment	(222,701)	(30,852)	(6,723)
Non-Cash changes Deconsolidation of Sagfood (Malaysia) Sdn Bhd*	—	(65,800)	(14,338)
As of December 31	95,766	(886)	(193)

Amount due from/(to) related parties
As of January 1	737,568	773,817	168,617
Advance/(Repayment)	36,249	(1,063,118)	(231,657)
Non-Cash changes Deconsolidation of Sagfood (Malaysia) Sdn Bhd* (net)	—	289,301	63,040
As of December 31	773,817	—	—

____________

*        Deconsolidation of Sagfood (Malaysia) Sdn Bhd, as a result of disposal of entire equity interest on June 30, 2023.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16     INCOME TAX

	2022	2023	2023
	RM	RM	Convenience Translation USD
Tax payable
As of January 1	100,279	553,111	120,525
Tax expenses	452,832	1,108,790	241,608
Tax payment	—	(29,843)	(6,503)
Deconsolidation of Sagfood (Malaysia) Sdn Bhd*	—	152	33
As of December 31	553,111	1,632,210	355,663

Deferred tax liabilities Accelerated tax depreciation
As of January 1	374,846	767,259	167,187
Tax expenses	392,413	257,999	56,219
Deconsolidation of Sagfood (Malaysia) Sdn Bhd*	—	(201,320)	(43,868)
As of December 31	767,259	823,938	179,538

Income tax expenses
– Current year	452,832	1,108,790	241,608
– Origination of temporary differences	392,413	257,999	56,219
Total income tax expenses	845,245	1,366,789	297,827

____________

*        Deconsolidation of Sagfood (Malaysia) Sdn Bhd, as a result of disposal of entire equity interest on June 30, 2023.

A reconciliation between tax expense and the product of accounting profit multiplied by applicable corporate tax rate for the financial years ended December 31, 2022 and 2023 were as follows:

	2022	2023	2023
	RM	RM	Convenience Translation USD
Tax reconciliation
Profit before tax	3,208,829	6,023,090	1,312,449
Tax calculated at tax rate of 24% (2022 : 24%)	770,119	1,445,542	314,988
Effects of:
– Lower domestic tax rate applicable to respective profits**	(38,842)	(45,000)	(9,806)
– Different tax rates in jurisdiction*	—	2,618	571
– Non-allowable expenditure	348,343	112,446	24,502
– Income not subject to tax	—	(13,877)	(3,024)
– Utilization of previously unrecognized capital allowances	(234,375)	(134,940)	(29,404)
Tax expenses	845,245	1,366,789	297,827

____________

*        The Company’s is formed in British Virgin Islands and is not subject to tax on its income or capital gains. In addition, upon payments of dividends by the Company to its shareholders, no British Virgin Islands withholding tax is imposed.

**      The Company’s subsidiaries formed in Malaysia and is subject to the corporate tax on taxable income derived from its activities conducted in Malaysia. Malaysia companies with a paid-up capital of not more than RM2.5 million and a gross business income of not more than RM50 million are taxed at different rates based on their taxable profit. The first RM150,000 is taxed at 15%, the next RM450,000 (up to RM600,000) at 17%, and any amount exceeding RM600,000 is taxed at 24%. Companies that do not fall into this category are taxed at a standard rate of 24%.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16     INCOME TAX (cont.)

The Group has unrecognised capital allowances of RM Nil (2022: RM562,248) at the balance sheet date which can be carried forward and used to offset against future taxable income subject to meeting certain statutory requirements by those companies with unrecognised capital allowances in their respective countries of incorporation. The Group has no unused tax losses for both 2022 and 2023.

17     RESERVES

	As of January 1, 2022	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	RM	Convenience Translation USD
Bargain purchase accounted as merger reserve in equity from acquisition of CL Technologies (International) Sdn Bhd	2,263,143	2,263,143	2,263,143	493,145
Bargain purchase accounted as merger reserve in equity from acquisition of Sagtec Group Sdn Bhd	1,017,245	1,017,245	1,017,245	221,661
	3,280,388	3,280,388	3,280,388	714,806

On January 1, 2024, the Company completed the acquisition of Sagtec Group Sdn Bhd and CL Technologies (International) Sdn. Bhd. Both commonly controlled by same group of individuals.

Merger reserve accounts for any differences between the book values of the transferred assets and liabilities and the consideration paid in a business acquisition under common control.

18     DEFERRED REVENUE & REVENUES

	2022	2023	2023
	RM	RM	Convenience Translation USD
Revenue from services	6,339,291	11,586,954	2,524,831
Revenue from tangible products	1,619,180	11,522,334	2,510,750
Revenue from rental	130,299	654	143
Revenue from others	857,187	1,182,239	257,613
Revenue from non-related parties	8,945,957	24,292,181	5,293,337

Revenue from related parties – services	1,757,261	2,241,230	488,371
Revenue from related parties – tangible products	2,096,025	2,747,238	598,631
Revenue from related parties – others	200,783	—	—
Revenue from related parties	4,054,069	4,988,468	1,087,002

Total revenue	13,000,026	29,280,649	6,380,339

Revenue from services Performance obligation satisfied over time
Subscription services	1,328,798	3,605,525	785,654
Software consultation and development services	2,483,001	2,865,215	624,339
Social media management services	1,557,620	2,782,963	606,416
Data management & analysis services	2,727,133	4,574,481	996,793
	8,096,552	13,828,184	3,013,202

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18     DEFERRED REVENUE & REVENUES (cont.)

	2022	2023	2023
	RM	RM	Convenience Translation USD
Revenue from tangible products Performance obligation satisfied at point in time
Cloud printer	450	—	—
Food ordering kiosk with screen	2,096,025	7,405,006	1,613,572
Power bank charging station	1,618,730	6,864,566	1,495,809
	3,715,205	14,269,572	3,109,381
Revenue from rental Performance obligation satisfied at point in time
Rental of power bank machine	130,299	654	143

Revenue from others Performance obligation satisfied at point in time
Food catering, restaurant and sale of foods	1,057,970	1,182,239	257,613
Total revenue	13,000,026	29,280,649	6,380,339

Transaction price allocated to remaining performance obligation

Management expects that the transaction price allocated to remaining unsatisfied (or partially unsatisfied) performance obligation as at December 31, 2022 and 2023 may be recognized as revenue in the next reporting periods as follows:

	2023	2024	2024
	RM	RM	Convenience Translation USD
Unsatisfied and partially unsatisfied performance obligation as at
December 31, 2022	867,708	—	—
December 31, 2023	—	2,691,244	586,430

Unsatisfied performance obligation solely consists of deferred revenue, money received for goods or services not yet delivered or performed.

19     COST OF SALES

	2022	2023	2023
	RM	RM	Convenience Translation USD
Purchases	2,550,229	11,505,970	2,507,184
Commissions	518,594	590,587	128,691
Marketing	823,491	1,679,862	366,047
Depreciation of plant and equipment	717,535	1,292,349	281,607
Software development	—	574,501	125,186
Server maintenance	934,334	1,463,433	318,886
Employee benefit expenses	2,415,042	4,006,075	872,935
Total	7,959,225	21,112,777	4,600,536

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20     EXPENSES BY NATURE

	2022	2023	2023
	RM	RM	Convenience Translation USD
Employee benefit expenses
– Director fee	521,099	536,770	116,964
– Staff costs	2,303,959	4,086,584	890,478
– Employer Contribution to Defined Contribution Plan	257,744	465,845	101,509
– Employer Contribution to Insurance Scheme	10,689	24,522	5,344
Depreciation of plant and equipment	1,260,586	1,639,079	357,160
Amortization of ROU	164,345	102,379	22,309
Provision for expected credit loss	48,523	90,205	19,656

21     FAIR VALUE OF ASSETS & LIABILITIES

Asset and liabilities not measured at fair value

Cash and short term deposits, other receivables and payables carrying amounts of these balances approximate their fair values due to the short-term nature of these balances.

Trade receivables and trade payables carrying amounts (including trade balances due from/to related parties) approximate their fair values as they are subject to normal trade credit terms.

Bank borrowings carrying amounts approximate their fair values as they are subject to interest rates close to market rate of interests for similar arrangements with financial institutions.

22     FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

The Company activities expose it to various risks, including market risk (comprising currency risk and interest rate risk), credit risk, and liquidity risk. The Company overall risk management strategy aims to minimize any adverse effects from the unpredictability of financial markets on its financial performance.

	As of January 1, 2022	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	RM	Convenience Translation USD
Financial assets at amortized cost
Cash	158,530	229,271	823,524	179,448
Trade receivables	774,859	1,063,369	1,990,414	433,717
Other receivables	58,184	67,984	4,513,832	983,577
Fixed deposits	225,000	329,163	1,136,256	247,593
Amount due from director	853,591	289,734	—	—
Amount due from shareholders	318,467	95,766	—	—
Amount due from related parties	737,568	773,817	—	—

Financial liabilities at amortized cost
Trade payables	2,375,939	487,955	423,787	92,344
Other payables & accrued liabilities	116,026	498,331	692,841	150,972
Bank and other borrowings	866,140	1,440,318	3,973,999	865,946
Lease liabilities	277,779	245,393	209,571	45,666
Amount due to shareholders	—	—	886	193
Amount due to related parties	—	—	—	—
Amount due to director	—	—	137,181	29,892

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

22     FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont.)

Foreign Currency Risk

The Group expose to foreign currency risk due to transactions and balances denominated in currencies other than the functional currency of the respective entities of the Group, with the primary risk arising from the Chinese Renminbi (“RMB”). The Group closely monitor foreign currency risk on an ongoing basis to ensure that our net exposure remains at an acceptable level.

The company is subject to minimal foreign currency risk due to its foreign supplier policy of making prepayments in advance of delivery, thus eliminating the need for credit terms.

Interest Rate Risk

The Group exposed to interest rate risk arise mainly from interest-bearing bank loans. The interest rates and repayment terms of these loans are disclosed in Note 14 of the financial statements. Currently, The Group does not have an interest rate hedging policy. The sensitivity analysis below is based on our exposure to interest rates for non-derivative instruments at the end of the reporting period.

We use a 50-basis point increase or decrease to report interest rate risk internally to key management personnel, as this represents management’s assessment of a reasonably possible change in interest rates. If interest rates on loans had been 50 basis points higher or lower, with all other variables held constant, our profit would decrease or increase by approximately RM10,430 for the year ended December 31, 2023, and RM2,571 for the year ended December 31, 2022.

Liquidity Risk

Liquidity risk arises mainly due to general funding and business activities. The Group practices prudent risk management by maintaining sufficient cash balances and the availability of funding through certain committed credit facilities. The table below analyses non-derivative financial liabilities of the Group into relevant maturity groupings based on the remaining period from the statement of financial position date to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows, which includes both principal and interest. Balances due within 12 months equal their carrying amounts as the impact of discounting is not significant.

	As of January 1, 2022	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	RM	Convenience Translation USD
Bank borrowings Repayment within:
Less than 1 year	56,371	127,716	773,744	168,601
Between 1 and 2 years	112,742	127,560	773,744	168,601
Between 2 and 5 years	109,990	307,741	1,823,933	397,440
Over 5 years	37,897	95,340	38,102	8,303

Bank overdraft Repayment within less than 1 year	601,566	900,231	1,064,530	231,964

Lease liabilities Repayment within:
Less than 1 year	117,732	151,584	57,084	12,439
Between 1 and 2 years	110,832	57,384	60,204	13,119
Between 2 and 5 years	61,188	27,252	98,532	21,470
Over 5 years	—	29,510	20,426	4,451

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

22     FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont.)

	As of January 1, 2022	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	RM	Convenience Translation USD
Trade payables Repayment within less than 1 year	2,375,939	487,955	423,787	92,344

Other payables Repayment within less than 1 year	116,026	498,331	692,841	150,972

Amount due to director Repayment within less than 1 year	—	—	137,181	29,892

Amount due to shareholder Repayment within less than 1 year	—	—	886	193

Credit Risk

Credit risk primarily arises from the possibility of customers failing to fulfill their payment obligations for the services provided. The Group addresses this risk by conducting thorough customer screening and segmentation based on creditworthiness, setting appropriate credit limits, and enforcing stringent payment terms such as upfront payments and short billing cycles.

Expected credit losses are measured as the difference in the present value of the contractual cash flows that are due to the Company under the contract, and the cash flows that the Company expects to receive. The Company assesses all information available, including past due status, and forward looking macro-economic factors in the measurement of the expected credit losses associated with its assets carried at amortized cost.

	As of January 1, 2022	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	RM	Convenience Translation USD
Trade receivables Collection within less than 1 year	913,587	1,153,574	1,990,414	433,717
Lifetime expected credit loss, simplified	(138,728)	(90,205)	—	—
Provision for expected credit loss rate	15.18%	7.82%	—	—

Other receivables Collection within less than 1 year	58,184	67,984	4,513,832	983,577
12 months expected credit loss	—	—	—	—
Provision for expected credit loss rate	—	—	—	—

Amount due from director Collection within less than 1 year	853,591	289,734	—	—
12 months expected credit loss	—	—	—	—
Provision for expected credit loss rate	—	—	—	—

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

22     FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont.)

	As of January 1, 2022	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	RM	Convenience Translation USD
Amount due from shareholder Collection within less than 1 year	318,467	95,766	—	—
12 months expected credit loss	—	—	—	—
Provision for expected credit loss rate	—	—	—	—

Amount due from related parties Collection within less than 1 year	737,568	773,817	—	—
12 months expected credit loss	—	—	—	—
Provision for expected credit loss rate	—	—	—	—
	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	Convenience Translation USD
Lifetime expected credit loss
As at January 1	138,728	90,205	19,656
Decrease in expected credit loss	(48,523)	(90,205)	(19,656)
As at December 31	90,205	—	—

For the year ended December 31, 2023, the company made a deliberate decision to abstain from setting aside any provision for doubtful debt, given the fact that by March 21, 2024, the company had successfully received complete settlement of all outstanding amounts owed by trade receivables.

Capital Risk Management

The Group manages its capital to ensure that entities within our Company will be able to maintain an optimal capital structure so as to support our businesses and maximize shareholders value. To achieve this objective, we may make adjustments to the capital structure in view of changes in economic conditions, such as adjusting the amount of dividend payment, returning of capital to shareholders or issuing new shares.

The Group manage its capital based on debt-to-equity ratio that complies with debt covenants and regulatory, if any. The debt-to-equity ratio is calculated as net debt divided by total equity. Net debt is calculated as lease liability, borrowings and bank overdraft plus amount due to shareholder and director, trade and other payables less Cash and short term deposits. Total capital is calculated as total equity plus net debts. Capital includes equity attributable to the owners of the parent and non-controlling interest.

	As of December 31, 2021	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	RM	Convenience Translation USD
Net debt	3,252,354	2,113,563	3,478,485	757,972
Total equity	5,528,159	7,891,743	10,218,691	2,226,683
Total capital	8,780,513	10,005,306	13,697,176	2,984,655

Gearing ratio	37.04%	21.12%	25.40%	25.40%

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

23     CONCENTRATIONS OF RISK

Customer Concentration

For the year ended December 31, 2022, the Company generated total revenue of RM13,000,026, of which three customers accounted for more than 60% of the Company’s total revenue.

For the year ended December 31, 2023, the Company generated total revenue of RM 29,280,649, of which three customers accounted for more than 47% of the Company’s total revenue.

	For years ended December 31
	2023	2022	2023	2022	2023	2022
	Revenues		Percentage of revenues		Trade receivables
	RM	RM	%	%	RM	RM
Customer A	—	2,043,730	—	15.72	—	290,770
Customer B	4,918,183	1,925,730	16.80	14.81	—	—
Customer C	4,976,616	3,842,875	17.00	29.56	—	476,220
Customer D	4,000,000	—	13.66	—	—	—
Total	13,894,799	7,812,335	47.46	60.09	—	766,990

Vendor Concentration

For the year ended December 31, 2022, the Company incurred cost of sale of RM5,544,183, of which one vendor accounted for more than 44% of the Company’s total cost of sale.

For the year ended December 31, 2023, the Company incurred cost of sale of RM21,112,777, of which two vendors accounted for more than 49% of the Company’s total cost of sale.

	For years ended December 31
	2023	2022	2023	2022	2023	2022
	Cost of sale		Percentage of cost of sales		Accounts payable, trade
	RM	RM	%	%	RM	RM
Vendor A	4,420,296	2,442,111	20.94	30.69	—	—
Vendor B	5,933,665	—	28.10	—	—	—
Total	10,353,961	2,442,111	49.04	30.69	—	—

24     OPERATING SEGMENTS

Directors determine the basis of operating segments by analyzing the Group’s various revenue streams. They consider the nature of these revenues, the markets served, and the internal reporting structure. By segmenting the Group into distinct operating units, each with unique financial metrics and strategic goals, directors gain clearer insights into performance. This segmentation informs business decisions and resource allocation, allowing directors to target investments, manage costs, and optimize operations effectively for each segment.

The Group’s operations are located in Malaysia. All of the Group’s revenue from external customers based on the location of the Group’s operations is from Malaysia. The geographical locations of the Group’s non-current assets are mostly situated in Malaysia based on physical location of assets.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

24     OPERATING SEGMENTS (cont.)

	For the year ended December 31, 2022
	SAAS Business	Software Customization	Data Analysis & Hosting Services	Outright Purchase	Others	Total
	RM	RM	RM	RM	RM	RM
Revenue	1,328,798	2,483,001	4,284,753	3,715,205	1,188,269	13,000,026
Cost of Sales	(470,167)	(1,199,509)	(2,979,152)	(2,498,021)	(812,376)	(7,959,225)
Gross Profit	858,631	1,283,492	1,305,601	1,217,184	375,893	5,040,801
Selling & Administrative Expenses	(361,585)	(361,585)	(361,585)	(361,585)	(361,585)	(1,807,924)
Income from operations	497,046	921,907	944,016	855,599	14,309	3,232,877

Segment depreciation	756,352	126,059	252,117	63,029	63,029	1,260,586
Segment amortization	98,607	16,435	32,869	8,217	8,217	164,345

Segment Assets	7,706,698	1,284,450	2,568,900	642,225	642,225	12,844,498
Segment Liabilities	2,971,653	495,275	990,551	247,638	247,638	4,952,755
	For the year ended December 31, 2023
	SAAS Business	Software Customization	Data Analysis & Hosting Services	Outright Purchase	Others	Total
	RM	RM	RM	RM	RM	RM
Revenue	3,605,525	2,865,215	7,357,444	14,269,572	1,182,893	29,280,649
Cost of Sales	(992,815)	(2,189,450)	(7,892,692)	(9,472,173)	(565,647)	(21,112,777)
Gross Profit	2,612,710	675,765	(535,248)	4,797,399	617,246	8,167,872
Selling & Administrative Expenses	(545,638)	(545,638)	(545,638)	(545,638)	(545,638)	(2,728,190)
Disposal Gain	—	—	—	—	662,701	662,701
Income from operations	2,067,072	130,127	(1,080,886)	4,251,761	734,309	6,102,383

Segment depreciation	983,447	163,908	327,816	81,954	81,954	1,639,079
Segment amortization	61,427	10,238	20,476	5,119	5,119	102,379

Segment Assets	12,779,177	2,129,863	4,259,726	1,064,931	1,064,931	21,298,628
Segment Liabilities	6,647,962	1,107,994	2,215,987	553,997	553,997	11,079,937

25     SUBSEQUENT EVENT

On April 1, 2024, the Group obtained an unsecured bank loan of RM1,000,000 with a tenor of 7 years. The loan bears interest at an annual rate of 10.5%.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION
AS OF DECEMBER 31, 2023 AND JUNE 30, 2024

	As of
	Note	December 31, 2023	June 30, 2024	June 30, 2024
		RM	RM	Convenience Translation USD
ASSETS

Non-current assets
Plant and equipment	8	11,047,078	12,901,038	2,734,893
Right-of-use assets	9	225,282	197,654	41,901
Total non-current assets		11,272,360	13,098,692	2,776,794

Current assets
Trade receivables, net	10	1,990,414	4,960,788	1,051,639
Other receivables	11	6,076,074	1,178,739	249,881
Cash and short term deposits	12	1,959,780	2,007,252	425,518
Total current assets		10,026,268	8,146,779	1,727,038

Total assets		21,298,628	21,245,471	4,503,832

LIABILITIES AND EQUITY

Current liabilities
Trade payables		423,787	—	—
Amount due to shareholder	15	886	70	15
Amount due to director	15	137,181	—	—
Other payables	11	692,841	508,160	107,725
Deferred revenue	18	2,691,244	764,580	162,083
Provisions	14	494,280	479,140	101,573
Tax payable	16	1,632,210	2,208,830	468,250
Lease liabilities	9	46,994	48,998	10,387
Bank overdraft	15	1,064,530	541,608	114,816
Bank borrowings	15	583,313	708,711	150,240
Total current liabilities		7,767,266	5,260,097	1,115,089

Non-current liabilities
Lease liabilities	9	162,577	137,391	29,126
Bank borrowings	15	2,326,156	2,901,355	615,059
Deferred tax liabilities	16	823,938	805,838	170,830
Total non-current labilities		3,312,671	3,844,584	815,015

Total liabilities		11,079,937	9,104,681	1,930,104

Equity
Share capital, 10,800,000 common shares issued and outstanding with no par value, unlimited authorized share	4	1,145,780	1,145,780	242,894
Reserves	16	3,280,388	3,280,388	695,410
Retained earnings		5,439,549	7,304,134	1,548,405
Shareholders’ equity		9,865,717	11,730,302	2,486,709
Non-controlling interest		352,974	410,488	87,019
Total equity		10,218,691	12,140,790	2,573,728

Total liabilities and equity		21,298,628	21,245,471	4,503,832

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

	For the six months ended June 30,
	Note	2023	2024	2024
		RM	RM	Convenience Translation USD
Revenue	18	6,529,913	19,655,442	4,166,761
Revenue from related parties	18	574,248	—	—
Total revenue		7,104,161	19,655,442	4,166,761

Cost of sales	19	(6,875,096)	(16,167,137)	(3,427,273)
Total cost of sales		(6,875,096)	(16,167,137)	(3,427,273)

Gross profit		229,065	3,488,305	739,488

Selling and administrative expenses	20	(1,399,073)	(654,390)	(138,726)
Selling and administrative expenses from related parties	20	(357,770)	(393,000)	(83,312)
Disposal gain	7	662,701	—	—
(Loss)/Income from operations before income tax		(865,077)	2,440,915	517,450

Other income		27,186	161,044	34,140
Finance costs		(65,380)	(121,340)	(25,723)
(Loss)/Profit before income tax		(903,271)	2,480,619	525,867

Income tax expense	16	(14,008)	(558,520)	(118,401)

Net (Loss)/Profit for the period, representing total comprehensive income for the period		(917,279)	1,922,099	407,466

(Loss)/Profit attributable to:
Equity owners of the Company		(911,530)	1,864,585	395,274
Non-controlling interests		(5,749)	57,514	12,192
Total		(917,279)	1,922,099	407,466

Weighted Average Number of Common Shares Outstanding – Basic and Diluted		10,800,000	10,800,000	10,800,000
Basic and Diluted Net Income per Share		(0.0844)	0.1726	0.0366

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

	Note	Number of outstanding shares	Share capital	Reserves	Retained earnings	Shareholders’ equity	Non- controlling interest	Total equity
			RM	RM	RM	RM	RM	RM
Balance at January 1, 2023		10,800,000	2,515,899	3,280,388	961,960	6,758,247	1,133,496	7,891,743
Issuance of shares	4	—	336,217	—	—	336,217	309,163	645,380
Equity transaction		—	2,019	—	1,330	3,349	(3,349)	—
Disposition of Sagfood (Malaysia) Sdn Bhd	7	—	(1,708,355)	—	—	(1,708,355)	(1,266,378)	(2,974,733)
Net loss for the period		—	—	—	(911,530)	(911,530)	(5,749)	(917,279)
Balance at June 30, 2023		10,800,000	1,145,780	3,280,388	51,760	4,477,928	167,183	4,645,111

Balance at January 1, 2024		10,800,000	1,145,780	3,280,388	5,439,549	9,865,717	352,974	10,218,691
Net profit for the period		—	—	—	1,864,585	1,864,585	57,514	1,922,099
Balance at June 30, 2024		10,800,000	1,145,780	3,280,388	7,304,134	11,730,302	410,488	12,140,790
	Note	Number of outstanding shares	Share capital	Reserves	Retained earnings	Shareholders’ equity	Non- controlling interest	Total equity
			USD	USD	USD	USD	USD	USD
Balance at June 30, 2023		10,800,000	242,894	695,410	10,973	949,277	35,441	948,718
Balance at June 30, 2024		10,800,000	242,894	695,410	1,548,405	2,486,709	87,019	2,573,728

Equity transaction reflect changes in a parent’s ownership interest in a subsidiary that do not result in the parent losing control of the subsidiary.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

	For the six months ended June 30,
	2023	2024	2024
	RM	RM	Convenience Translation USD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (Loss)/Profit for the period	(917,279)	1,922,099	407,466

Adjustments to reconcile net profit to net cash used in operating activities:
Depreciation	980,443	780,563	165,472
Amortization	74,750	27,628	5,857
Provisions	(11,550)	(15,140)	(3,210)
Imputed interest of lease liability	7,061	5,360	1,137
Finance costs	65,380	121,340	25,723
Overdraft charges	48,542	45,646	9,677
Gain on disposal of subsidiary	(662,701)	—	—
Income tax expenses	14,008	558,520	118,401
Gain on termination of lease	(4,001)	—	—
Reversal of for expected credit loss	(10,592)	—	—
Operating cash flows before movements in working capital	(415,939)	3,446,016	730,523

Trade receivables	737,165	(2,970,374)	(629,690)
Other receivables and prepayment	(244,469)	4,897,335	1,038,187
Other payables and accrued liabilities	91,230	(184,682)	(39,151)
Trade payables	(238,638)	(423,786)	(89,839)
Deferred revenue	1,158,655	(1,926,663)	(408,434)
Cash generated from operations	1,088,004	2,837,846	601,596

Income tax paid	(8,065)	—	—
Net cash provided by operating activities	1,079,939	2,837,846	601,596

Investing activities
Purchase of plant and equipment	(4,119,232)	(2,634,523)	(558,493)
Loss of cash on disposal of subsidiary	(27,620)	—	—
Net cash used in investing activities	(4,146,852)	(2,634,523)	(558,493)

Financing activities
Issuance of share capital	645,380	—	—
Repayment of lease liabilities	(76,242)	(28,542)	(6,051)
Increase in fixed deposits	(807,093)	(27,580)	(5,847)
Overdraft charges paid	(48,542)	(45,646)	(9,677)
Loan interest paid	(65,380)	(121,340)	(25,723)
Proceeds from bank loans	1,899,992	1,000,000	211,991
Repayment of bank loans	(118,182)	(299,404)	(63,471)
Proceeds from amount due to related parties	476,641	—	—
Proceeds from amount due to shareholders	(51,072)	(816)	(173)

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF
CASH FLOWS — (Continued)
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

		For the six months ended June 30,
		2023	2024	2024
		RM	RM	Convenience Translation USD
Proceeds from amount due to inter-companies		223,000	—	—
Proceeds from amount due from directors		(50,650)	(137,181)	(29,081)
Net cash provided by financing activities		2,027,852	339,491	71,968

Net change in cash and cash equivalents		(1,039,061)	542,814	115,071
Cash and cash equivalents at beginning of period	12	(670,960)	(241,006)	(52,516)
Foreign currency translation		—	—	1,425
Cash and cash equivalents at end of period	12	(1,710,021)	301,808	63,980

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1       ORGANIZATION AND PRINCIPAL ACTIVITIES

Sagtec Global Limited (the “Company”) was incorporated in the British Virgin Islands on October 31, 2023 with registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands while principal place of business of the Company at No. 43-2, Jalan Besar Kepong, Pekan Kepong, 52100 Kuala Lumpur, Malaysia.

The group structure which represents the operating subsidiaries and dormant companies as of the reporting date is as follow:

Details of the Company and its subsidiaries (collectively, the “Group”) are shown in the table below:

	Percentage of effective ownership
	June 30,
Name	Date of incorporation	2024	2023	Place of incorporation	Principal activities
		%	%
Sagtec Global Limited	October 31, 2023	—	—	British Virgin Islands	Holding company
Sagtec Group Sdn Bhd	June 11, 2018	98.04	98.04	Malaysia	Food & beverage SAAS
CL Technologies (International) Sdn Bhd	February 14, 2019	94.95	94.95	Malaysia	Food & beverage software & server hosting
Sagfood (Malaysia) Sdn Bhd	September 21, 2022	—	53.31	Malaysia	Food & beverage operator

The Group develops IT products, services, and solutions using the subscription as a service model, generating stable and sustainable revenue from our SaaS offerings.

On January 18, 2023, Sagfood (Malaysia) Sdn Bhd issued 2,584 shares to Maybank Trustee Berhad for a consideration of RM645,380, which diluted the ultimate controlling interest by the Company from 53.31% to 52.10%, prior to disposal on June 30, 2023.

On June 30, 2023, Sagtec Group Sdn Bhd dispose its entire controlling interest in Sagfood (Malaysia) Sdn Bhd.

On January 1, 2024, the Company acquired controlling interest in Sagtec Group Sdn Bhd and CL Technologies (International) Sdn Bhd.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2       MATERIAL ACCOUNTING POLICIES

BASIS OF PREPARATION

The unaudited interim condensed consolidated financial statements have been prepared in accordance with the historical cost basis, except as disclosed in the accounting policies below, and are drawn up in accordance with the provisions of the International Financial Reporting Standards (“IFRSs”) as issued by the International Accounting Standards Board (“IASB”) for the six months ended June 30, 2024 and 2023.

These unaudited interim condensed consolidated financial statements for the six months ended June 30, 2024 and 2023 should be read in conjunction with the Group’s last audited annual consolidated financial statements for the years ended December 31, 2023, 2022 and 2021. They do not include all the information and disclosures required for a complete set of financial statements prepared in accordance with IFRS Accounting Standard. However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Group’s financial position and performance since last annual consolidated financial statements.

Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

These unaudited interim condensed consolidated financial statements were approved by the board of directors of the Company on June 30, 2024.

The board of directors has the power to amend the financial statements after issue.

ADOPTION OF NEW AND REVISED STANDARDS

On January 1, 2023, the Group has adopted the new or amended IFRS and interpretations issued by the IFRS interpretations Committee (IFRS IC) that are mandatory for application for the fiscal year. Changes to the Group’s accounting policies have been made as required, in accordance with the transitional provisions in the respective IFRS and IFRS IC.

The adoption of these new or amended IFRS and IFRS IC did not result in substantial changes to the Group’s accounting policies and had no material effect on the amounts reported for the current or prior financial years.

COMMON CONTROL & MERGER ACCOUNTING

The acquisition of entities, businesses or assets under common control are accounted for in accordance with merger accounting.

The combined financial statements incorporate the financial statements of the combined entities or businesses in which the common control combination occurs as if they had been combined from the date when the combining entities or businesses first came under the control of the controlling party.

The combined financial statements have prepared using uniform accounting policies for like transactions and other events in similar circumstances.

All intra-group balances, transactions, income and expenses are eliminated in full on combination and the combined financial statements reflect external transactions only.

The net assets of the combined entities or businesses are combined using the existing carrying amounts from the controlling party’s perspective. No amount is recognized in respect of goodwill or excess of the acquirer’s interest in the net fair value of acquiree’s identifiable assets, liabilities and contingent liabilities over the acquisition cost at the time of common control combination. All differences between the cost of acquisition (fair value of consideration paid) and the amounts at which the assets and liabilities are recorded, arising from common control combination, have been recognized directly in equity as part of the capital reserve.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2       MATERIAL ACCOUNTING POLICIES (cont.)

The combined statements of profit or loss and other comprehensive income include the results of each of the combining entities or businesses from the earliest date presented or since the date when the combined entities or businesses first came under the common control, where this is a shorter period, regardless of the date of the common control combination.

Subsidiaries

Subsidiaries are entities controlled by the Group. The Group controls and entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The financial statements of subsidiaries are included in the unaudited interim condensed consolidated financial statements from the date that control commences until the date that control ceases.

Loss of control

Upon the loss of control, the Group derecognizes the assets and liabilities of the subsidiary, any NCI, and the other components of equity related to the subsidiary. Any surplus or deficit arising on the loss of control is recognized in profit or loss. If the Group retains any interest in the former subsidiary, then such interest is measured at fair value at the date that control is lost.

CONVENIENCE TRANSLATION

Translations of amounts in the unaudited interim condensed consolidated statement of financial position, unaudited interim condensed consolidated statements of profit or loss and other comprehensive income/(loss), and unaudited interim condensed consolidated statement of cash flows from RM into USD as of and for the year ended June 30, 2024 are solely for the convenience of the reader. Unless otherwise noted, all translations from RM into USD for the fiscal year ended June 30, 2024 were calculated at of USD1 = RM4.7172 or an average rate of USD1 = RM4.7259.

FINANCIAL ASSETS

Classification and measurement

Financial assets are recognized when a Group entity becomes a party to the contractual provisions of the instrument. All regular way purchases or sales of financial assets are recognized and derecognized on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the market place.

Financial assets are initially measured at fair value except for trade receivables arising from contracts with customers which are initially measured in accordance with IFRS 15 Revenue from Contracts with Customers (“IFRS 15”). Transaction costs that are directly attributable to the acquisition of financial assets (other than financial assets at fair value through profit or loss (“FVTPL”)) are added to the fair value of the financial assets, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets at fair value through profit or loss are recognized immediately in consolidated statement of profit or loss. The Group classifies its financial assets at fair value through other comprehensive income, fair value through profit and loss and amortized cost.

The classification depends on the Group’s business model for managing the financial assets as well as the contractual terms of the cash flows of the financial assets.

1.      Financial assets at Fair Value through Profit or Loss (FVTPL) are initially recorded at fair value and transaction costs are expensed in the statements of income and comprehensive income. Realized and unrealized gains and income arising from changes in the fair value of the financial asset held at FVTPL are included in the statements of income and comprehensive income in the period in which they arise. There are no financial assets classified as FVTPL

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2       MATERIAL ACCOUNTING POLICIES (cont.)

2.      Financial assets at Fair Value through Other Comprehensive Income (FVTOCI) are initially recognized at fair value plus transaction costs. Subsequently they are measured at fair value, with gains and losses arising from changes in fair value recognized in other comprehensive income. There is no subsequent reclassification of fair value gains and losses to profit or loss following the derecognition of the investment. There are no financial assets classified as FVTOCI.

3.      Financial assets at amortized cost are initially recognized at fair value, net of transaction costs, and subsequently carried at amortized cost less any impairment. They are classified as current assets or non-current assets based on their maturity date. The Company has classified trade receivables, other receivables and amounts due from related parties at amortized cost.

Impairment

The Group assesses at end of each reporting period whether there is objective evidence that a financial asset or group of financial assets is impaired.

The Group recognizes expected credit losses (“ECL”) for accounts receivable based on the simplified approach. The simplified approach to the recognition of expected losses does not require the Company to track the changes in credit risk; rather, the Company recognizes a loss allowance based on lifetime expected credit losses at each reporting date from the date of the accounts receivable.

The Group recognizes a loss allowance for other receivable, amount due from director, shareholders and related parties based on 12 months expected credit losses at each reporting date.

The Group measures expected credit loss by considering the risk of default over the contract period and incorporates forward-looking information into its measurement. ECLs are a probability-weighted estimate of credit losses.

ECLs are measured as the difference in the present value of the contractual cash flows that are due to the Company under the contract, and the cash flows that the Company expects to receive. The Company assesses all information available, including past due status, and forward looking macro- economic factors in the measurement of the ECLs associated with its assets carried at amortized cost.

The maximum period considered when estimating ECLs is the maximum contractual period over which the Company is exposed to credit risk.

Derecognition of financial assets

The Group derecognizes a financial asset only when the contractual rights to the cash flow from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of asset to another entity.

On derecognition of a financial asset measured at amortized cost, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognized in profit or loss.

FINANCIAL LIABILITIES

Financial liabilities are classified as either financial liabilities at FVTPL or at amortized cost. The Group determines the classification of its financial liabilities at initial recognition.

Financial liabilities are classified as measured at amortized cost, net of transaction costs unless classified as FVTPL. The Group trade payables, other payables and accrued liabilities, amounts due to related parties, lease liabilities and bank loans are classified as measured at amortized cost.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2       MATERIAL ACCOUNTING POLICIES (cont.)

Derecognition of financial liabilities

The Group derecognizes financial liabilities when, and only when, the Group’s obligation are discharged, cancelled or expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

PLANT AND EQUIPMENT

Plant and equipment is recognized and subsequently measured at cost less accumulated depreciation and any accumulated impairment losses, if any. When components of property and equipment have different useful lives they are accounted for separately. Depreciation is provided at rates which are calculated to write off the assets over their estimated useful lives as follows:

Computer and handphone	5 years straight line
Equipment and machine	10 years straight line
License	10 years straight line
Right-of-use assets	Over term of lease
Renovation	Over term of lease

Plant and equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising from derecognition of the asset, being the difference between the net disposal proceeds and the carrying amount, is recognized in profit or loss.

IMPAIRMENT OF NON-FINANCIAL ASSETS

Impairment of assets are reviewed at the end of each reporting period for impairment when there is an indication that the assets might be impaired. Impairment is measured by comparing the carrying values of the assets with their recoverable amounts. When the carrying amount of an asset exceeds its recoverable amount, the asset is written down to its recoverable amount and an impairment loss shall be recognized. The recoverable amount of an asset is the higher of the asset’s fair value less costs to sell and its value in use, which is measured by reference to discounted future cash flows using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. An impairment loss is recognized in profit or loss.

When there is a change in the estimates used to determine the recoverable amount, a subsequent increase in the recoverable amount of an asset is treated as a reversal of the previous impairment loss and is recognized to the extent of the carrying amount of the asset that would have been determined (net of amortization and depreciation) had no impairment loss been recognized. The reversal is recognized in profit or loss immediately.

LEASES

The Group as leasee

The Group assesses whether a contract is or contains a lease, at inception of the contract. The Group recognizes a right-of-use asset and corresponding lease liability with respect to all lease arrangements in which it is the lessee, except for low-value assets and short-term leases with 12 months or less. For these leases, the Group recognizes the lease payments as an operating expense on a straight-line method over the term of the lease unless another systematic basis is more representative of the time pattern in which economic benefits from the leased assets are consumed.

The Group recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use assets and the associated lease liabilities are presented as a separate line item in the statements of financial position.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2       MATERIAL ACCOUNTING POLICIES (cont.)

Right-of-use asset

The right-of-use asset is initially measured at cost. Cost includes the initial amount of the corresponding lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred, less any incentives received.

The right-of-use asset is subsequently measured at cost less accumulated depreciation and any impairment losses, and adjustment for any remeasurement of the lease liability. The depreciation starts from the commencement date of the lease. If the lease transfers ownership of the underlying asset to the Group or the cost of the right-of-use asset reflects that the Group expects to exercise a purchase option, the related right-of-use asset is depreciated over the useful life of the underlying asset. Otherwise, the Group depreciates the right-of-use asset to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. The estimated useful lives of the right-of-use assets are determined on the same basis as those plant and equipment.

Lease liability

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted by using the rate implicit in the lease. If this rate cannot be readily determined, the Group uses its incremental borrowing rate.

The lease liability is subsequently measured at amortized cost using the effective interest method. It is remeasured when there is a change in the future lease payments (other than lease modification that is not accounted for as a separate lease) with the corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recognized in profit or loss if the carrying amount has been reduced to zero.

PROVISIONS

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of past events, when it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and when a reliable estimate of the amount can be made. Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate. Where the effect of the time value of money is material, the provision is the present value of the estimated expenditure required to settle the obligation. The discount rate shall be a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognized as interest expense in profit or loss.

Provision for warranties

The Group provides warranties for general repairs of defects. Provisions related to these assurance-type warranties are recognized when the product is sold. Initial recognition is based on historical experience. The estimate of warranty-related costs is revised annually.

REVENUE RECOGNITION

Revenue is derived principally from services, tangible products, rental and others.

Revenue from services

Revenue from services is recognized over time in the year in which the services rendered.

A receivable is recognized when the services are rendered as this is the point in time that the consideration is unconditional because only the passage of time is required before the payment is due.

1.      Subscription services from Speed + Pos software and QR ordering system revenue measured on time elapsed.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2       MATERIAL ACCOUNTING POLICIES (cont.)

2.      Software consultant and development services revenue measured on contract milestone.

3.      Social media management services revenue measured on time elapsed.

4.      Data management and analysis services revenue measured on time elapsed.

Revenue from tangible products

Revenue from tangible products is recognized at a point in time when the goods have been delivered to the customer and upon its acceptance, and it is probable that the Group will collect the considerations to which it would be entitled to in exchange for the goods sold.

Revenue from rental of machinery

Revenue from rental is recognized at a point in time, measured through time lapsed results in entitlement to collection of revenue.

Revenue from others

Revenue from others consist revenue generate through food catering, restaurant and sale of foods, recognized at point of time when the goods have been delivered to the customer and upon its acceptance, and it is probable that the Group will collect the considerations to which it would be entitled to in exchange for the goods sold.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents comprise cash in hand, bank balances, demand deposits, and short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value with original maturity periods of three months or less.

Bank overdrafts are presented as current borrowings in the statements of financial position.

SHARE CAPITAL

Ordinary shares are classified as equity. Incremental costs directly attributable to the issuance of new ordinary shares are deducted against the share capital account.

INCOME TAX

Current tax assets and liabilities are the expected amount of income tax recoverable or payable to the taxation authorities, measured using tax rates and tax laws that have been enacted or substantively enacted at the end of the reporting period and are recognised in profit or loss except to the extent that the tax relates to items recognised outside profit or loss (either in other comprehensive income or directly in equity).

Deferred taxes are recognised using the liability method for temporary differences other than those that arise from the initial recognition of an asset or liability in a transaction which is not a business combination and at the time of the transaction, affects neither accounting profit nor taxable profit.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period when the asset is realized or the liability is settled, based on the period.

Deferred tax assets are recognized for all deductible temporary differences, unused tax losses and unused tax credits to the extent that it is probable that future taxable profits will be available against which the deductible temporary differences, unused tax losses and unused tax credits can be utilised. The carrying amounts of deferred tax assets are reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that the related tax benefits will be realized.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2       MATERIAL ACCOUNTING POLICIES (cont.)

Current and deferred tax items are recognized in correlation to the underlying transactions either in profit or loss, other comprehensive income or directly in equity.

Current tax assets and liabilities or deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when the deferred taxes relate to the same taxable entity (or on different tax entities but they intend to settle current tax assets and liabilities on a net basis) and the same taxation authority.

EMPLOYEE BENEFITS

Defined contribution plan

The Company participates in Employees Provident Fund (EPF), Malaysia’s national defined contribution plan, employees are required to contribute a specified percentage of their monthly salary to the EPF, which is deducted from their salaries each month. The company also contributes a specified percentage based on the employees’ monthly salaries, as mandated by the EPF regulations. The Company’s contributions are recognized as an expense in the period when employees render related services, and this expense is recorded in the profit or loss statement under employee benefits expense. A liability is recognized for unpaid contributions at the end of each reporting period, representing amounts due to the EPF but not yet paid. Contributions are measured at the statutory rates applicable during the period. In the financial statements, the total amount of contributions made to the EPF during the reporting period is disclosed in the notes under employee benefits.

Actuarial risk (that benefits will be less than expected) and investment risk (that assets invested will be insufficient to meet expected benefits) fall, in substance, on the employee.

DEFERRED OFFERING COSTS

Deferred offering costs are specific expenses incurred during the process of preparing for an offering of securities, including legal, accounting, underwriting, and other fees directly associated with the offering. These costs are initially recorded as an asset when incurred, provided it is probable that the offering will be successfully completed, and are capitalized as “Deferred Offering Costs” on the statement of financial position. Only direct and incremental costs clearly attributable to the offering are capitalized, while general and administrative expenses not directly related to the offering process are expensed as incurred. Upon successful completion of the offering, deferred offering costs are reclassified from the statement of financial position to the statement of comprehensive income and recognized as a reduction of the proceeds from the offering within equity. If it becomes probable that the offering will not be completed, all deferred offering costs are expensed immediately in the period this determination is made.

FOREIGN CURRENCY TRANSACTIONS

The functional currency used by the Company is Malaysia Ringgit. Consequently, operations in currencies other than the Malaysian Ringgit are considered to be denominated in foreign currency and are recorded at the exchange rates in force on the dates of the operations.

At year-end, monetary assets and liabilities denominated in foreign currency are converted by applying the exchange rate on the statement of financial position date. The profits or losses revealed are charged directly to the profit and loss account for the year in which they occur. Non-monetary items in foreign currency measured in terms of historical cost are converted at the exchange rate on the date of the transaction.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2       MATERIAL ACCOUNTING POLICIES (cont.)

The exchange differences of the monetary items that arise both when liquidating them and when converting them at the closing exchange rate, are recognized in the results of the year, except those that are part of the investment of a business abroad, which are recognized directly in equity net of taxes until the time of its disposal.

EARNINGS PER SHARE

Basic income per share is calculated by dividing the income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding in the period. For all periods presented, the income attributable to ordinary shareholders equals the reported income attributable to owners of the Company.

Diluted income per share is calculated by the treasury stock method. Under the treasury stock method, the weighted average number of ordinary shares outstanding for the calculation of diluted income per share assumes that the proceeds to be received on the exercise of dilutive share options and warrants are used to repurchase ordinary shares at the average market price during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding, as of June 30, 2024 and December 31, 2023.

SEGMENT REPORTING

Operating segments are reported in a manner consistent with the internal reporting provided for decision maker, whose members are responsible for allocating resources and assessing the performance of the operating segments.

BORROWING AND BORROWING COSTS

Borrowings are classified as current liabilities unless the Group has the unconditional right to postpone settlement for at least 12 months after the statement of financial position date, in which case they are classified as non-current liabilities.

Borrowings are initially recorded at fair value, net of any transaction costs. They are then measured at amortized cost. The difference between the initial proceeds (after deducting transaction costs) and the repayment amount is recognized in profit or loss over the term of the borrowings using the effective interest rate method.

Borrowing costs are recognized in profit or loss using the effective interest method except for borrowing costs that are directly attributable to the acquisition, construction or production of a qualifying asset form part of the cost of that asset

3       CRITICAL ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY

The preparation of these unaudited interim condensed consolidated financial statements in conformity with IFRS require the directors of the Company to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3       CRITICAL ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY (cont.)

The directors have considered the development, selection and disclosure of the Group’s critical accounting judgements and estimates. The key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are described below:-

Useful lives of plant and equipment

The Group’s management determines the estimated useful lives and the related depreciation charge for the Group’s plant and equipment. This estimate is based on the historical experience of the actual useful lives of plant and equipment of similar nature and functions. Management will increase the depreciation charge where useful lives are less than previously estimated lives, or will write off or write down technically obsolete or non-strategic assets that have been abandoned or sold. Actual economic lives may differ from estimated useful lives. Periodic review could result in a change in depreciable lives and therefore depreciation charge in the future periods.

Impairment of Trade Receivables

The Group uses the simplified approach to estimate a lifetime expected credit loss allowance for all trade receivables. The Group develops the expected loss rates based on the payment profiles of past sales and the corresponding historical credit losses, and adjusts for qualitative and quantitative reasonable and supportable forward-looking information. If the expectation is different from the estimation, such difference will impact the carrying value of trade receivables.

4       ISSUANCE OF SHARES

	Number of shares	RM
Balance as at January 1, 2023	10,800,000	2,515,899
Issuance of shares from Sagfood (Malaysia) Sdn Bhd towards Maybank Trustees Berhad	—	336,217
Equity transaction movement	—	2,019
Disposition of Sagfood (Malaysia) Sdn Bhd	—	(1,708,355)
Balance as at December 31, 2023	10,800,000	1,145,780
Issuance of shares from Sagtec Global Limited	—	—
Balance as at June 30, 2024	10,800,000	1,145,780

On January 18, 2023, Sagfood (Malaysia) Sdn Bhd issued 2,584 shares to Maybank Trustee Berhad for a consideration of RM645,380. As the issuance of shares is at a price which is different from the previously issued shares, therefore, an equity adjustment of RM336,217 is made to the controlling interests in according to the percentage of its shareholdings.

Equity transaction reflect changes in a parent’s ownership interest in a subsidiary that do not result in the parent losing control of the subsidiary as a result of issuance to Maybank Trustee Berhad. Upon issuance of shares, the ultimate controlling interest was diluted from 53.31% to 52.10%.

On June 30, 2023, Sagtec Group Sdn Bhd dispose entire equity interest with share capital carrying value amounted RM1,708,355.

As of date of this report, Sagtec Global Limited has issued and outstanding shares of 10,800,000. These shares were deemed issued at the beginning of the reporting period.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5       ACQUISITION OF CL TECHNOLOGIES (INTERNATIONAL) SDN. BHD.

On January 1, 2024, the Company completed the acquisition of CL Technologies (International) Sdn. Bhd. (CL Tech), a company located in Malaysia that provides food and beverage software and server hosting services. The acquisition was made pursuant to a share purchase agreement dated January 1, 2024, between the Company, and Kevin Ng Chen Lok and other individual non-controlling shareholders, collectively the 94.95% shareholders of CL Tech. The acquisition purchase price totaled US$100 (RM457) in initial cash consideration.

As part of the restructuring of the Company, the acquisition of entities, business or assets under common control are accounted for in accordance with merger accounting. The difference between the consideration paid and the share capital of the acquired entity is reflected within equity as a merger reserve. The Company accounted the transaction as followings:

	RM	Convenience Translation USD
Cash consideration	457	100
Book value of 94.95% of Share Capital of CL Technologies (International) Sdn. Bhd.	(2,263,600)	(479,864)
Bargain purchase accounted as merger reserve in equity	2,263,143	479,764

6       ACQUISITIONS OF SAGTEC GROUP SDN. BHD.

On January 1, 2024, the Company completed the acquisition of Sagtec Group Sdn. Bhd. (Sagtec Group), a company located in Malaysia that provides Food and beverage SAAS services. The acquisition was made pursuant to a share purchase agreement dated January 1, 2024, between the Company, and Kevin Ng Chen Lok and other individual non-controlling shareholders, collectively the 98.04% shareholders of Sagtec Group. The acquisition purchase price totaled US$100 (RM457) in initial cash consideration.

As part of the restructuring of the Company, the acquisition of entities, business or assets under common control are accounted for in accordance with merger accounting. The difference between the consideration paid and the share capital of the acquired entity is reflected within equity as a merger reserve. The Company accounted the transaction as followings:

	RM	Convenience Translation USD
Cash consideration	457	100
Book value of 98.04% of Share Capital of Sagtec Group Sdn. Bhd.	(1,017,702)	(215,746)
Bargain purchase accounted as merger reserve in equity	1,017,245	215,646

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7       DISPOSITIONS OF SAGFOOD (MALAYSIA) SDN. BHD.

On June 30, 2023, Sagtec Group Sdn. Bhd. disposed entire controlling interest in Sagfood (Malaysia) Sdn. Bhd. to one of the directors. The net assets of Sagfood (Malaysia) Sdn. Bhd. at the date of disposal were as follows:

	RM	Convenience Translation USD
Assets
Cash and bank balances	27,620	5,855
Trade receivables	302,500	64,127
Other receivables	25,560	5,419
Amount due from director	266,954	56,592
Amount due from shareholder	65,800	13,949
Amount due from related parties	100,982	21,407
Plant and equipment	2,569,948	544,804
Right-of-use assets	178,765	37,897
Total assets	3,538,129	750,050

Liabilities
Trade payables	28,786	6,102
Other payables	31,263	6,628
Amount due to related parties	390,283	82,736
Deferred tax liabilities	201,320	42,678
Lease liabilities	184,055	39,018
Total liabilities	835,707	177,162

Equity
Non-controlling interest	1,266,378	268,461
Controlling interest	1,436,044	304,427
	2,702,422	572,888

Controlling interest	1,436,044	304,427
Reversal of Equity transaction movement*	(1,708,355)	(362,155)
Book value of net deficit of controlling interest	(272,311)	(57,728)

Deferred consideration	390,390	82,759
Net deficit	272,311	57,728
Gain on disposal	662,701	140,487

Reversal of equity transaction movement, consist of the reversal of capital contribution by non-controlling interest at premium allocates to controlling interest based on percentage of controlling interest.

The results of the disposed subsidiary, which have been included in the profit for the year, were as follows:

	RM	Convenience Translation USD
Revenue	1,182,238	250,623
Cost of sale	(239,299)	(50,729)
Selling and administrative expenses	(794,089)	(168,339)
Other income	4,001	848
Income tax expense	(21,462)	(4,550)
Net profit	131,389	27,853

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7       DISPOSITIONS OF SAGFOOD (MALAYSIA) SDN. BHD. (cont.)

	RM	Convenience Translation USD
Cash consideration	—	—
Less: Cash and cash equivalents disposed off	27,620	5,855
Net cash outflow from disposal of subsidiary	(27,620)	(5,855)

8       PLANT AND EQUIPMENT

	As of January 1, 2023	Addition	Deconsolidation	As of December 31, 2023	Addition	As of June 30, 2024	As of June 30, 2024
	RM	RM	RM	RM	RM	RM	Convenience Translation USD
Plant and equipment, at cost
Equipment & Machine	10,317,196	4,704,560	(2,553,195)	12,468,561	2,634,523	15,103,084	3,201,705
Computer & Handphone	116,057	—	(1,638)	114,419	—	114,419	24,256
License	—	775,901	—	775,901	—	775,901	164,483
Renovation	1,047,590	43,892	(1,047,590)	43,892	—	43,892	9,305
Total cost	11,480,843	5,524,353	(3,602,423)	13,402,773	2,634,523	16,037,296	3,399,749
	As of January 1, 2023	Depreciation for the year	(Deconsolidation)	As of December 31, 2023	Depreciation for the year	As of June 30, 2024	As of June 30, 2024
	RM	RM	RM	RM	RM	RM	Convenience Translation USD
Accumulated Depreciation
Equipment & Machine	1,208,147	1,257,119	(234,523)	2,230,743	724,838	2,955,581	626,554
Computer & Handphone	33,876	23,048	(601)	56,323	11,442	67,765	14,366
License	—	64,836	—	64,836	38,795	103,631	21,969
Renovation	507,068	294,076	(797,351)	3,793	5,488	9,281	1,967
Total accumulated depreciation	1,749,091	1,639,079	(1,032,475)	2,355,695	780,563	3,136,258	664,856
	As of
	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	Convenience Translation USD
Carrying Amount
Equipment & Machine	10,237,818	12,147,503	2,575,151
Computer & Handphone	58,096	46,654	9,890
License	711,065	672,270	142,514
Renovation	40,099	34,611	7,338
Total carrying amount	11,047,078	12,901,038	2,734,893

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9       RIGHT OF USE ASSETS

	As of
	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	Convenience Translation USD
Right-Of-Use Assets, cost
As at beginning of the year/period	419,676	307,323	65,150
Add: New lease recognized	322,505	—	—
Less: Termination	(143,956)	—	—
Less: Deconsolidation of Sagfood (Malaysia) Sdn Bhd	(290,902)	—	—
As at end of the year/period	307,323	307,323	65,150

Right-Of-Use Assets, accumulated amortization
As at beginning of the year/period	157,234	82,041	17,392
Amortization of the year	102,379	27,628	5,857
Less: Termination	(65,435)	—	—
Less: Deconsolidation of Sagfood (Malaysia) Sdn Bhd	(112,137)	—	—
As at end of the year/period	82,041	109,669	23,249

Right-Of-Use Assets, carrying amount
As at beginning of the year/period	262,442	225,282	47,758
As at end of the year/period	225,282	197,654	41,901
	As of
	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	Convenience Translation USD
Lease Liability
As at beginning of the year/period	245,393	209,571	44,427
Add: New lease recognized	322,505	—	—
Add: Imputed interest	13,035	5,360	1,137
Less: Principal repayment	(104,784)	(28,542)	(6,051)
Termination	(266,578)	—	—
As at end of the year/period	209,571	186,389	39,513

Lease liability current portion	46,994	48,998	10,387
Lease liability non-current portion	162,577	137,391	29,126
	209,571	186,389	39,513
Maturities of Lease
Year ending December 31, 2024	46,994	—	—
Year ending December 31, 2025	52,768	—	—
Year ending December 31, 2026	57,434	—	—
Year ending December 31, 2027	25,598	—	—
Year ending December 31, 2028	7,701	—	—
After December 31, 2028	19,076	—	—
	209,571	—	—

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9       RIGHT OF USE ASSETS (cont.)

	As of
	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	Convenience Translation USD
Maturities of Lease
Period ending June 30, 2025	—	48,998	10,387
Period ending June 30, 2026	—	55,915	11,854
Period ending June 30, 2027	—	51,017	10,815
Period ending June 30, 2028	—	7,476	1,585
Period ending June 30, 2029	—	7,932	1,681
After June 30, 2029	—	15,051	3,191
	—	186,389	39,513

10     TRADE RECEIVABLES

	As of
	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	Convenience Translation USD
Trade receivables, gross
Third parties	1,990,414	4,960,788	1,051,639
Trade receivables, net	1,990,414	4,960,788	1,051,639

Trade receivables are non-interest bearing, generally on 30 to 90 days credit term. They are recognized at their original invoice amounts which represent their fair values on initial recognition.

11     OTHER RECEIVABLES AND OTHER PAYABLES

	As of
	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	Convenience Translation USD
Prepayments, deposits & other receivables
Rental deposit	6,312	6,312	1,338
Utility deposit	5,700	5,700	1,208
Other deposits	1,820	1,820	386
Other receivables	4,500,000	701,265	148,661
Prepaid rental of server rooms	1,098,600	—	—
Deferred offering costs	463,642	463,642	98,288
	6,076,074	1,178,739	249,881

Other receivables consist of collaboration of Smart home project which was terminated in December 2023 and outstanding balances fully recovered in February 2024.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11     OTHER RECEIVABLES AND OTHER PAYABLES (cont.)

	As of
	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	Convenience Translation USD
Accrued liabilities & other payables
Employee benefits payable	691,241	491,340	104,160
Utilities payable	—	8,063	1,709
Lease payable	1,600	8,757	1,856
	692,841	508,160	107,725

12     CASH AND SHORT-TERM DEPOSITS

	As of
	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	Convenience Translation USD
Cash	823,524	843,416	178,796
Pledged Deposits	1,136,256	1,163,836	246,722
Total	1,959,780	2,007,252	425,518

Pledged deposits are fixed deposit pledged to banks with maturity less than one year to secure overdraft facilities.

For the purpose of presenting the consolidated statement of cash flows, cash and cash equivalents comprise the following at the end of the financial year

	As of
	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	Convenience Translation USD
Cash and short-term deposits	1,959,780	2,007,252	425,518
Pledged Deposits	(1,136,256)	(1,163,836)	(246,722)
Bank Overdraft	(1,064,530)	(541,608)	(114,816)
Total	(241,006)	301,808	63,980

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13     RELATED PARTIES DISCLOSURES

a.      Related party transactions

	For the six months ended June 30,
	2023	2024	2024
	RM	RM	Convenience Translation USD
Sale of goods and/or services to related parties	574,248	—	—
Payments made on behalf by director	175,470	23,944	53,976
Employee benefit expenses charged from related parties	12,696	12,000	3,485
Selling and administrative expenses charged from related parties	24,877	8,495	5,421

Related parties comprise mainly shareholders or companies controlled by director or shareholders.

b.      Remuneration of key management personnel

	For the six months ended June 30,
	2023	2024	2024
	RM	RM	Convenience Translation USD
Ng Chen Lok, Chairman, CEO & Director
– Director fee	357,770	393,000	83,312
Zuria Hajar Bt Mohd Adnan, CFO & Director
– Salary	36,000	46,044	9,761
– Employer Contribution to Defined Contribution Plan	4,320	5,040	1,068
– Employer Contribution to Insurance Scheme	579	579	123
Loong Xin Yee, COO	—	60,000	12,719
Tan Kim Chuan, CTO	—	60,000	12,719

14     PROVISIONS

	As of
	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	Convenience Translation USD
As at beginning of the year/period	92,680	494,280	104,783
Utilisation of the year/period	(57,820)	(125,550)	(26,616)
Increase in provision for warranty	459,420	110,410	23,406
As at end of the year/period	494,280	479,140	101,573

The Group provides a one-year warranty on all food kiosk ordering machines and power bank charging station sold, covering defects in materials and workmanship. The Group anticipates the utilization of provision within one year, any unutilized provision for warranty will be adjusted toward year end of each reporting period.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

15     BANK BORROWINGS AND BANK OVERDRAFT

	As of
	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	Convenience Translation USD
Current
Bank overdraft	1,064,530	541,608	114,816
Bank borrowings	583,313	708,711	150,240
	1,647,843	1,250,319	265,056
Non-current
Bank borrowings	2,326,156	2,901,355	615,059
	3,973,999	4,151,674	880,115

Bank overdraft

The bank overdraft is secured by the Group’s fixed deposits. The weightage average effective interest rate is 6.71% (2023: 7.46%) per annum.

Bank borrowing

Maturities of Bank Borrowing
Year ending December 31, 2024	583,313	—	—
Year ending December 31, 2025	627,265	—	—
Year ending December 31, 2026	661,831	—	—
Year ending December 31, 2027	660,459	—	—
Year ending December 31, 2028	340,784
After December 31, 2028	35,817	—	—
	2,909,469	—	—
Maturities of Bank Borrowing
Year ending June 30, 2025	—	708,711	150,240
Year ending June 30, 2026	—	765,493	162,277
Year ending June 30, 2027	—	786,578	166,747
Year ending June 30, 2028	—	716,134	151,813
Year ending June 30, 2029		274,954	58,288
After June 30, 2029	—	358,196	75,934
	—	3,610,066	765,299
	As of
	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	Convenience Translation USD
Fair value of non-current borrowing	1,842,881	2,209,308	468,352
Undrawn borrowing facility	1,185,470	1,708,392	362,162
Weighted average interest rate	7.26%	8.04%	8.04%

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

15     BANK BORROWINGS AND BANK OVERDRAFT (cont.)

All borrowings by the company are personally guaranteed by the director. In the event the company is unable to meet its loan obligations, the director will be held accountable and responsible for repaying the loans.

Reconciliation of liabilities arising from financing activities

	As of
	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	Convenience Translation USD
Bank borrowing
As at beginning of the year/period	540,087	2,909,469	616,779
Proceeds from borrowing	2,699,992	1,000,000	211,991
Scheduled repayment	(495,101)	(420,743)	(89,194)
Non-cash changes
Finance cost	164,491	121,340	25,723
As at end of the year/period	2,909,469	3,610,066	765,299

Lease liability
As at beginning of the year/period	245,393	209,571	44,427
Scheduled repayment	(104,784)	(28,542)	(6,051)
Non-cash changes
Addition during the year	322,505	—	—
Imputed interest	13,035	5,360	1,137
Termination	(266,578)	—	—
As at end of the year/period	209,571	186,389	39,513

Amount due from/(to) director
As at beginning of the year/period	289,734	(137,181)	(29,081)
Repayment	(550,351)	(137,181)	(29,081)
Non-Cash changes
Deferred consideration	390,390	—	—
Deconsolidation of Sagfood (Malaysia) Sdn Bhd*	(266,954)	—	—
As at end of the year/period	(137,181)	—	—

Amount due from/(to) shareholders
As at beginning of the year/period	95,766	(886)	(188)
(Repayment)/Proceeds	(30,852)	816	173
Non-Cash changes
Deconsolidation of Sagfood (Malaysia) Sdn Bhd*	(65,800)	—	—
As at end of the year/period	(886)	(70)	(15)

Amount due from related parties
As at beginning of the year/period	773,817	—	—
Repayment	(1,063,118)	—	—
Non-Cash changes
Deconsolidation of Sagfood (Malaysia) Sdn Bhd*	289,301	—	—
As at end of the year/period	—	—	—

____________

*        Deconsolidation of Sagfood (Malaysia) Sdn Bhd, as a result of disposal of entire equity interest on June 30, 2023.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

16     INCOME TAX

	As of
	June 30, 2024	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	RM	Convenience Translation USD
Tax payable
As at beginning of the year/period	553,111	553,111	1,632,210	346,012
Tax expenses	—	1,108,790	576,620	122,238
Tax payment	(152)	(29,843)	—	—
Deconsolidation of Sagfood (Malaysia) Sdn Bhd*	152	152	—	—
As at end of the year/period	553,111	1,632,210	2,208,830	468,250

Deferred tax liabilities
Accelerated tax depreciation
As at beginning of the year/period	767,259	767,259	823,938	174,667
Tax expenses	14,008	257,999	(18,100)	(3,837)
Deconsolidation of Sagfood (Malaysia) Sdn Bhd*	(201,320)	(201,320)	—	—
As at end of the year/period	579,947	823,938	805,838	170,830

Income tax expenses
– Current year	—	1,108,790	576,620	122,238
– Origination of temporary differences	14,008	257,999	(18,100)	(3,837)
Total income tax expenses	14,008	1,366,789	558,520	118,401

____________

*        Deconsolidation of Sagfood (Malaysia) Sdn Bhd, as a result of disposal of entire equity interest on June 30, 2023.

A reconciliation between tax expense and the product of accounting profit multiplied by applicable corporate tax rate for the financial years ended December 31, 2022 and 2023 were as follows:

	As of
	June 30, 2023	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	RM	Convenience Translation USD
Tax reconciliation
Profit before tax	(1,587,434)	6,023,090	2,480,621	525,867
Tax calculated at tax rate of 24%	(380,984)	1,445,542	481,994	102,178
Effects of:
– Lower domestic tax rate applicable to respective profits**	(45,000)	(45,000)	(45,000)	(9,539)
– Different tax rates in jurisdiction*	—	2,618	89,985	19,076
– Non-allowable expenditure	700,837	112,446	335,450	71,112
– Income not subject to tax	(2,772)	(13,877)	(30,132)	(6,388)
– Utilization of capital allowance	(258,073)	(134,940)	(273,777)	(58,038)
Tax expenses	14,008	1,366,789	558,520	118,401

____________

*        The Company’s is formed in British Virgin Islands and is not subject to tax on its income or capital gains. In addition, upon payments of dividends by the Company to its shareholders, no British Virgin Islands withholding tax is imposed.

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

16     INCOME TAX (cont.)

**      The Company’s subsidiaries formed in Malaysia and is subject to the corporate tax on taxable income derived from its activities conducted in Malaysia. Malaysia companies with a paid-up capital of not more than RM2.5 million and a gross business income of not more than RM50 million are taxed at different rates based on their taxable profit. The first RM150,000 is taxed at 15%, the next RM450,000 (up to RM600,000) at 17%, and any amount exceeding RM600,000 is taxed at 24%. Companies that do not fall into this category are taxed at a standard rate of 24%.

The Group has no unrecognised capital allowances at the balance sheet date (2023: RM403,916) which can be carried forward and used to offset against future taxable income subject to meeting certain statutory requirements by those companies with unrecognised capital allowances in their respective countries of incorporation.

17     RESERVES

	As of
	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	Convenience Translation USD
Bargain purchase accounted as merger reserve in equity from acquisition of CL Technologies (International) Sdn Bhd	2,263,143	2,263,143	479,764
Bargain purchase accounted as merger reserve in equity from acquisition of Sagtec Group Sdn Bhd	1,017,245	1,017,245	215,646
	3,280,388	3,280,388	695,410

18     DEFERRED REVENUE & REVENUES

	For the six months ended June 30,
	2023	2024	2024
	RM	RM	Convenience Translation USD
Revenue from services	5,347,674	14,100,682	2,989,206
Revenue from tangible products	—	5,554,760	1,177,555
Revenue from others	1,182,239	—	—
Revenue from non-related parties	6,529,913	19,655,442	4,166,761
Revenue from related parties – services	574,248	—	—
Revenue from related parties	574,248	—	—
Total revenue	7,104,161	19,655,442	4,166,761

Revenue from services
Performance obligation satisfied over time
Subscription services	1,412,634	6,492,876	1,376,426
Software consultation and development services	976,963	3,228,802	684,475
Social media management services	1,509,844	1,876,013	397,696
Data management & analysis services	2,022,481	2,502,991	530,609
	5,921,922	14,100,682	2,989,206

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

18     DEFERRED REVENUE & REVENUES (cont.)

	For the six months ended June 30,
	2023	2024	2024
	RM	RM	Convenience Translation USD
Revenue from tangible products
Performance obligation satisfied at point in time
Food ordering kiosk with screen	—	2,932,245	621,607
Power bank charging station	—	2,622,515	555,948
	—	5,554,760	1,177,555

Revenue from others
Performance obligation satisfied at point in time
Food catering, restaurant and sale of foods	1,182,239	—	—
Total revenue	7,104,161	19,655,442	4,166,761

Transaction price allocated to remaining performance obligation

Management expects that the transaction price allocated to remaining unsatisfied (or partially unsatisfied) performance obligation as at June 30, 2023 and 2024 may be recognized as revenue in the next reporting periods as follows:

	As of
	June 30, 2023	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	RM	Convenience Translation USD
Unsatisfied and partially unsatisfied performance obligation	2,026,363	2,691,244	764,580	162,083

Unsatisfied performance obligation solely consists of deferred revenue, money received for goods or services not yet delivered or performed.

19     COST OF SALES

	For the six months ended June 30,
	2023	2024	2024
	RM	RM	Convenience Translation USD
Purchases	1,352,319	8,993,049	1,906,438
Commissions	444,827	851,643	180,540
Marketing	1,051,804	1,095,540	232,243
Depreciation of plant and equipment	660,276	748,654	158,707
Server maintenance	1,252,833	3,259,962	691,080
Employee benefit expenses	2,113,037	1,218,289	258,265
Total	6,875,096	16,167,137	3,427,273

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

20     EXPENSES BY NATURE

	For the six months ended June 30,
	2023	2024	2024
	RM	RM	Convenience Translation USD
Employee benefit expenses
– Director emoluments	357,770	393,000	83,312
– Staff costs	2,373,821	1,297,231	275,000
– Employer Contribution to Defined Contribution Plan	164,090	141,045	29,901
– Employer Contribution to Insurance Scheme	13,730	7,679	1,628
Depreciation of plant and equipment	980,443	780,563	165,471
Amortization of ROU	74,750	27,628	5,857

21     FAIR VALUE OF ASSETS & LIABILITIES

Asset and liabilities not measured at fair value

Cash and bank balance, other receivables and payables carrying amounts of these balances approximate their fair values due to the short-term nature of these balances.

Trade receivables and trade payables carrying amounts (including trade balances due from/to related parties) approximate their fair values as they are subject to normal trade credit terms.

Bank borrowings carrying amounts approximate their fair values as they are subject to interest rates close to market rate of interests for similar arrangements with financial institutions.

22     FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

The Company activities expose it to various risks, including market risk (comprising currency risk and interest rate risk), credit risk, and liquidity risk. The Company overall risk management strategy aims to minimize any adverse effects from the unpredictability of financial markets on its financial performance.

	As of
	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	Convenience Translation USD
Financial assets at amortized cost
Cash	823,524	843,416	178,796
Trade receivables	1,990,414	4,960,788	1,051,639
Other receivables	4,513,832	715,097	151,593
Fixed deposits	1,136,256	1,163,836	246,722

Financial liabilities at amortized cost
Trade payables	423,787	—	—
Other payables & accrued liabilities	692,841	508,160	107,725
Bank and other borrowings	3,973,999	4,151,674	880,115
Lease liabilities	209,571	186,389	39,513
Amount due to shareholders	886	70	15
Amount due to director	137,181	—	—

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

22     FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont.)

Foreign Currency Risk

The Group expose to foreign currency risk due to transactions and balances denominated in currencies other than the functional currency of the respective entities of the Group, with the primary risk arising from the Chinese Renminbi (“RMB”). The Group closely monitor foreign currency risk on an ongoing basis to ensure that our net exposure remains at an acceptable level.

The company is subject to minimal foreign currency risk due to its foreign supplier policy of making prepayments in advance of delivery, thus eliminating the need for credit terms.

Interest Rate Risk

The Group exposed to interest rate risk arise mainly from interest-bearing bank loans. The interest rates and repayment terms of these loans are disclosed in Note 14 of the financial statements. Currently, The Group does not have an interest rate hedging policy. The sensitivity analysis below is based on our exposure to interest rates for non-derivative instruments at the end of the reporting period.

We use a 50-basis point increase or decrease to report interest rate risk internally to key management personnel, as this represents management’s assessment of a reasonably possible change in interest rates. If interest rates on loans had been 50 basis points higher or lower, with all other variables held constant, our profit would decrease or increase by approximately RM8,036 for the six months period ended June 30, 2024, and RM10,430 for the year ended December 31, 2023.

Liquidity Risk

Liquidity risk arises mainly due to general funding and business activities. The Group practices prudent risk management by maintaining sufficient cash balances and the availability of funding through certain committed credit facilities. The table below analyses non-derivative financial liabilities of the Group into relevant maturity groupings based on the remaining period from the statement of financial position date to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows, which includes both principal and interest. Balances due within 12 months equal their carrying amounts as the impact of discounting is not significant.

	As of
	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	Convenience Translation USD
Bank borrowings
Repayment within:
Less than 1 year	773,744	976,072	206,922
Between 1 and 2 years	773,744	976,072	206,922
Between 2 and 5 years	1,823,933	2,062,796	437,302
Over 5 years	38,102	394,603	83,654

Bank overdraft
Repayment within less than 1 year	1,064,530	541,608	114,816

Lease liabilities
Repayment within:
Less than 1 year	57,084	57,804	12,254
Between 1 and 2 years	60,204	61,884	13,119
Between 2 and 5 years	98,532	72,132	15,292
Over 5 years	20,426	15,884	3,367

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

22     FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont.)

	As of
	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	Convenience Translation USD
Trade payable
Repayment within less than 1 year	423,787	—	—

Other payable
Repayment within less than 1 year	692,841	508,160	107,725

Amount due to director
Repayment within less than 1 year	137,181	—	—

Amount due to shareholder
Repayment within less than 1 year	886	70	15

Credit Risk

Credit risk primarily arises from the possibility of customers failing to fulfill their payment obligations for the services provided. The Group addresses this risk by conducting thorough customer screening and segmentation based on creditworthiness, setting appropriate credit limits, and enforcing stringent payment terms such as upfront payments and short billing cycles.

Expected credit losses are measured as the difference in the present value of the contractual cash flows that are due to the Company under the contract, and the cash flows that the Company expects to receive. The Company assesses all information available, including past due status, and forward looking macro- economic factors in the measurement of the expected credit losses associated with its assets carried at amortized cost.

	As of
	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	Convenience Translation USD
Trade receivable
Collection within less than 1 year	1,990,414	4,960,788	1,051,639

Other receivables
Collection within less than 1 year	4,513,832	715,097	151,593

	As of
	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	Convenience Translation USD
Lifetime expected credit loss
As at beginning of the year/period	90,205	—	—
Decrease in expected credit loss	(90,205)	—	—
As at end of the year/period	—	—	—

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

22     FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont.)

For the year ended December 31, 2023, the company made a deliberate decision to abstain from setting aside any provision for doubtful debt, given the fact that by March 21, 2024, the company had successfully received complete settlement of all outstanding amounts owed by trade receivables. For the period ended June 30, 2024, the company made a deliberate decision to abstain from setting aside any provision for doubtful debt, given the fact that by July 31, 2024, the company had successfully received complete settlement of all outstanding amounts owed by trade receivables.

Capital Risk Management

The Group manages its capital to ensure that entities within our Company will be able to maintain an optimal capital structure so as to support our businesses and maximize shareholders value. To achieve this objective, we may make adjustments to the capital structure in view of changes in economic conditions, such as adjusting the amount of dividend payment, returning of capital to shareholders or issuing new shares.

The Group manages its capital based on debt-to-equity ratio that complies with debt covenants and regulatory, if any. The debt-to-equity ratio is calculated as net debt divided by total equity. Net debt is calculated as lease liability, borrowings and bank overdraft plus amount due to shareholder and director, trade and other payables less cash and bank balances. Total capital is calculated as total equity plus net debts. Capital includes equity attributable to the owners of the parent and non-controlling interest.

	As of
	December 31, 2023	June 30, 2024	June 30, 2024
	RM	RM	Convenience Translation USD
Net debt	3,478,485	2,839,041	601,850
Total equity	10,218,691	12,140,790	2,573,728
Total capital	13,697,176	14,979,831	3,175,578

Gearing ratio	25.40%	18.95%	18.95%

23     CONCENTRATIONS OF RISK

Customer Concentration

For the period ended June 30, 2023, the Company generated total revenue of RM7,104,161, of which three customers accounted for more than 52% of the Company’s total revenue.

For the period ended June 30, 2024, the Company generated total revenue of RM19,655,442, of which three customers accounted for more than 53% of the Company’s total revenue.

	For the six months ended June 30,
	2024	2023	2024	2023	2024	2023
	Revenues		Percentage of revenues		Trade receivables
	RM	RM	%	%	RM	RM
Customer A	6,486,237	692,955	33.00	9.75	1,246,548	—
Customer B	2,412,767	1,814,220	12.28	25.54	467,595	—
Customer C	1,687,367	—	8.58	—	500,000	—
Customer D	—	1,248,711	—	17.58	—	—
Total	10,586,371	3,755,886	53.86	52.87	2,214,143	—

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

23     CONCENTRATIONS OF RISK (cont.)

Vendor Concentration

For the period ended June 30, 2023, the Company incurred cost of sale of RM4,762,059, of which two vendor accounted for more than 43% of the Company’s total cost of sale.

For the period ended June 30, 2024, the Company incurred cost of sale of RM14,948,848, of which two vendors accounted for more than 67% of the Company’s total cost of sale.

	For the six months ended June 30,
	2024	2023	2024	2023	2024	2023
	Cost of sale		Percentage of cost of sales		Accounts payable, trade
	RM	RM	%	%	RM	RM
Vendor A	7,274,889	—	48.67	—	—	—
Vendor B	2,793,236	1,371,793	18.69	28.81	—	213,401
Vendor C	—	721,000	—	15.14	—	—
Total	10,068,125	2,092,793	67.36	43.95	—	213,401

24     OPERATING SEGMENTS

Directors determine the basis of operating segments by analyzing the Group’s various revenue streams. They consider the nature of these revenues, the markets served, and the internal reporting structure. By segmenting the Group into distinct operating units, each with unique financial metrics and strategic goals, directors gain clearer insights into performance. This segmentation informs business decisions and resource allocation, allowing directors to target investments, manage costs, and optimize operations effectively for each segment.

The Group’s operations are located in Malaysia. All of the Group’s revenue from external customers based on the location of the Group’s operations is from Malaysia. The geographical locations of the Group’s non-current assets are mostly situated in Malaysia based on physical location of assets.

	For the six months ended June 30, 2023
	SAAS Business	Software Customization	Data Analysis & Hosting Services	Outright Purchase	Others	Total
	RM	RM	RM	RM	RM	RM
Revenue	1,412,634	976,963	3,532,325	—	1,182,239	7,104,161
Cost of Sales	(675,622)	(1,092,831)	(4,704,762)	(360)	(401,521)	(6,875,096)
Gross Profit	737,012	(115,868)	(1,172,437)	(360)	780,718	229,065
Selling & Administrative Expenses	(439,211)	(439,211)	(439,211)	(439,210)	—	(1,756,843)
Disposal Gain	—	—	—	—	662,701	662,701
Income from operations	297,801	(555,079)	(1,611,648)	(439,570)	1,443,419	(865,077)

Segment depreciation	983,447	245,862	327,816	—	81,954	1,639,079
Segment amortization	61,427	15,357	20,476	—	5,119	102,379

Segment Assets	12,779,177	3,194,794	4,259,726	—	1,064,931	21,298,628
Segment Liabilities	6,647,951	1,661,988	2,215,984	—	553,996	11,079,919

SAGTEC GLOBAL LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

24     OPERATING SEGMENTS (cont.)

	For the six months ended June 30, 2024
	SAAS Business	Software Customization	Data Analysis & Hosting Services	Outright Purchase	Others	Total
	RM	RM	RM	RM	RM	RM
Revenue	6,492,877	3,228,802	4,379,003	5,554,760	—	19,655,442
Cost of Sales	(4,634,251)	(3,526,415)	(4,333,085)	(3,508,664)	(164,722)	(16,167,137)
Gross Profit	1,858,626	(297,613)	45,918	2,046,096	(164,722)	3,488,305
Selling & Administrative Expenses	(261,847)	(261,847)	(261,848)	(261,848)	—	(1,047,390)
Income from operations	1,596,779	(559,460)	(215,930)	1,784,248	(164,722)	2,440,915

Segment depreciation	468,338	78,056	156,113	39,028	39,028	780,563
Segment amortization	16,577	2,763	5,526	1,381	1,381	27,628

Segment Assets	12,747,282	2,124,547	4,249,094	1,062,274	1,062,274	21,245,471
Segment Liabilities	5,462,766	910,462	1,820,922	455,231	455,230	9,104,611

25     SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements were available to be issued. Based on this evaluation, there are no subsequent events that require disclosure or adjustment to the financial statements as of the reporting date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and Directors, except to the extent any such provision may be held by the British Virgin Island courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The underwriting agreement, the form of which is filed as Exhibit 1.1 to this registration statement, provides for indemnification by the underwriter of us and our officers and Directors for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriter furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Founding Transactions

The Company was incorporated in the British Virgin Islands with limited liability on October 31, 2023. On October 31, 2023, the Company issued 10,800,000 Ordinary Shares, 8,420,000 ordinary Shares, 980,000 Ordinary Shares, 400,000 Ordinary Shares, 30,000 Ordinary Shares, 170,000 Ordinary Shares and 800,000 Ordinary Shares to Ng Chen Lok, Yong Avon, Loong Kam Seng, Lee Jiunn Yih, Zuria Hajar binti Mohd Adnan, and V Capital Consulting Limited as founders shares.

Item 8. Exhibits and Financial Statement Schedules Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes:

1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)      To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5)      That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

6)      That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

(i)     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8)      That, for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description of document
1.1**	Form of Underwriting Agreement
3.1**	Memorandum and Articles of Association of the Registrant
4.1**	Form of Underwriter’s Warrant
5.1**	Opinion of Mourant Ozannes (BVI) regarding the validity of securities being registered
5.2**	Opinion of Ortoli Rosenstadt LLP regarding the validity of the underwriter’s warrants being registered
8.1**	Opinion of HL Tan Lim & Partners regarding certain Malaysia tax matters (included in Exhibit 99.1)
10.1***	Employment Agreement between the Registrant and Ng Chen Lok
10.2***	Employment Agreement between the Registrant and Tan Kim Chuan
10.3***	Employment Agreement between the Registrant and Zuria Hajar Bt Mohd Adnan
10.4***	Employment Agreement between the Registrant and Loong Xin Yee.
10.5***	Independent Director Offer Letter between the Registrant and Pan Seng Wee
10.6***	Independent Director Offer Letter between the Registrant and Robert M. Harrison
10.7***	Independent Director Offer Letter between the Registrant and Lai Fuu Sing
10.8***	Lease Agreement between the Registrant and the Landlord for No. 42-1 and No. 43-2, Jalan Besar Kepong
10.9***	Form of Software Development Service Agreement of the Registrant
10.10***	Form of Data Management Agreement of the Registrant
10.11***	Product Sales Agreement between the Registrant and Supplier A
10.12***	Sales Agreement between the Registrant and Supplier B
10.13***	Data Management Agreement between the Company and Customer A
10.14***	Software Development Agreement between the Registrant and Customer B
10.15***	Purchase Order between the Registrant and Customer C
10.16***	Loan Agreement between CL Technologies (International) Sdn. Bhd. and Credit Guarantee Corporation Malaysia Berhad
10.17***	Loan Agreement between CL Technologies (International) Sdn. Bhd. and Affin Islamic Bank Berhad
10.18***	Business Loan Agreement between CL Technologies (International) Sdn. Bhd. and Standard Chartered Bank Malaysia Berhad
10.19***	Hire Purchase Agreement between CL Technologies (International) Sdn. Bhd. and Public Bank Berhad
10.20***	Loan Agreement between Sagtec Group Sdn. Bhd. and Credit Guarantee Corporation Malaysia Berhad
10.21***	Loan Agreement between Sagtec Group Sdn. Bhd. and Affin Islamic Bank Berhad
10.22***	Loan Agreement between Sagtec Group Sdn. Bhd. and RHB Bank Berhad
10.23***	Loan Agreement between Sagtec Group Sdn. Bhd. and Bank Simpanan Nasional
14.1***	Code of Ethics of the Registrant
14.2***	Insider Trading Policy of the Registrant
14.3***	Executive Compensation Recovery Policy of the Registrant
21.1***	List of Subsidiaries of the Registrant
23.1***	Consent of Onestop Assurance PAC
23.2**	Consent of Mourant Ozannes (BVI) (included in Exhibit 5.1)
23.3**	Consent of HL Tan Lim & Partners (included in Exhibit 99.1)
24.1	Form of Power of Attorney (included on signature pages)
99.1**	Opinion of HL Tan Lim & Partners regarding Malaysia legal matters
99.2***	Audit Committee Charter
99.3***	Compensation Committee Charter
99.4***	Nomination Committee Charter
99.5***	Consent of Pan Seng Wee as a director nominee
99.6***	Consent of Robert M Harrison as a director nominee
99.7***	Consent of Lai Fuu Sing as a director nominee
107***	Filing Fee Table

____________

**      To be filed by amendment

***    Filed herein

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malaysia, on December 26, 2024.

SAGTEC GLOBAL LIMITED
By:	/s/ Ng Chen Lok
Name:	Ng Chen Lok
Title:	Chairman, Executive Director and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ng Chen Lok and Zuria Hajar Bt Mohd Adnan, each acting singly as an attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: December 26, 2024	/s/ Ng Chen Lok
Ng Chen Lok, Chairman, Executive Director and Chief Executive Officer (principal executive officer)
Date: December 26, 2024	/s/ Zuria Hajar Bt Mohd Adnan
Zuria Hajar Bt Mohd Adnan, Chief Financial Officer (principal financial officer and principal accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on December 26, 2024.

COGENCY GLOBAL INC.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.